UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Bristol-Myers Squibb Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March     , 2012

NOTICE OF 2012 ANNUAL MEETING AND PROXY STATEMENT TUESDAY, MAY 1, 2012 AT 10:00 A.M. BRISTOL-MYERS SQUIBB COMPANY 777 SCUDDERS MILL RD. PLAINSBORO NEW JERSEY

DEAR FELLOW STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of Bristol-Myers Squibb Company at our offices located in Plainsboro, New Jersey, on Tuesday, May 1, 2012, at 10:00 a.m.

These materials include the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

The principal business of the Annual Meeting will be:

•    the election of directors;

•    the ratification of the appointment of an independent registered public accounting firm;

•    an advisory vote to approve the compensation of our named executive officers;

•    the approval of our 2012 Stock Award and Incentive Plan; and

•    the consideration of three stockholder proposals.

We will also review the status of the company’s business at the meeting.

Last year, over 85% of the outstanding shares were represented at the Annual Meeting. It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear in the Proxy Statement. If you are receiving a hard copy of the proxy materials, you can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided. Proxy votes are tabulated by an independent agent and reported at the Annual Meeting. The tabulating agent maintains the confidentiality of the proxies.

Please follow the instructions in the Proxy Statement on how to attend the Annual Meeting. Admission to the Annual Meeting will be by ticket only. Please bring photo identification.

We have provided space on the proxy card for comments from our registered stockholders. We urge you to use it to let us know your feelings about BMS or to bring a particular matter to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

	JAMES M. CORNELIUS Chairman of the Board	LAMBERTO ANDREOTTI Chief Executive Officer

345 Park Avenue

New York, New York 10154-0037

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Notice is hereby given that the 2012 Annual Meeting of Stockholders will be held at Bristol-Myers Squibb Company, 777 Scudders Mill Road, Plainsboro, New Jersey, on Tuesday, May 1, 2012, at 10:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

•	to elect to the Board of Directors the twelve persons nominated by the Board, each for a term of one year;

•	to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2012;

•	to conduct an advisory vote to approve the compensation of our named executive officers;

•	to approve the company’s 2012 Stock Award and Incentive Plan;

•	to consider three stockholder proposals, if presented at the meeting; and

•	to transact such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of our common and preferred stock at the close of business on March 9, 2012, will be entitled to vote at the meeting.

By Order of the Board of Directors

SANDRA LEUNG

General Counsel and Secretary

Dated: March     , 2012

YOUR VOTE IS IMPORTANT

Regardless of the number of shares you own, your vote is important. If you do not attend the Annual Meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:

(1)	GO TO WWW.PROXYVOTE.COM and vote via the Internet;

(2)	CALL THE TOLL-FREE TELEPHONE NUMBER (800) 690-6903 (this call is toll-free in the United States); or

(3)	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

If you do attend the Annual Meeting, you may revoke your proxy and vote by ballot.

PROXY STATEMENT

DIRECTIONS TO OUR PLAINSBORO OFFICE	Inside Back Cover

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

This Proxy Statement is being delivered to all stockholders of record as of the close of business on March 9, 2012 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 1, 2012. We expect our proxy materials, including this Proxy Statement and the Annual Report, to be first made available to stockholders on or about March     , 2012. Although the Annual Report and Proxy Statement are being delivered together, the Annual Report should not be deemed to be part of the Proxy Statement.

What is “Notice and Access” and how does it affect me?

The U.S. Securities and Exchange Commission (SEC) has adopted a “Notice and Access” model which permits us to provide proxy materials to our stockholders electronically by posting the proxy materials on a publicly accessible website. Delivering proxy materials electronically will save us money by reducing printing and mailing costs. Accordingly, we have sent to all stockholders who hold fewer than 5,000 shares of our common and preferred stock and have not requested paper copies of our proxy materials a “Notice of Internet Availability of Proxy Materials.” This Notice provides instructions on how to access our proxy materials online and, if you prefer receiving a paper copy of the proxy materials, how you can request one. Employees and pension plan participants who have given consent to receive materials electronically received a link to access our proxy materials by email. If you hold 5,000 or more shares and have not previously elected to receive materials electronically or if you are a pension plan participant who did not provide consent to receive materials electronically, you were mailed a paper copy of the proxy materials. We encourage all of our stockholders who currently receive paper copies of the proxy materials to elect to view future proxy materials electronically if they have Internet access. You can do so by following the instructions when you vote your shares online or, if you are a beneficial holder, by asking your bank, broker or other holder of record how to receive proxy materials electronically.

What is “householding” and how does it work?

“Householding” is a procedure we adopted whereby stockholders of record who have the same last name and address and who receive the proxy materials by mail will receive only one copy of the proxy materials unless we have received contrary instructions from one or more of the stockholders. This procedure reduces printing and mailing costs. If you wish to receive a separate copy of the proxy materials, now or in the future, at the same address, or if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy, you may contact us by writing to Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, or by calling us at (212) 546-3309.

If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, now or in the future, you may contact us at the address or phone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

Who can attend the Annual Meeting?

Only stockholders of Bristol-Myers Squibb as of the record date, March 9, 2012, their authorized representatives and guests of Bristol-Myers Squibb may attend the Annual Meeting. Admission will be by ticket only. A form of government-issued photograph identification will be required to enter the meeting. Large bags, backpacks, briefcases, cameras, recording equipment and other electronic devices will not be permitted in the meeting, and attendees will be subject to security inspections. Our offices are wheelchair accessible. We will provide, upon request, wireless headsets for hearing amplification.

How do I receive an admission ticket?

If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, you should bring either the Notice of Internet Availability of Proxy Materials or the top portion of the proxy card, both of which will serve as your admission ticket.

If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the Annual Meeting.

We may also issue tickets to other individuals at our discretion.

Who is entitled to vote?

All holders of record of our $0.10 par value common stock and $2.00 convertible preferred stock at the close of business on March 9, 2012 will be entitled to vote at the 2012 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

How do I vote if I am a registered stockholder?

Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person. If you are a registered holder, you can vote your shares by proxy in one of the following manners:

(i)	via Internet at www.proxyvote.com;

(ii)	by telephone at (800) 690-6903;

(iii)	by mail, if you received a paper copy of the proxy materials; or

(iv)	in person at the Annual Meeting.

Choosing to vote via Internet or calling the toll-free number listed above will save us expense. In order to vote online or via telephone, have the voting form in hand and either call the number or go to the website and follow the instructions. If you vote via the Internet or by telephone, please do not return a signed proxy card.

If you received a paper copy of the proxy materials and choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.

If you wish to vote in person, you can vote your shares in person at the Annual Meeting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The individuals named as proxies on the proxy card will vote your shares in accordance with your instructions. Please review the voting instructions and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

Under the rules of the New York Stock Exchange (NYSE), brokers that have not received voting instructions from their customers ten days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding routine matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm.

Under NYSE rules, the election of directors, the advisory vote to approve the compensation of our named executive officers, the approval of the 2012 Stock Award and Incentive Plan and the approval of any stockholder proposals are considered “non-discretionary” items, which means that your broker cannot vote your shares on these proposals.

What items will be voted upon at the Annual Meeting?

At the Annual Meeting, we will consider and act on the following items of business:

(i)	the election to the Board of Directors the twelve persons nominated by the Board, each for a term of one year;

(ii)	the ratification of the appointment of our independent registered public accounting firm;

(iii)	an advisory vote to approve the compensation of our named executive officers;

(iv)	the approval of our 2012 Stock Award and Incentive Plan; and

(v)	three stockholder proposals, if presented at the meeting.

We do not know of any other matter that may be brought before the meeting. However, if other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends a vote FOR the election of each director, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012, FOR the advisory vote to approve the compensation of our named executive officers, FOR the approval of the company’s 2012 Stock Award and Incentive Plan and AGAINST each of the three stockholder proposals.

How many votes are needed to elect the directors and to approve each of the proposals?

Director Elections: A majority of votes cast with respect to each director’s election at the meeting is required to elect each director. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order for the director to be elected. Abstentions will not be counted as votes cast for or against the director and broker non-votes will have no effect on this proposal.

Ratification of our Auditors: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the ratification of the appointment of our independent registered public accounting firm. Abstentions will be counted as votes against this proposal. As described above, a broker or other nominee may generally vote on routine matters such as this one, and therefore no broker non-votes are expected to exist in connection with this proposal.

Advisory Vote: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the approval of the advisory vote to approve the compensation of our named executive officers. Because your vote is advisory, it will not be binding upon our Board of Directors. Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal.

Approval of 2012 Stock Award and Incentive Plan: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the approval of the 2012 Stock Award and Incentive Plan. Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal.

Stockholder Proposals: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the approval of each of the three stockholder proposals, if presented at the meeting. Abstentions will be counted as votes against these items and broker non-votes will have no effect on these proposals.

How are the votes counted?

In accordance with the laws of Delaware, our Amended and Restated Certificate of Incorporation and our Bylaws, for all matters being submitted to a vote of stockholders, only proxies and ballots that indicate votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals, or that provide the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote. Broker non-votes are not counted as shares present and entitled to vote but will be counted for purposes of determining quorum (whether enough votes are present to hold the Annual Meeting).

Can I change my vote after I return the proxy card, or after voting by telephone or electronically?

If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:

(i)	by giving timely written notice of the revocation to the Secretary of Bristol-Myers Squibb;

(ii)	by casting a new vote by telephone or by the Internet; or

(iii)	by voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How do I designate my proxy?

If you wish to give your proxy to someone other than the persons named as proxies in the enclosed form of proxy, you may do so by crossing out the names of all three persons named as proxies on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card.

Who counts the votes?

An independent agent tabulates the proxies and the votes cast at the meeting. In addition, independent inspectors of election certify the results of the vote tabulation.

Is my vote confidential?

Yes, any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

Who will pay for the costs involved in the solicitation of proxies?

We will pay all costs of preparing, assembling, printing and distributing the proxy materials as well as the solicitation of all proxies. We have retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $18,000, plus reasonable out-of-pocket expenses. We may solicit proxies on behalf of the Board of Directors through the mail, in person, electronically, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws. The Board has responsibility for establishing broad corporate policies and for the overall performance of our company. The Board is kept advised of company business through regular written reports and analyses and discussions with the CEO and other officers of Bristol-Myers Squibb, by reviewing materials provided to them and by participating in Board and Board Committee meetings.

The Committee on Directors and Corporate Governance continually reviews corporate governance issues and is responsible for identifying and recommending the adoption of corporate governance initiatives. In addition, our Compensation and Management Development Committee regularly reviews compensation issues and recommends adoption of policies and procedures that strengthen our compensation practices. The Compensation Discussion and Analysis beginning on page 28 discusses many of these policies and procedures.

Listed below are some of the significant corporate governance initiatives we have adopted:

Special Stockholder Meetings	• Stockholders that hold 25% or more of our outstanding stock may call special meetings of stockholders.

Elimination of Supermajority Provisions	• We amended our Amended and Restated Certificate of Incorporation to eliminate the sole supermajority provision applicable to common stockholders.

Director Elections

•   Our directors are annually elected by our stockholders.

•   Our directors must receive a majority of the votes cast in uncontested elections to be elected.

•   We have a director resignation policy that requires a current director to tender his or her resignation to the Board if such director does not receive a majority of the votes cast. The Committee on Directors and Corporate Governance will recommend to the full Board whether to accept the resignation or whether to take other action.

Stockholder Rights Plans

•   We do not currently have a stockholder rights plan (poison pill).

•   All stockholder rights plans must be approved by a minimum of two-thirds of the Board.

•   All stockholder rights plans must expire one year after Board adoption unless approved by our stockholders.

Related Party Transactions

•   We have adopted related party transaction policies and procedures that require the Committee on Directors and Corporate Governance to review and approve related party transactions. These policies and procedures are described in greater detail beginning on page 20 of this Proxy Statement.

Political Contributions

•   We semi-annually disclose on our website all political contributions to political committees, parties or candidates on both state and federal levels that are made by our company or our employee political action committee. We also disclose the amount of our dues or other payments made to trade associations to which we give $100,000 or more that can be attributed to political contributions.

•   Our Committee on Directors and Corporate Governance provides oversight of our political contributions and annually reviews our political contribution policy.

The Board of Directors has adopted Corporate Governance Guidelines that govern its operation and that of its Committees. From time to time, our Board revises the Corporate Governance Guidelines in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Our Corporate Governance Guidelines may be viewed on our website at www.bms.com/ourcompany/governance.

Board’s Role in Strategic Planning and Risk Oversight

Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company in light of trends and developments in the biopharmaceutical industry and general business environment. Our Board has been instrumental in determining our strategy to combine the best of biotechnology with pharmaceuticals to become a best-in-class next generation biopharmaceutical company. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. Each year, typically during the second quarter, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing our long-term operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is led by our Chief Executive Officer as part of the meeting. The involvement of the Board in setting our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the company. As stated in our Corporate Governance Guidelines, our Board is responsible for risk oversight as part of its fiduciary duty of care to effectively monitor business operations. Our Board administers its risk oversight function as a whole and through its Board Committees. For example, the Audit Committee regularly discusses with management our policies and guidelines regarding risk assessment and risk management, as well as our major risk exposures, their potential financial impact on our company and our risk mitigation strategies. In addition, the Audit Committee participates in regular reviews of our process to assess and manage enterprise risk management, including those related to market/environmental, strategic, financial, operational, legal, compliance and reputational risks. In addition, each of the other standing Board committees (the Compensation and Management Development Committee, the Committee on Directors and Corporate Governance, and the Science and Technology Committee), regularly meet to discuss the short-term and long-term objectives and to provide oversight for risks relating to the applicable committee’s areas of responsibility.

Director Independence

It is the policy of our Board that a substantial majority of its members be independent from management, and the Board has adopted independence standards that meet, and in some areas exceed, the listing standards of the New York Stock Exchange. In accordance with our Corporate Governance Guidelines, our Board undertook its annual review of director independence. Our Board considered any and all commercial and charitable relationships of directors, including transactions and relationships between each director or any member of his or her immediate family and Bristol-Myers Squibb and its subsidiaries, which are described more fully below. Following the review, our Board determined, by applying the independence standards contained in the Corporate Governance Guidelines, that each of our directors and each director nominee for election at this Annual Meeting is independent of Bristol-Myers Squibb and its management in that none has a direct or indirect material relationship with our company, except for Lamberto Andreotti, James M. Cornelius and Elliott Sigal, M.D., Ph.D. Mr. Andreotti and Dr. Sigal are not considered independent directors because they are currently employed by our company. In addition, Mr. Cornelius is not considered independent because of his previous employment, within the past three years, as Chief Executive Officer of our company.

In determining that each of Lewis B. Campbell, Louis J. Freeh, Laurie H. Glimcher, M.D., Michael Grobstein, Alan J. Lacy, Vicki L. Sato, Ph.D., Gerald L. Storch, Togo D. West, Jr. and R. Sanders Williams, M.D. is independent, the Board considered the following relationships under our categorical standards (see Exhibit A):

•

Drs. Glimcher and Sato are directors of companies that received payment from the company for property or services in an aggregate amount that did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues. For each transaction, the Board determined that the director did not initiate or negotiate the transaction and that the transaction was entered into in the ordinary course of business.

•

Drs. Glimcher and Sato or one of their immediate family members, are employed by educational or medical institutions with which we engage in ordinary course business transactions. The director did not initiate or negotiate any transaction with such institution and the payments made did not exceed the greater of $1 million or 2% of such institution’s consolidated gross revenues.

•

Mr. Grobstein and Dr. Sato are directors of charitable or non-profit organizations to which the Bristol-Myers Squibb Foundation made charitable contributions, which, in the aggregate, did not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues.

Additionally, in determining Dr. Williams’ independence, the Board considered the Company’s relationship with The J. David Gladstone Institutes (Gladstone), an independent and nonprofit biomedical-research organization of which Dr. Williams is President and Robert W. and Linda L. Mahley Distinguished Professor, which entered into a research collaboration agreement with the company in December 2011. We made an upfront payment of $2 million to Gladstone in January 2012, and we agreed to fund specific research projects to identify and validate novel targets in Alzheimer’s disease. The Board determined that Dr. Williams does not have a direct or indirect material interest in these arrangements and that the arrangements do not interfere with the exercise of his independent judgment. The Board will continue to monitor the company’s relationship with Gladstone when determining Dr. Williams’ independence in the future in accordance with our independence standards and applicable rules and regulations. A more detailed description of the transaction with Gladstone may be found under the heading “Related Party Transactions” on page 20 of this Proxy Statement.

Board Leadership Structure

On May 4, 2010, Mr. Cornelius retired as our CEO and became our Non-Executive Chairman and Mr. Andreotti became our new CEO. The Board determined at that time that it was appropriate to separate the roles of the Chairman and the CEO in view of the completion of our transformation into a next generation biopharmaceutical company and Mr. Cornelius’ retirement as CEO. The Board has determined to maintain a Lead Independent Director at this time because Mr. Cornelius does not meet the New York Stock Exchange standards of independence due to his prior service as Chief Executive Officer of the company. The independent directors have elected Lewis B. Campbell, the current Chair of the Compensation and Management Development Committee, to serve as the Lead Independent Director. The Lead Independent Director is selected annually by the independent directors. The Lead Independent Director’s responsibilities include, among others, presiding at the meetings of independent directors, approving meeting agendas and meeting schedules, approving and advising the Chairman as to the quality, quantity and timeliness of information sent to the Board and serving as the principal liaison and facilitator between the independent directors and the Chairman. A more detailed description of the roles and responsibilities of the Lead Independent Director is available on our website at www.bms.com/ourcompany/governance.

Meetings of our Board

Our Board meets on a regularly scheduled basis during the year to review significant developments affecting Bristol-Myers Squibb and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. In 2011, the Board of Directors met 7 times. The average aggregate attendance of directors at Board and committee meetings was over 98%. No director attended fewer than 75% of the aggregate number of Board and committee meetings during the period he or she served. In addition, our independent directors met six times during 2011 to discuss such topics as our independent directors determined, including the evaluation of the performance of our Chief Executive Officer. Mr. Campbell, our Lead Independent Director, presided over these sessions.

Annual Meeting of Stockholders

Directors are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders. All of the 2012 nominees for director who were on the Board at the time attended our 2011 Annual Meeting of Stockholders.

Committees of our Board

Our Bylaws specifically provide for an Audit Committee, Compensation and Management Development Committee, and Committee on Directors and Corporate Governance, which are composed entirely of independent directors. Our Board of Directors has determined, in its judgment, that all members of the Audit Committee are financially literate and that all members of the Audit Committee meet additional, heightened independence criteria applicable to directors serving on audit committees under the New York Stock Exchange listing standards. In addition, our Board has determined that Messrs. Grobstein, Lacy and Storch each qualify as an “audit committee financial expert” under the applicable SEC rules.

Our Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, our Board of Directors established the Science and Technology Committee. Our Board has appointed individuals from among its members to serve on these four committees and each committee operates under a written charter adopted by the Board, as amended from time to time. These charters are published on our website at www.bms.com/ourcompany/governance. Each of these Board committees has the necessary resources and authority to discharge its responsibilities, including the authority to retain consultants or experts to advise the committee.

The table below indicates the current members of the Audit Committee, Compensation and Management Development Committee, Committee on Directors and Corporate Governance and Science and Technology Committee, the primary responsibilities of each committee and the number of meetings held in 2011:

Committee	Current Members	Primary Responsibilities	No. of Meetings

Audit (1)	Michael Grobstein (Chair) Lewis B. Campbell Louis J. Freeh Laurie H. Glimcher, M.D. Alan J. Lacy Gerald L. Storch

•   overseeing and monitoring the quality of our accounting and auditing practices;

•   appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of preparing or issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting;

•   assisting the Board in fulfilling its responsibilities for general oversight of (i) compliance with legal and regulatory requirements, (ii) the performance of our internal audit function and (iii) risk assessment and risk management policies and guidelines;

•   reviewing our disclosure controls and procedures, including internal controls, periodic filings with the SEC, earnings releases and earnings guidance;

•   producing the required Audit Committee Report for inclusion in our Proxy Statement; and

•   overseeing investigations into complaints concerning financial or accounting matters.

6

Committee	Current Members	Primary Responsibilities	No. of Meetings

Compensation and Management Development (1)	Lewis B. Campbell (Chair) Michael Grobstein Vicki L. Sato, Ph.D. Gerald L. Storch Togo D. West, Jr.

•   reviewing, approving and reporting to our Board on our major compensation and benefits plans, policies and programs;

•   annually reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and recommending for approval by at least three-fourths of our independent directors the CEO’s compensation based on this evaluation;

•   reviewing and evaluating the performance of senior management; approving the compensation of executive officers and certain senior management;

•   overseeing our management development programs, performance assessment of senior executives and succession planning;

•   reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures required for inclusion in our Proxy Statement, recommending to the Board whether the Compensation Discussion and Analysis should be included in our Proxy Statement, and producing the Compensation and Management Development Committee Report required for inclusion in our Proxy Statement; and

•   reviewing incentive compensation programs to confirm incentive pay does not encourage unnecessary risk-taking.

7

Directors and Corporate Governance	Louis J. Freeh (Chair) Lewis B. Campbell Laurie H. Glimcher, M.D. Alan J. Lacy Togo D. West, Jr. R. Sanders Williams, M.D.

•   developing and recommending to our Board a set of Corporate Governance Guidelines and periodically reviewing such guidelines;

•   identifying and recommending corporate governance best practices;

•   reviewing and recommending annually to our Board of Directors the compensation of non-employee directors;

•   considering questions of potential conflicts of interest of directors and senior management, including approving related party transactions;

•   defining specific categorical standards for director independence;

•   considering matters of corporate social and public responsibility and matters of significance in areas related to corporate public affairs and our employees and stockholders;

•   identifying individuals qualified to become Board members and recommending that our Board select the director nominees for the next annual meeting of stockholders; and

•   overseeing our Board’s annual evaluation of its performance.

3

Committee	Current Members	Primary Responsibilities	No. of Meetings

Science and Technology	Laurie H. Glimcher, M.D. (Chair) Vicki L. Sato, Ph.D. R. Sanders Williams, M.D. Lamberto Andreotti Elliott Sigal, M.D., Ph.D.	• reviewing and advising our Board on the strategic direction of our research and development (R&D) programs and our progress in achieving long-term R&D objectives; • reviewing and advising our Board on our internal and external investments in science and technology; and • identifying and discussing significant emerging trends and issues in science and technology and considering their potential impact on our company.	6

(1)	Leif Johannson served as a member of the Audit Committee and the Compensation and Management Development Committee until his retirement from the Board on September 20, 2011. Gerald L. Storch was appointed to the Audit Committee and the Compensation and Management Development Committee on January 23, 2012.

Beginning on May 1, 2012, the members and chairs of the Board’s four committees will be as follows:

Audit	Compensation and Management Development	Directors and Corporate Governance	Science and Technology
Alan J. Lacy (Chair) Louis J. Freeh Laurie H. Glimcher, M.D. Michael Grobstein Gerald L. Storch	Togo D. West, Jr. (Chair) Lewis B. Campbell Michael Grobstein Vicki L. Sato, Ph.D. Gerald L. Storch	Lewis B. Campbell (Chair) Louis J. Freeh Alan J. Lacy Togo D. West, Jr. R. Sanders Williams, M.D.	Vicki L. Sato, Ph.D. (Chair) Laurie H. Glimcher, M.D. R. Sanders Williams, M.D. Lamberto Andreotti Elliott Sigal, M.D., Ph.D.

Compensation Committee Interlocks and Insider Participation

There were no Compensation and Management Development Committee interlocks or insider (employee) participation in 2011.

Risk Assessment of Compensation Policies and Practices

We annually conduct a worldwide review of our material compensation policies and practices. Based on this review, we have concluded that our material compensation policies and practices are not reasonably likely to have a material adverse effect on the company. As part of this process in 2011, in the interest of best practices, the Compensation and Management Development Committee requested that our internal auditors review our 2010 assessment, which confirmed our conclusion last year that our material compensation policies and practices were not reasonably likely to have had a material adverse effect on the company.

On a global basis, our compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

•	a balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price;

•	multiple metrics in our incentive programs that balance top-line, bottom-line and cash management objectives;

•	linear payout curves and caps in our incentive program payout formulas;

•	reasonable goals and objectives in our incentive programs;

•	payouts modified based upon individual performance, inclusive of assessments against our Core BMS Behaviors and the BMS Commitment;

•	the Compensation and Management Development Committee’s ability to exercise downward discretion in determining incentive program payouts;

•	clawback provisions pertaining to annual incentive payouts and long-term incentive awards;

•	share ownership and retention guidelines applicable to our senior executives;

•	equity award policies that limit risk by not allowing for timing of equity award grants;

•	prohibition of speculative and hedging transactions by all employees;

•

all managers and executives worldwide participate in the same annual incentive program that pertains to our Named Executive Officers and that has been approved by the Compensation and Management Development Committee; and

•	mandatory training on our Standards of Business Conduct and Ethics and other policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

Criteria for Board Membership

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees for a position on our Board of Directors. Under these criteria, members of our Board should be persons of diverse backgrounds with broad experience in areas important to the operation of our company such as business, science, medicine, finance/accounting, law, education or government and should possess qualities reflecting integrity, independence, wisdom, an inquiring mind, vision, a proven record of accomplishment and an ability to work well with others. In addition, each director must represent the interests of all stockholders. We do not have a formal policy on Board diversity as it relates to race, gender or national origin.

Identification and Selection of Nominees for our Board

The Committee on Directors and Corporate Governance periodically assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee on Directors and Corporate Governance considers candidates for Board membership. Candidates may come to the attention of the Committee on Directors and Corporate Governance through current Board members, third-party search firms, management, stockholders or others. The Chair of the Committee on Directors and Corporate Governance, in consultation with the Chairman, conducts an initial evaluation of the prospective nominees against the established Board membership criteria discussed above. The Committee reviews the skills of the current directors and compares them to the particular skills of potential candidates, keeping in mind its commitment to maintain a Board with members of diverse experience. Additional information relevant to the qualifications of prospective nominees may be requested from third-party search firms, other directors, management or other sources. After this initial evaluation, prospective nominees may be interviewed by telephone or in person by the Chair of the Committee on Directors and Corporate Governance, the Chairman, the Lead Independent Director and other directors. After completing this evaluation and interview, the Committee on Directors and Corporate Governance makes a recommendation to the full Board as to the persons who should be nominated by our Board, and the full Board determines the nominees after considering the recommendation and any additional information it may deem appropriate. Mr. Storch, who joined the Board on January 23, 2012, was initially identified as a potential candidate for election to our Board by a third-party search firm retained by the Committee on Directors and Corporate Governance.

Stockholder Nominations for Director

The Committee on Directors and Corporate Governance considers and evaluates stockholder recommendations of nominees for election to our Board of Directors in the same manner as other director nominees. Stockholder recommendations must be accompanied by disclosure including written information about the recommended nominee’s business experience and background with consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the required documents to the principal executive offices of the company addressed to: Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, attention: Secretary.

ITEM 1—ELECTION OF DIRECTORS

Our Board of Directors has nominated twelve current directors, Lamberto Andreotti, Lewis B. Campbell, James M. Cornelius, Louis J. Freeh, Laurie H. Glimcher, M.D., Michael Grobstein, Alan J. Lacy, Vicki L. Sato, Ph.D., Elliott Sigal, M.D., Ph.D., Gerald L. Storch, Togo D. West, Jr. and R. Sanders Williams, M.D., to serve as directors of Bristol-Myers Squibb. The directors will hold office from election until the 2013 Annual Meeting.

A majority of the votes cast is required to elect directors. Any current director who does not receive a majority of votes cast must tender his or her resignation as a director within 10 business days after the certification of the stockholder vote. The Committee on Directors and Corporate Governance, without participation by any director tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director tendering his or her resignation, will act on the Committee’s recommendation at its next regularly scheduled meeting to be held within 60 days after the certification of the stockholder vote. We will promptly disclose the Board’s decision and the reasons for that decision in a broadly disseminated press release that will also be furnished to the SEC on Form 8-K. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless our Board of Directors provides for a lesser number of directors.

Listed below is certain biographical information of each of the nominees for election including his or her principal occupation, current directorships and directorships held during the past 5 years of public companies and registered investment advisors and other business affiliations. Also included is a description of the specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that each nominee is well-qualified to serve as a member of our Board of Directors.

Information on Nominees for Directors

Director since 2009

LAMBERTO ANDREOTTI

Mr. Andreotti, age 61, has been our Chief Executive Officer since May 2010. He was our President and Chief Operating Officer from March 2009 to May 2010. From March 2008 to March 2009, Mr. Andreotti served as Executive Vice President and Chief Operating Officer of BMS. From May 2007 until March 2008, he served as Executive Vice President of BMS and Chief Operating Officer of Worldwide Pharmaceuticals, a division of BMS. Mr. Andreotti served as Executive Vice President of BMS and President of Worldwide Pharmaceuticals from 2005-2007 and as Senior Vice President and International President of Worldwide Pharmaceuticals from 2002-2005.

With his 14 years experience at BMS, both in the U.S. and internationally, and his prior experience at KABI Pharmacia and Pharmacia & Upjohn, Mr. Andreotti brings to our Board in-depth knowledge of our company and the biopharmaceutical industry. In his role as our Chief Operating Officer, Mr. Andreotti gained critical insights into managing a global business in a complex and dynamic environment.

During the last 5 years, Mr. Andreotti was Vice Chairman of the Board of Directors of Mead Johnson Nutrition Company.

Director since 1998

LEWIS B. CAMPBELL

Mr. Campbell, age 65, is the retired Non-Executive Chairman of Textron Inc., a multi-industry company serving the aircraft, industrial products and components and financial industries. Mr. Campbell served as Non-Executive Chairman of Textron from December 2009 to August 2010. Mr. Campbell served as Chairman and Chief Executive Officer of Textron from February 1999 through November 2009 when he retired as Chief Executive Officer. Mr. Campbell is on the Board of Trustees of Noblis, Inc., is an advisor to Caldera Ventures, LLC, and is a member of The Business Council.

Mr. Campbell is a demonstrated leader with keen business understanding. With his focus on operational efficiencies at Textron, Mr. Campbell is uniquely positioned to help guide the company through its transition to a biopharmaceutical company. Furthermore, his first-hand knowledge of the many issues facing public companies and his service on all of our independent Board Committees position him well to serve as our Lead Independent Director.

During the last 5 years, Mr. Campbell was the Chairman of the Board of Directors of Textron Inc. and a Director of Dow Jones & Co.

Director since 2005

JAMES M. CORNELIUS

Mr. Cornelius, age 68, has been our Non-Executive Chairman since May 2010. He served as our Chairman and Chief Executive Officer from February 2008 to May 2010 and served as our Chief Executive Officer from September 2006 to February 2008. From November 2005 through April 2006, Mr. Cornelius served as the Chairman of the Board and Chief Executive Officer (interim) of Guidant Corporation, a U.S. cardiac and vascular medical device company. He served as Guidant’s Non-Executive Chairman of the Board from 2000 until 2005.

Mr. Cornelius has been the principal strategist in the company’s transition into a next generation biopharmaceutical company. His extensive understanding of the complex operational, regulatory and financial issues facing pharmaceutical companies and general industry gained while serving in key leadership roles at Eli Lilly and Co. and Guidant Corporation and on the boards of other companies positions Mr. Cornelius well to serve as the Non-Executive Chairman of our Board of Directors.

Mr. Cornelius is the Chairman of the Board of Directors of Mead Johnson Nutrition Company and a Director of Given Imaging Ltd. During the last 5 years, Mr. Cornelius was Vice Chairman of the Board of SpringBoard Medical Innovations, LLC and a Director of DirecTV Group.

Director since 2005

LOUIS J. FREEH

Mr. Freeh, age 62, has served as Chairman and Treasurer of the Freeh Group International Solutions, LLC, a consulting firm, and Managing Partner, Freeh Sullivan Sporkin, LLP, a law firm, since 2007. Mr. Freeh served as Vice Chairman, General Counsel, Corporate Secretary and Ethics Officer to MBNA Corporation, a bank holding company, from 2001 until its acquisition by Bank of America in January 2006. He served as FBI Director from 1993 to 2001 and previously as a U.S. District Judge, Assistant U.S. Attorney and FBI Special Agent. Mr. Freeh currently serves as independent compliance monitor to Daimler AG and as Chapter 11 Bankruptcy Trustee for MF Global Holdings Ltd. Mr. Freeh is also an advisor to Millennium Partners, L.P.

Mr. Freeh brings a unique perspective to our Board based on his extensive experience as a former federal judge, FBI director and corporate general counsel, particularly with respect to matters relating to law, corporate governance, compliance and regulatory matters. He has a demonstrated record of integrity and independence.

During the last 5 years, Mr. Freeh was a Director of Wilmington Trust Corporation, Fannie Mae, Viisage Technology, Inc. and L-1 Identity Solutions, Inc.

Director since 1997

LAURIE H. GLIMCHER, M.D.

Dr. Glimcher, age 60, has served as the Stephen and Suzanne Weiss Dean of Weill Cornell Medical College and the Cornell University Provost for Medical Affairs since January 2012. She had been the Irene Heinz Given Professor of Immunology at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School from 1990 to December 2011. She is a Fellow of the American Academy of Arts and Sciences, a member of the National Academy of Sciences USA, and a member of the Institutes of Medicine of the National Academy of Sciences. She is also a member of, and a past President of, the American Association of Immunologists. She was elected to the American Society of Clinical Investigation, the American Association of Physicians and the American Association for the Advancement of Science.

She is also a Senior Physician and Rheumatologist at Brigham and Women’s Hospital. Dr. Glimcher serves on the Memorial Sloan-Kettering Cancer Center Board of Scientific Consultants and on the Scientific Advisory Boards of the Burroughs-Wellcome Fund, Cancer Research Institute, Immune Disease Institute, Health Care Ventures, Inc., Nodality Inc., Abpro, Inc., Theraclone Sciences, Inc. and American Asthma Foundation.

Dr. Glimcher is an internationally known immunologist and physician who brings a unique perspective to our Board on a variety of healthcare related issues. Her expertise in the immunology area and her extensive experience in the medical field position her well to serve as the Chair of the Science and Technology Committee.

Dr. Glimcher is a Director of Waters Corporation.

Director since 2007

MICHAEL GROBSTEIN

Mr. Grobstein, age 69, is a retired Vice Chairman of Ernst & Young LLP, an independent registered public accounting firm. Mr. Grobstein worked with Ernst & Young from 1964 to 1998, and was admitted as a partner in 1975. He served as a Vice Chairman-International Operations from 1993 to 1998, as Vice Chairman-Planning, Marketing and Industry Services from 1987 to 1993, and Vice Chairman-Accounting and Auditing Services from 1984 to 1987. He serves on the Board of Trustees and Executive Committee and is the Treasurer of the Central Park Conservancy. He also serves on the Board of Directors of the Peer Health Exchange, Inc.

With over 30 years experience at a major auditing firm, Mr. Grobstein has extensive knowledge and background relating to accounting and financial reporting rules and regulations as well as the evaluation of financial results, internal controls and business processes. Mr. Grobstein’s depth and breadth of financial expertise and his experience handling complex financial issues as chair of the audit committees of two other public companies in the healthcare industry position him well to serve as Chair of our Audit Committee.

Mr. Grobstein is a Director of Given Imaging Ltd.

Director since 2008

ALAN J. LACY

Mr. Lacy, age 58, has been a Senior Advisor to Oak Hill Capital Partners, L.P., a private equity investment firm, since 2007. From 1994 to 2006, he was employed by Sears, Roebuck and Co., a large retail company, and following its acquisition, Sears Holdings Corporation, a large broadline retailer. Mr. Lacy held executive level positions of increasing responsibility in finance and operations, including his service as Chief Executive Officer and Chairman of the Board from 2000 to 2005. He also served as Vice Chairman of Sears Holdings Corporation from 2005 to 2006. He is a Trustee and former Chairman of the National Parks Conservation Association.

Mr. Lacy brings to the Board extensive business understanding and demonstrated management expertise having served in key leadership positions at Sears Holdings Corporation, including Chief Executive Officer. In addition, his experience as a senior financial officer of three large public companies provides him with a comprehensive understanding of the complex financial and legal issues facing large companies and makes him a key member of the Audit Committee. Mr. Lacy is a highly respected business leader with a proven record of accomplishment.

Mr. Lacy is a Director of The Hillman Companies, Inc. and Dave & Buster’s, Inc. He is also a Trustee of Fidelity Funds. During the last 5 years, he was a Director of The Western Union Company.

Director since 2006

VICKI L. SATO, PH.D.

Dr. Sato, age 63, has been a professor of management practice at the Harvard Business School and professor of the practice of molecular and cell biology at Harvard University since July 2005. In 2006, Dr. Sato became Special Advisor to Atlas Venture, a global venture capital firm. In 2005, Dr. Sato retired as President of Vertex Pharmaceuticals Incorporated, a global biotechnology company, where she was responsible for research and development, business and corporate development, commercial operations, legal, and finance. Dr. Sato also served as Chief Scientific Officer, Senior Vice President of Research and Development, and Chair of the Scientific Advisory Board at Vertex before being named President in 2000.

Dr. Sato’s extensive and distinctive experience in business, academia and science over more than 25 years brings to the Board a valuable perspective on the biotech industry. Dr. Sato has a strong background in research and development positioning her well to serve on the Science and Technology Committee. Her service as chair of the compensation committees of two healthcare companies makes Dr. Sato a well-qualified member of our Compensation and Management Development Committee.

Dr. Sato is a Director of PerkinElmer Corporation and of Galapagos NV. During the last 5 years, she was a Director of Alnylam Pharmaceuticals, Inc. and Infinity Pharmaceuticals, Inc.

Director since 2011

ELLIOTT SIGAL, M.D., PH.D.

Dr. Sigal, age 60, has been our Chief Scientific Officer and President of Research and Development since October 2004 and an Executive Vice President since November 2006. Dr. Sigal joined BMS in November 1997 as Vice President of the newly created department of Applied Genomics and since then has held positions of increasing responsibility in both discovery and development. Dr. Sigal is a member of the President’s Council of The J. David Gladstone Institutes, a member of the Forum on Drug Discovery, Development and Translation of the Institute of Medicine and a member of the Biomedical Scientific Advisory Board of the Vanderbilt University Medical Center.

Dr. Sigal has more than 25 years of combined experience in medicine, research and management and is highly respected by the biopharmaceutical industry. Dr. Sigal serves a key role as a member of the Board’s Science and Technology Committee as the continued importance of research and development is critical to our strategy and our success as a biopharma company.

Dr. Sigal is a Director of Mead Johnson Nutrition Company.

Director since 2012

GERALD L. STORCH

Mr. Storch, age 55, has been the Chairman and Chief Executive Officer of Toys”R”Us, Inc. since February 2006. Prior to joining Toys”R”Us, Inc., Mr. Storch served as Vice Chairman of Target Corporation. He joined Target in 1993 as Senior Vice President of Strategy and served in roles of increasing seniority over the next 12 years. Prior to joining Target, Mr. Storch was a partner at McKinsey & Company. Mr. Storch is a member of the Committee Encouraging Corporate Philanthropy and is on the board of Toys”R”Us Children’s Fund.

A retail veteran with more than 20 years of experience, Mr. Storch provides the Board with valuable business, leadership and management insight, including expertise leading an organization with global operations, giving him a keen understanding of the issues facing a multinational business. Additionally, his prior service on the compensation committee of another public company positions him well to serve as a key member of our Compensation and Management Development Committee.

Director since 2008

TOGO D. WEST, JR.

Secretary West, age 69, has been Chairman of TLI Leadership Group, a strategic consulting firm since 2006 and Chairman of Noblis, Inc., a nonprofit science and technology company since 2001. From 2004 to 2006, Secretary West was the Chief Executive Officer of the Joint Center for Political and Economic Studies, a nonprofit research and public policy institution. He served as Of Counsel to the Washington, D.C. based law firm of Covington & Burling from 2000 to 2004. Secretary West served as U.S. Secretary of Veterans Affairs from 1998 to 2000 and as U.S. Secretary of the Army from 1993 to 1997.

Secretary West’s legal, business and government experience provides the Board with a unique perspective of the issues facing our company. In his position as Secretary of Veterans Affairs, he was a member of the President’s Cabinet, and oversaw the largest healthcare system in the country; and as Secretary of the Army, he was responsible for all Army activities, including the extensive system of Army medical centers around the world. In 2007, Secretary West was asked to co-chair the review of the delivery of healthcare at Walter Reed Army Medical Center and the National Naval Medical Center at Bethesda. With his keen understanding of the public policy issues facing the healthcare industry, Secretary West is a key member of the Committee on Directors and Corporate Governance.

Secretary West is a Director of FuelCell Energy, Inc. and Krispy Kreme Doughnuts, Inc. During the last 5 years, he was a Director of AbitibiBowater Inc.

Director since 2006

R. SANDERS WILLIAMS, M.D.

Dr. Williams, age 63, has been President and Robert W. and Linda L. Mahley Distinguished Professor of The J. David Gladstone Institutes, a non-profit research enterprise, and Professor of Medicine at the University of California, San Francisco, since March 2010. From 2007 to 2010, Dr. Williams was the Senior Vice Chancellor for Academic Affairs at Duke University Medical Center and Dean of Duke University School of Medicine from 2001 to 2007. Dr. Williams joined the Duke faculty in 1980 as an assistant professor of medicine, physiology and cell biology.

Dr. Williams is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Association for the Advancement of Science. He is also a member of the American Association of Physicians. Dr. Williams has served on the Director’s Advisory Committee of the National Institutes of Health and the Board of External Advisors to the National Heart, Lung and Blood Institute. With his medical expertise, leadership of clinical care programs and research experience in biology, Dr. Williams brings a valuable perspective to our Board and is a key member of the Science and Technology Committee. In addition, his experience as a practicing physician provides unique insight into the challenges facing patients.

Dr. Williams is a Director of Laboratory Corporation of America Holdings.

Communications with our Board of Directors

The Committee on Directors and Corporate Governance has created a process by which an interested party may communicate directly with our non-management directors. Any interested party wishing to contact a non-management director may do so in writing by sending a letter to:

[Name of Director]

c/o Secretary

Bristol-Myers Squibb Company

345 Park Avenue

New York, NY 10154

Any matter relating to our financial statements, accounting practices or internal controls should be addressed to the Chair of the Audit Committee. All other matters should be addressed to the Chair of the Committee on Directors and Corporate Governance. Our Secretary reviews all correspondence and regularly forwards to our Board a summary of all such correspondence and copies of all correspondence that, in the opinion of our Secretary, deals with the functions of our Board or its committees, or that our Secretary otherwise determines requires Board attention. Directors may at any time review a log of the correspondence we receive that is addressed to members of the Board and request copies of any such correspondence.

Codes of Conduct

Our Board of Directors has adopted the Standards of Business Conduct and Ethics that sets forth important company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our employees, including the Chief Executive Officer, the Chief Financial Officer and the Controller. In addition, the Audit Committee has adopted the Code of Ethics for Senior Financial Officers that supplements the Standards of Business Conduct and Ethics by providing more specific requirements and guidance on certain topics. The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, the Chief Financial Officer,

the Controller, the Treasurer and the heads of major operating units. Our Board has also adopted the Code of Business Conduct and Ethics for Directors that applies to all directors and sets forth guidance with respect to recognizing and handling areas of ethical issues. The Standards of Business Conduct and Ethics, the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics for Directors are available on our website at www.bms.com/ourcompany/governance. We will post any substantive amendments to, or waivers from, applicable provisions of our Standards of Business Conduct and Ethics, our Code of Ethics for Senior Financial Officers, and our Code of Business Conduct and Ethics for Directors on our website at www.bms.com/ourcompany/governance within two days following the date of such amendment or waiver.

Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of our Codes of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

Related Party Transactions

The Board has adopted written policies and procedures for the review and approval of transactions involving the company and related parties, such as directors, executive officers and their immediate family members. The policy covers any transaction or series of transactions (an “interested transaction”) in which the amount involved exceeds $120,000, the company is a participant, and a related party has a direct or indirect material interest (other than solely as a result of being a director or less than 10 percent beneficial owner of another entity). All interested transactions are subject to approval or ratification in accordance with the following procedures:

•

Management will be responsible for determining whether a transaction is an interested transaction requiring review under this policy, in which case the transaction will be disclosed to the Committee on Directors and Corporate Governance.

•

The Committee on Directors and Corporate Governance will review the relevant facts and circumstances, including, among other things, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or ordinary circumstances and the related party’s interest in the transaction.

•

If it is impractical or undesirable to wait until a Committee meeting to complete an interested transaction, the Chair of the Committee in consultation with the General Counsel may review and approve the transaction, which approval must be ratified by the Committee at its next meeting.

•

In the event the company becomes aware of an interested transaction that has not been approved, the Committee will evaluate all options available to the company, including ratification, revision or termination of such transaction and take such course of action as the Committee deems appropriate under the circumstances.

•

No director will participate in any discussion or approval of the interested transaction for which he or she is a related party, except that the director will provide all material information concerning the interested transaction to the Committee.

•

If an interested transaction is ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party and will review and assess such ongoing relationships on at least an annual basis.

•

Certain types of interested transactions are deemed to be pre-approved or ratified by the Committee, as applicable, including the employment of executive officers, director compensation, certain transactions with other companies or charitable contributions, transactions where all shareholders receive proportional benefits, transactions involving competitive bids, regulated transactions and certain banking-related services.

The Chair of the Committee on Directors and Corporate Governance, in consultation with the General Counsel, has approved the following related party transaction in accordance with our policy and Bylaws, which approval will be submitted to the Committee for ratification at its next meeting (with Dr. Williams recusing himself from that portion of the meeting):

•

In December 2011, we entered into a research collaboration agreement with The J. David Gladstone Institutes (Gladstone), an independent and nonprofit biomedical-research organization dedicated to accelerating the pace of scientific discovery and innovation to prevent illness and cure patients suffering from cardiovascular disease, neurological disease or viral infections. Dr. Williams, one of our directors, is Gladstone’s President and Robert W. and Linda L. Mahley Distinguished Professor. We made an upfront payment of $2 million to Gladstone in January 2012, and we agreed to fund specific research projects. We have initiated two research projects with Gladstone to identify and validate novel targets in Alzheimer’s disease, which projects are expected to cost approximately $3 million per year over a three-year period. Dr. Williams will not participate in either project. At this time, there are no other projects contemplated, although the agreement allows additional projects to be included in the future. The agreement was negotiated on an arm’s length basis and Dr. Williams was not involved in the decision-making process of either party to the transaction nor was he involved in any communications between the company and Gladstone.

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines (including the standards of director independence), Standards of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Code of Business Conduct and Ethics for Directors, additional policies and guidelines, committee charters and links to Reports of Insider Transactions are available on our corporate governance webpage at www.bms.com/ourcompany/governance and are available to any interested party who requests them by writing to: Secretary, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

Compensation of Directors

2011 Director Compensation Program

We aim to provide a competitive compensation program to attract and retain high quality directors. The Committee on Directors and Corporate Governance annually reviews our directors’ compensation practices and compares them against the practices of the companies in our peer group. The Committee submits its recommendations for director compensation to the full Board for approval. Mr. Andreotti and Dr. Sigal do not receive any additional compensation for serving as directors.

Management has engaged an outside consultant, Frederic W. Cook & Co., Inc. (FWC), to review market data and competitive information on director compensation. Consistent with our desire to attract and retain highly skilled and experienced directors, the Committee on Directors and Corporate Governance, in consultation with FWC, determined that it was appropriate to target director compensation at the median of the companies in our peer group for 2011. In December 2010, when the directors approved the 2011 compensation for directors, the following companies were in our peer group: Abbott Laboratories, Amgen Inc., Biogen Idec Inc., Eli Lilly & Co., Genzyme Corporation, Gilead Sciences Inc., Johnson & Johnson, Merck & Co. and Pfizer, Inc. As further described below, our director compensation program in 2011 was positioned below the 25th percentile. The Committee believes the total compensation package for directors we offered in 2011 was reasonable, and appropriately aligned the interests of directors to stockholders by ensuring directors have a proprietary stake in our company.

The components of our standard non-management directors’ compensation for 2011 were as follows:

Cash Compensation

In 2011, our non-management directors were entitled to receive the following cash compensation:

•	Annual cash retainer of $85,000;

•

Annual Committee Chair cash retainer of $25,000 for each of the Chairs of the Audit Committee, Compensation and Management Development Committee, Committee on Directors and Corporate Governance and Science and Technology Committee;

•

Annual Committee membership cash retainer of $15,000 for each director serving as a member (but not Chair) of the Audit, Compensation and Management Development, and Science and Technology Committees; and

•	Annual Committee membership cash retainer of $7,500 for each director serving as a member (but not Chair) of the Committee on Directors and Corporate Governance.

In addition, the Lead Independent Director received an annual cash retainer of $30,000.

Deferral Program

A non-management director may elect to defer payment of all or part of the cash compensation received as a director under our company’s 1987 Deferred Compensation Plan for Non-Employee Directors. The election to defer is made in the year preceding the calendar year in which the compensation is earned. Deferred funds may be credited to one or more of the following funds: a 6-month United States Treasury bill equivalent fund, a fund based on the return on the company’s invested cash or a fund based on the return on our common stock. Deferred portions are payable in a lump sum or in a maximum of ten annual installments. Payments under the Plan begin when a participant ceases to be a director or at a future date previously specified by the director.

Equity Compensation

Under the 1987 Deferred Compensation Plan for Non-Employee Directors, on February 1, 2011, all non-management directors serving on the Board at that time received an annual award of deferred common share units valued at $125,000. These deferred common share units are non-forfeitable at grant and are settleable solely in shares of company common stock.

Share Retention Requirements

All non-management directors are required to acquire at least $300,000 worth of BMS shares and/or share units within three years of joining the Board and to maintain this ownership level throughout their service as a director. We required that 25% of the annual retainer be deferred and credited to a deferred compensation account, the value of which is determined by the value of our common stock, until a non-management director has attained our share retention requirements. All of our current directors, except for Mr. Storch who joined the Board on January 23, 2012, have met our share retention requirements.

Charitable Contribution Programs

Each director who joined the Board prior to December 2009 participates in our Directors’ Charitable Contribution Program. Upon the death of a director, we will donate up to an aggregate of $500,000 to up to five qualifying charitable organizations designated by the director. Individual directors derive no financial or tax benefit from this program since the tax benefit of all charitable deductions relating to the contributions accrues solely to us. In December 2009, the Board eliminated the Charitable Contributions Program for all new directors.

Each director was also able to participate in our company-wide matching gift program in 2011, other than Mr. Storch who joined the Board on January 23, 2012. We matched dollar for dollar a director’s contribution to qualified charitable and educational organizations up to $20,000. This benefit was also available to all company employees. In 2011, each of the following directors participated in our matching gift programs as indicated in the Director Compensation Table below: Messrs. Campbell, Cornelius, Freeh, Grobstein and Lacy and Drs. Glimcher, Sato and Williams.

Compensation of the Non-Executive Chairman

On May 4, 2010, Mr. Cornelius retired as our CEO and became our Non-Executive Chairman of the Board. As Non-Executive Chairman, Mr. Cornelius has significantly greater responsibilities than other directors, including chairing the Office of the Chairman to meet on a regular basis with the CEO on the most critical strategic issues and transactions, serving as a liaison between the CEO and the independent directors, frequently discussing the strategy and direction of the company with senior management, and serving as a non-voting member, ex-officio, of the Audit Committee, Committee on Directors and Corporate Governance and the Compensation and Management Development Committee. In addition to the standard Board compensation that all non-employee directors receive, Mr. Cornelius receives an annual Non-Executive Chairman retainer of $200,000, paid quarterly, of which 50% is paid in cash and 50% in shares of company common stock.

2012 Director Compensation

In December 2011, the Committee on Directors and Corporate Governance reviewed market data and other analyses prepared by FWC that compared our director compensation program against the same peer group used in 2010 other than Genzyme Corporation, which was acquired by Sanofi-Aventis SA in 2011. The companies in this peer group are the same as the companies in the primary peer group for executive compensation purposes and are listed on page 32. Our director compensation program in 2011 was positioned below the 25th percentile. FWC recommended that the directors be positioned at median amongst our peers. Therefore, to bring our director compensation program to median, FWC recommended, and the Board approved, effective January 1, 2012, increasing the annual grant of deferred share units to our non-employee directors to $140,000 in value.

Director Compensation Table

The following table sets forth information regarding the compensation earned by our non-employee directors in 2011. Mr. Storch, who joined the board in January 2012, did not receive any compensation for 2011.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
L. B. Campbell	$162,500	$125,000	$0	$20,000	$307,500
J. M. Cornelius(5)	$185,000	$225,000	$0	$20,000	$430,000
L. J. Freeh	$125,000	$125,000	$0	$20,000	$270,000
L. H. Glimcher, M.D.	$132,500	$125,000	$0	$2,000	$259,500
M. Grobstein	$125,000	$125,000	$0	$16,000	$266,000
L. Johansson(6)	$86,250	$125,000	$0	$0	$211,250
A.J. Lacy	$107,500	$125,000	$0	$20,000	$252,500
V. L. Sato, Ph.D.	$115,000	$125,000	$0	$20,000	$260,000
T.D. West, Jr.	$107,500	$125,000	$0	$0	$232,500
R. S. Williams, M.D.	$107,500	$125,000	$0	$16,400	$248,900

(1)	Includes the annual retainer, committee chair retainers and committee membership retainers. All or a portion of the cash compensation may be deferred until retirement or a date specified by the director, at the election of the director. The directors listed in the below table deferred the following amounts in 2011, which amounts are included in the figures above:

Name	Dollar Amount Deferred	Percentage of Deferred Amount Allocated to Deferred Share Units	Number of Deferred Share Units Acquired
M. Grobstein	$31,250.00	100%	1,037
T. D. West, Jr.	$26,875.00	100%	892

(2)	Represents aggregate grant date fair value under FASB ASC Topic 718 of deferred share unit and common stock awards granted during 2011. On February 1, 2011, each of the non-management directors then serving as a director received a grant of 4,935 deferred share units valued at $125,000 based on the fair market value on the day of grant of $25.33. The aggregate number of deferred share units held by each of these directors as of December 31, 2011 is set forth below. In some cases, these figures include deferred share units acquired through elective deferrals of cash compensation.

Name	# of Deferred Share Units
L. B. Campbell	21,504
J. M. Cornelius	14,029
L. J. Freeh	30,275
L. H. Glimcher, M.D.	61,229
M. Grobstein	32,674
L. Johansson(6)	0
A. J. Lacy	26,292
V. L. Sato, Ph.D.	28,219
T. D. West, Jr.	24,058
R. S. Williams, M.D.	37,579

(3)	There have been no stock options granted to directors since 2006. The aggregate number of all stock options held by each of these directors as of December 31, 2011 is set forth below.

Name	# of Stock Options
L. B. Campbell	14,500
J. M. Cornelius	5,000
L. J. Freeh	2,500
L. H. Glimcher, M.D.	14,500
M. Grobstein	0
L. Johansson(6)	14,500
A. J. Lacy	0
V. L. Sato, Ph.D.	0
T. D. West, Jr.	0
R. S. Williams, M.D.	0

(4)	Amounts include company matches of charitable contributions under our matching gift program. On occasion, family members accompanied Mr. Cornelius when traveling on the company’s NetJets account for business travel. Mr. Cornelius paid the taxes on the imputed income as calculated using the Standard Industry Fare Level (SIFL) rate. We did not reimburse Mr. Cornelius for taxes he paid.

(5)	In addition to the standard Board compensation that all non-management directors received, Mr. Cornelius received an annual Non-Executive Chairman retainer of $200,000, paid quarterly, of which 50% was paid in cash and 50% was paid in shares of company stock. Shares of company stock were paid out as follows based on the fair market value of the company’s common stock on the award date:

Award Date	Value	Fair Market Value	Shares of Common Stock Acquired
3/31/2011	$25,000	$26.43	945
6/30/2011	$25,000	$28.96	863
9/30/2011	$25,000	$31.38	796
12/31/2011	$25,000	$35.24	709

(6)	Mr. Johansson retired from the Board as of September 20, 2011. On December 27, 2011, his deferred share units were converted into common stock on a one-for-one basis under the 1987 Deferred Compensation Plan for Non-Employee Directors. As a result, Mr. Johansson was issued 42,616 shares of common stock with a fair market value of $1,498,406.30 on the conversion date.

VOTING SECURITIES AND PRINCIPAL HOLDERS

At the close of business on March 9, 2012, there were              shares of $0.10 par value common stock and              shares of $2.00 convertible preferred stock outstanding and entitled to vote.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth, as of February 28, 2012, beneficial ownership of shares of our common stock by each director, each of the named executive officers and all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power. None of our directors and executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of common or preferred stock.

Name	Bristol-Myers Squibb Company
	Total Common Shares Owned(1)	Common Shares Underlying Options or Stock Units(2)	Common Shares Underlying Deferred Share Units(3)
L. Andreotti	2,158,884	1,886,772	0
C. A. Bancroft	275,780	231,211	0
L. B. Campbell	42,652	14,500	26,042
B. Cazala	743,776	591,682	0
J. M. Cornelius	3,214,713	2,202,092	18,488
L. J. Freeh	37,405	2,500	34,905
L. H. Glimcher, M.D.	80,684	14,500	66,184
M. Grobstein	40,712	0	37,329
A. C. Hooper	318,262	96,194	0
A. J. Lacy	33,185	0	30,880
S. Leung	747,129	649,808	0
V. L. Sato, Ph.D.	32,828	0	32,828
E. Sigal, M.D., Ph.D.	1,467,980	1,236,730	23,777
G.L. Storch	4,313	0	4,313
T. D. West, Jr.	28,623	0	28,623
R. S. Williams, M.D.	42,786	0	42,286
All Directors and Executive Officers as a Group(4)	10,829,841	8,351,222	345,656

(1)	Consists of direct and indirect ownership of shares, shares credited to the accounts of the executive officers under the Bristol-Myers Squibb Company Savings and Investment Program, stock options that are currently exercisable or exercisable within 60 days, restricted stock units that vest within 60 days, performance share units that vest within 60 days (consisting of banked amounts for the first two performance years of the 2009-2011 performance share unit award and the target number of performance share units for the third performance year of such award), the target number of market share units that vest within 60 days and deferred share units.

(2)	Consists of shares underlying stock options that are currently exercisable, stock options that will become exercisable within 60 days, restricted stock units that vest within 60 days, performance share units that vest within 60 days (consisting of banked amounts for the first two performance years of the 2009-2011 performance share unit award and the target number of performance share units for the third performance year of such award) and the target number of market share units that vest within 60 days. None of these shares have any voting rights.

(3)	Consists of deferred share units that are valued according to the market value and shareholder return on equivalent shares of common stock. Deferred share units have no voting rights.

(4)	Includes 22 individuals.

Principal Holders of Voting Securities

The following table sets forth information regarding beneficial owners of more than 5 percent of the outstanding shares of our common stock. There are no beneficial owners of more than 5 percent of the outstanding shares of our preferred stock.

Name	Number of Shares Beneficially Owned		Percent of Class
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	153,908,560	(1)	9.1	%(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	113,142,060	(2)	6.7	%(2)

(1)	This information is based on the Schedule 13G/A filed by Capital World Investors, a division of Capital Research and Management Company, with the SEC on February 10, 2012 reporting beneficial ownership as of December 30, 2011. The reporting person has sole voting power with respect to 124,678,560 shares and sole dispositive power with respect to 153,908,560 shares.
(2)	This information is based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 13, 2012 reporting beneficial ownership as of December 30, 2011. The reporting person has sole voting and dispositive power with respect to all 113,142,060 shares.

Section  16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and the beneficial holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the SEC. To the best of our knowledge, during 2011 all applicable Section 16(a) filing requirements were met, except that, due to administrative errors, a Form 4 was filed late for James M. Cornelius relating to the purchase of 900 shares in February 2011; and due to technical transmission difficulties, a Form 4 was filed one-day late for Brian Daniels relating to a grant of 14,811 market share units, the banking of an aggregate of 28,007.77 performance share units and the conversion of 32,822 performance share units into the company’s common stock, and a Form 4 was filed one-day late for Carlo de Notaristefani relating to a grant of 21,979 market share units, the banking of an aggregate of 35,741.38 performance share units and the conversion of 33,665 performance share units into the company’s common stock.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) is intended to explain to our stockholders how our compensation program is designed and how it operates with respect to our Named Executive Officers (our current CEO, CFO, the three other most highly paid executives of our company and one of our former executives). Anthony C. Hooper, our former SVP Commercial Operations & President U.S., Japan and Intercontinental, retired from the company effective October 25, 2011. This CD&A includes Mr. Hooper’s compensation information during the time he served in that role.

Our CD&A first describes our executive compensation philosophy and how we design our compensation program, with a discussion focusing on the main components of our compensation program. We then detail the process for, and analyze the determination by the Compensation and Management Development Committee (Committee) of, the resultant compensation of our Named Executive Officers. Finally, we discuss our 2012 compensation and benefit program changes, outline other benefits we provide to our Named Executive Officers and describe several of our key executive compensation policies.

EXECUTIVE SUMMARY

Highlights of our Executive Compensation Program

•	Our 3-year and 5-year total shareholder return for the year ended December 31, 2011 exceeded that of our peer group average and the S&P 500 Index

•	Company performance was strong on profits, revenues and working capital efficiency

•	Our annual and long-term incentives are 100% performance-based

•	A significant portion of an executive’s compensation is at risk and tied to the creation of stockholder value

•	We have robust share ownership and share retention guidelines and prohibit speculative and hedging transactions

•	Our program is reviewed periodically to ensure that we continue to appropriately include features that mitigate risk

•	We have clawback provisions for our incentive awards

•	We generally do not provide perquisites

•	We do not provide tax gross-ups in our change-in-control agreements for executives who became eligible for change-in-control benefits after September 1, 2010

As described in more detail below, our Named Executive Officers were compensated based on the successful implementation of our strategy, strong financial performance of BMS and their individual performance. In addition, our compensation program was aligned with our goals of strengthening our pay-for-performance philosophy, reducing costs and delivering stockholder value.

2011 Financial Performance

Our executive compensation program and the compensation of our Named Executive Officers are directly tied to the financial performance of our company. The continued evolution of our biopharmaceutical strategy, the significant increase in sales of many of our key products, the launch of three new products, the significant advances in our pipeline, our success in implementing our “string of pearls” strategy including the acquisition of Amira Pharmaceuticals, Inc. and our continued expense management all contributed to the strong financial performance of BMS in 2011. The financial measures used in our compensation arrangements in 2011 were applicable to the determination of incentive awards for all eligible employees, including our Named Executive Officers. These financial measures are detailed below:

Financial Measure	Target	Actual	Actual after Adjustment		Percent of Target
Non-GAAP Diluted Earnings Per Share(1)	$2.14	$2.28			106.5%
Net Sales, Net of Foreign Exchange ($=MM)(2)	$20,004	$20,789	$20,583	(3)	102.9	%(3)
Working Capital plus Capital Expenditures as a % of Net Sales, Net of Foreign Exchange(4)	11.0%	8.5%			122.7	%(5)

(1)	As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, GAAP diluted earnings per share from continuing operations was $2.16. For a reconciliation of GAAP to non-GAAP, see page 51 of the Form 10-K.

(2)	Our GAAP net sales for 2011 were $21,244 million. To calculate net sales, net of foreign exchange, we adjusted GAAP net sales to the 2011 budget foreign exchange rates. This enabled comparison to target sales, excluding the impact of foreign exchange. For a reconciliation of GAAP to non-GAAP, see the fourth quarter package of financial information on our website at www.bms.com/ir.

(3)	Reflects the Committee’s use of negative discretion to adjust this financial measure downward because the AVALIDE* supply interruption did not adversely impact performance to the extent originally projected when the target was set in January 2011. Percent of target is calculated using the adjusted measure.

(4)	Our working capital plus capital expenditures as a % of net sales for 2011 was 8.7%. For a reconciliation of GAAP to non-GAAP, see Exhibit 99.2 to the Form 8-K filed on January 26, 2012.

(5)	Percent of target exceeded maximum performance threshold of 117.1% set forth on the payout curves for our incentive awards.

Total Shareholder Return

Our compensation program is designed to have a significant portion of compensation paid in the form of equity to tie executives’ interests to the interests of our stockholders. As shown below, our total shareholder return (stock price appreciation plus dividends (TSR)) for the three and five-year periods ended in 2011 exceeded that of our peers (includes companies in our primary and extended peer groups) and the S&P 500 Index. In 2011, for the third year in a row, we increased our dividends.

Role of Advisory Vote to Approve Compensation of our Named Executive Officers

We provide our stockholders with the opportunity to cast an annual advisory vote to approve compensation of our Named Executive Officers. At our annual meeting of stockholders held in May 2011, a substantial majority (93.8%) of the votes cast on the proposal at that meeting voted in favor of the proposal. The Committee believes this affirms stockholders’ support of the company’s approach to executive compensation, and the Committee did not implement changes as a direct result of the vote. The Committee will continue to consider the outcome of the annual advisory vote to approve compensation when making future compensation decisions for the Named Executive Officers.

2011 Changes to our Compensation Program

We implemented certain changes to our compensation and performance management programs for 2011 to continue driving the evolution of our biopharmaceutical business strategy and culture. These changes are described below:

•

Annual Salary Increase Program: After a one-year suspension, we reinstated a modest salary increase program for 2011 while continuing to focus on managing compensation costs. Under the program, employees, including the Named Executive Officers, were eligible for 2% salary increases provided their performance fully met or exceeded expectations.

•

Net Sales Performance Metric: Our 2011 annual and long-term incentive programs used a net sales dollar target instead of a net sales percent growth target. Given that we track sales achievement in dollar terms for other purposes, we believe that a net sales dollar target is more transparent and is more understandable to our employees.

•

Performance Management Program: We implemented a modified set of behaviors under our performance management program for 2011. The following modified behaviors, called our BMS BioPharma Behaviors, align more closely with our evolving biopharmaceutical strategy and culture:

2011 BMS BioPharma Behaviors

Decide and Act

Connect and Collaborate

Innovate and Improve

Grow and Engage

•

2011-2013 Performance Share Unit Award: The value of our 2011-2013 Performance Share Unit Award was enhanced by 50%. All of the enhanced value has been built into the 2013 portion of the award. This enhancement represents a one-time increase in total long-term incentive value of 30% (when taking both the value of performance share units and market share units into consideration). The purpose of this special award is to: (a) provide extra incentive for our executives to realize key strategic opportunities over the three year performance cycle, particularly in light of patent expirations on our largest products; and (b) help retain and reward the talent we need to become a premier growth company in the biopharmaceutical industry in 2014 and beyond.

EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation philosophy is based on two core elements: to pay for performance and to provide a competitive compensation package. Each of these elements is described below:

Pay for Performance: We structure our compensation program to align the interests of our senior executives with the interests of our stockholders. We believe that an executive’s compensation should be tied directly to helping us achieve our mission and deliver value to our stockholders. Therefore, a significant part of each executive’s pay depends on his or her individual performance against financial and operational objectives as well as key behavioral standards. We also believe that a significant amount of compensation should be at risk. A substantial portion of an executive’s compensation, therefore, is in the form of variable bonus and equity awards that tie the executive’s compensation directly to creating stockholder value and achieving financial and operational results.

Competitive Pay: We believe that a competitive compensation program is important to help attract and retain talented employees capable of leading our business in the highly complex and competitive business environment in which we operate. We intend to pay our executives at approximately the median level of pay of our peer group when targeted levels of performance are achieved. In certain circumstances, we may target pay above or below the competitive median to help attract or retain executives, as necessary, or to recognize differences in their qualifications, responsibilities, individual performance, role criticality and/or potential. By providing compensation that is competitive with our peer companies, we reduce the risk that our competitors can successfully recruit our executives.

In addition, our compensation program is designed with the following principles in mind:

•	to pay our employees equitably relative to one another based on the work they do, the capabilities and experience they possess, and the performance they demonstrate;

•	to promote a non-discriminatory work environment that enables us to benefit from the diversity of thought that comes with a diverse workforce;

•	to motivate our executives to deliver high performance with the highest integrity; and

•	to continue to focus on good corporate governance practices by implementing compensation best practices and corporate policies, several of which are described in greater detail beginning on page 44.

Based on our review of our executive compensation arrangements as detailed on page 11, our Committee believes that our compensation program does not encourage executives to take unreasonable risks that may harm stockholder value. Our compensation program achieves this by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance under our incentive programs, using different forms of long-term incentives, placing caps on our incentive award payout opportunities, following equity grant practices that limit potential for timing awards and having stock ownership and stock retention requirements.

OUR COMPENSATION PROGRAM DESIGN

This section will explain how we determine the design of our executive compensation program.

Compensation and Management Development Committee

The Committee is responsible for providing oversight of our executive compensation program for the Named Executive Officers as well as other members of senior management. The Committee is responsible for setting the compensation of the Chief Executive Officer and approving the compensation of all of the other Named Executive Officers.

The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with our compensation philosophy and with our performance. The “Committees of Our Board” section on page 9 discusses the duties and responsibilities of the Committee in more detail.

Independent Compensation Consultant

In September 2009, the Committee retained Compensation Advisory Partners, LLC (CAP) as its independent compensation consultant to provide executive compensation services to the Committee. CAP reports directly to the Committee, and the Committee directly oversees the fees paid for services provided by CAP. The Committee instructs CAP to give advice to the Committee independent of management and to provide such advice for the benefit of our company and stockholders. CAP does not provide any consulting services to BMS beyond its role as consultant to the Committee.

In 2011, CAP provided the following services:

•	Participated in the design and development of our executive compensation program;

•	Provided competitive benchmarking and market data analysis;

•	Provided an annual analysis of industry trends among the peers and best practices related to pay program design and other elements;

•	Reviewed and advised on all materials provided to the Committee for discussion and approval; and

•	Attended all of the Committee’s regularly-scheduled meetings in 2011 at the request of the Committee.

Role of Company Management

The CEO makes recommendations to the Committee concerning the compensation of the other Named Executive Officers and other senior management. In addition, the CEO and CFO are involved in recommending for the Committee’s approval the business goals that are used as the performance goals for the annual and long-term incentive plans. The Senior Vice President of Human Resources, Public Affairs and Philanthropy works closely with the Committee, the Committee’s independent compensation consultant and management to (i) ensure that the Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for Committee consideration, and (iii) communicate those decisions to management for implementation.

Peer Group and Benchmarking Analysis

Our executive compensation program seeks to provide total direct compensation, when targeted levels of performance are achieved, at the median of the pay levels of our primary peer group, a designated peer group of U.S. companies further described below. In any given year, however, we may target total direct compensation for an executive above or below the median of our primary peer group due to multiple factors, including individual performance results, length of time in an officer’s current role, scope of responsibility and retention. We define total direct compensation as base salary plus target annual incentive bonus plus the fair value of long-term incentives granted to an executive in a given year. The Committee’s independent compensation consultant annually conducts a review of the compensation for our Named Executive Officers using compensation information compiled from the proxy statement disclosures made by our primary and extended peer group to assess our overall program. We use pay levels of our peers as a reference point when determining individual pay decisions (i.e., base salary levels, the size of salary adjustments, target bonus amounts and the size of long-term incentive awards). Paying at levels competitive with our peers when targeted levels of performance are achieved allows us to attract and retain the talent we need to run our business while also enabling us to maintain a competitive cost base with respect to compensation expense. For 2011, the value of our 2011-2013 performance share unit awards included a one-time 50% enhancement to provide focus on performance and retention. All of the enhanced value has been built into the 2013 portion of the award. Resulting target compensation for each of our Named Executive Officers was approximately at the 50th percentile of our primary peer group for Messrs. Andreotti and Bancroft and Ms. Leung, between the 50th and 75th percentiles of our primary peer group for Ms. Cazala and Mr. Hooper, and approximately at the 75th percentile of our primary peer group for Dr. Sigal.

Peer Group

Our primary peer group in 2011 consisted of the following companies:

Abbott Laboratories	Gilead Sciences Inc.
Amgen Inc.	Johnson & Johnson
Biogen Idec Inc.	Merck & Co.
Eli Lilly and Company	Pfizer, Inc.

In 2011, we removed Genzyme Corporation from our primary peer group in light of it being acquired by Sanofi-Aventis SA. We believe this peer group was appropriate given the unique nature of the pharmaceutical/biotechnology industry. The companies in our primary peer group varied in size. BMS approximated between the 25th percentile and the median in both revenue and market capitalization amongst our primary peer group. We believe that company size, however, should not be the only factor in determining a peer group. Instead, we believe emphasis should be placed on whether a company competes directly with us for unique pharmaceutical/biotechnology talent. The companies in our 2011 primary peer group represented our primary competitors for executive talent and operated in a similarly complex regulatory and research-driven environment. We also reviewed an extended peer group, which is comprised of the eight companies in our primary peer group plus five companies based outside the U.S. The five foreign companies included in our extended peer group are: AstraZeneca PLC, GlaxoSmithKline PLC, Roche Holding Ltd., Novartis AG and Sanofi-Aventis SA. This extended peer group serves as an additional reference point for the Committee given the global nature of our business and the fact that we compete for talent on a global basis. BMS approximates the 25th percentile of the extended peer group in both revenue and market capitalization. We monitor the composition of our peer groups regularly and make changes when appropriate.

DETERMINING THE INDIVIDUAL COMPENSATION OF OUR EXECUTIVES

This section will explain how the 2011 compensation was determined for each of our Named Executive Officers, including our former SVP Commercial Operations & President U.S., Japan and Intercontinental, who retired from the company effective October 25, 2011.

Our executive compensation program is designed to provide value to the executive based on the extent to which (i) individual performance, (ii) company performance versus annual financial targets and (iii) total return to stockholders (stock price appreciation plus dividends) meet, exceed or fall short of expectations. We believe this approach, with a significant emphasis on long-term compensation, serves to focus the efforts of our executives on the attainment of sustained long-term growth and profitability for the benefit of our company and our long-term stockholders while demonstrating high ethical standards.

When determining individual award levels, the Committee gives equal weight to (i) individual performance against financial and operational objectives that are linked to our business strategy and total shareholder return (“Results”) and (ii) an executive’s demonstration of the values and behaviors defined in the Bristol-Myers Squibb Commitment and our BMS BioPharma Behaviors (“Behaviors”) and identified in the box to the right. The Commitment can be found on our website (www.bms.com).

2011 BMS BioPharma Behaviors Decide and Act Connect and Collaborate Innovate and Improve Grow and Engage

Performance Management System

Our performance management system involves an annual review of all executives, including the Named Executive Officers, which measures individual performance over the course of the previous year. This review includes an evaluation of the individual goals set by each executive on an annual basis. These individual goals are set within the framework of the company’s strategic goals. The system assists in ensuring that each executive’s compensation is tied to the financial and operational performance of our company, to stockholder return, and to the executive’s demonstration of the BMS BioPharma Behaviors and the values embodied in the BMS Commitment. The Committee conducts the assessment process for our CEO. The CEO conducts the assessment for all of our other Named Executive Officers. The assessment for each Named Executive Officer is then reviewed and approved by the Committee.

Each executive is assessed on both “Results” and “Behaviors”. The Committee uses these assessments as the basis for making individual compensation decisions. The assessments described below pertain to 2011 performance and were used to help the Committee determine the size of each Named Executive Officer’s 2011 annual bonus payment. Prior-year assessments, as disclosed in our 2011 proxy statement, were used by the Committee to determine the size of the 2011 long-term incentive awards granted in March of 2011 to each Named Executive Officer.

Individual Performance

When determining the individual 2011 annual incentive payments and the 2012 long term incentive awards, the Committee considered the strong financial performance of our company against preset financial measures identified on page 29 and general operational goals which had a direct impact on the financial measures. In addition, the Committee placed an emphasis on the requirement that the executives achieve their goals while demonstrating the highest standards of business integrity and ethics.

For Mr. Andreotti, the Committee considered his leadership in: (i) delivering the strong 2011 financial results and total shareholder return shown on page 29; (ii) driving future development of pipeline and executing strategic “string of pearls” transactions; (iii) executing the Yervoy launch and preparing launches for several new products; (iv) continuing to prepare for long term growth while driving expense management and profitability; and (v) further strengthening the leadership team through development of internal talents and hiring of qualified executives.

For Mr. Bancroft, the Committee considered: (i) his key role in the achievement of our strong financial results in 2011; (ii) his leadership over our capital allocation; (iii) his financial oversight of the “string of pearls” transactions; and (iv) his performance in his new responsibilities leading two geographical business units.

For Dr. Sigal, the Committee considered the success of our R&D under his leadership which consolidated the position of BMS as the benchmark innovation company. For 2011, the accomplishments of the R&D organization included: (i) receiving 14 regulatory approvals including three new product approvals (Yervoy, Eliquis and Nulojix) and the extension of existing approvals to new indications and/or geographies; (ii) advancing two products to full development; (iii) achieving proof of confidence for four compounds; and (iv) achieving 11 first-in-human starts and producing 14 Early Candidate Nominations.

For Ms. Cazala, the Committee considered: (i) the positive performance of the two geographical business units reporting to her; (ii) her supervision of the preparation of the global launch and commercialization plans for Yervoy and other key products; (iii) the evolution of our customer model; and (iv) the execution of our Emerging Markets strategy.

For Ms. Leung, the Committee considered her performance in providing consistently sound legal advice to senior management and the Board of Directors. The Committee also considered her leadership in driving the performance of the Law Department to support the Company’s results, including: (i) securing, protecting and defending the Company’s legal rights and interests; and (ii) providing legal supervision of our “string of pearls” transactions and our Emerging Markets and customer model initiatives.

THE COMPONENTS OF OUR 2011 COMPENSATION PROGRAM

The main components of our executive compensation program in 2011 were:

•	Base Salary

•	Annual Incentive Award

•	Long-Term Incentives

•	Performance Share Units (vests in year following end of three-year performance cycle)

•	Market Share Units (vests 25% per year over four-year period)

The following chart shows the 2011 compensation mix for these elements based on the average of targeted compensation for our Named Executive Officers:

This target mix supports the core elements of our executive compensation philosophy by emphasizing long-term incentives while providing competitive short-term components. Below, we explain how each of these components is set and describe certain changes we made to these components in 2011, including the enhancement of the value of our 2011-2013 performance share unit award by 50%. The changes noted were implemented to provide for the continued alignment of our compensation program with the core elements of our compensation philosophy. The specific pay decisions with respect to our Named Executive Officers are also detailed.

Base Salary

Base salaries are used to help keep us competitive and to help us retain talent. The base salaries of our executives are set based primarily upon the pay levels of comparable positions within our primary peer group and the unique qualifications and experience of the individual executives. Merit increases for our executives are determined based upon both the performance of an individual and the size of our merit increase budget in a given year. We review results of surveys that forecast what other companies’ salary increase budgets will be. We typically set our annual salary increase budgets based upon the median of such forecasts. Salary adjustments are also typically granted when executives assume significant increases in responsibility.

In 2011, after a one-year suspension, we reinstated a company-wide salary increase program. Under the program, employees, including the Named Executive Officers, were eligible for a modest merit increase provided their performance fully met or exceeded expectations on both Results and Behaviors. Employees rated below the fully-performing level typically received no salary increase. Consistent with this policy, Dr. Sigal, Ms. Cazala and Mr. Hooper each received a 2% salary increase effective April 1, 2011, the standard increase for U.S. employees. Mr. Andreotti received an 11% salary increase effective April 1, 2011 to bring him closer to competitive market levels. Mr. Bancroft and Ms. Leung received a 10% salary increase effective April 1, 2011 to bring their base salaries closer to the market median of executives in similar positions at peer companies. Additionally, Mr. Bancroft and Ms. Cazala each received a salary increase on October 19, 2011 in connection with their appointments as Executive Vice Presidents of the company and to recognize an increase in their responsibilities. In addition to his CFO responsibilities, Mr. Bancroft assumed operational responsibility for the pharmaceutical business in Latin America, Middle East, Africa, Canada, Japan and several other countries in the Pacific Rim. Ms. Cazala added responsibility for global policy to her role leading Global Commercialization, Europe and Emerging Markets. In connection with her transition to a long-term assignment in the United States which is further described under “Other Compensation” on page 43, Ms. Cazala was transferred from the French payroll to the U.S. payroll on February 21, 2011, which resulted in a salary increase of 1% due to the exchange rate conversion.

Annual Incentives

Annual incentive awards are designed to reward the Named Executive Officers for achieving short-term financial and operational goals and to reward their individual performance, consistent with our pay-for-performance philosophy. A Named Executive Officer’s annual incentive award opportunity is expressed as a percentage of base salary as determined by the individual’s grade level.

Under our 2011 bonus plan design, three corporate-wide measures—non-GAAP diluted earnings per share (weighted 50%), non-GAAP net sales, net of foreign exchange (weighted 25%) and working capital plus capital expenditures as a percent of net sales (weighted 25%)—serve to fund our bonus pool. Individual target bonuses, in turn, may be increased or decreased based upon our company’s performance against these corporate-wide measures. Overall individual results can modify an award from 0% to 150%, and if a pre-specified amount above target plan is achieved, individual results can range from 0% to 165%. The maximum bonus opportunity based on company and individual results is 251% of target.

Current Structure of Annual Incentive Award for Named Executive Officers

Base Salary	x	Target Annual Incentive Opportunity (as % of salary)	x	Company Financial Factor (0 – 152%)	x	Individual Performance (0 – 165%)	=	Actual Award

The table below shows the resulting payout percentage of the financial measures used for our 2011 bonus plan:

Financial Measure	Percent of Target		Resulting Payout Percentage
Non-GAAP Diluted Earnings Per Share	106.5%		117.65%
Net Sales, Net of Foreign Exchange	102.9	%(1)	125.70%
Working Capital plus Capital Expenditures as a % of Net Sales, Net of Foreign Exchange	122.7	%(2)	152.17%
Total			128.29%

(1)	Reflects the Committee’s use of negative discretion to adjust this financial measure downward because the AVALIDE* supply interruption did not adversely impact performance to the extent originally projected when the target was set in January 2011.

(2)	Percent of target exceeded maximum performance threshold of 117.1% set forth on the payout curve for our annual incentive awards, resulting in maximum payout percentage.

Assuming the achievement of the financial measures, the actual bonus an executive receives is based entirely on individual performance. As described above, individual performance is assessed on the two dimensions of our performance management process—Results and Behaviors. Additionally, the bonuses of our Named Executive Officers and other Senior Management Team members may be modified up or down based on the extent to which each executive demonstrates actions that promote diversity (e.g., ensuring that diversity candidates are considered for developmental opportunities; including diversity candidates in succession plans; mentoring employees with diverse backgrounds; and holding staff members accountable for advancing our diversity objectives). We place an emphasis on diversity in our annual incentive program because we believe a diverse workforce, which engenders diversity of thought and perspective, is a source for creating a competitive advantage. In 2011, the Committee determined not to modify any of the Named Executive Officer’s bonuses because the Named Executive Officers demonstrated their commitment to diversity on a relatively equal basis by hosting various diversity awareness and advancement forums and ensuring that our talent acquisition slates included viable diversity candidates.

We believe this approach for determining incentive award payments balances the need to consider overall company performance, results specific to an executive’s functional area of responsibility, and the executive’s ability to achieve results vs. objectives on an individual level while also demonstrating the BMS BioPharma Behaviors. The recommended payments are reviewed and approved by the Committee in the first quarter of the year following the performance year, and the awards are paid by March 15th.

The actual annual incentives paid to our Named Executive Officers are shown in the table below and also reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column:

Executive	Target Bonus	Adjusted Target Bonus(1)	Actual Payout(2)	% of Target
Mr. Andreotti	$2,268,750	$2,910,579	$4,220,340	186.0%
Mr. Bancroft	$812,500	$1,042,356	$1,407,181	173.2%
Dr. Sigal	$1,242,360	$1,593,824	$2,151,663	173.2%
Ms. Cazala(3)	$811,524	$1,041,104	$1,353,436	166.8%
Ms. Leung	$580,500	$744,723	$968,140	166.8%
Mr. Hooper(4)	$675,973	$867,206	$867,206	128.3%

(1)	Adjusted to reflect financial performance earned at 128.29%.

(2)	Adjusted to reflect individual performance.

(3)	Ms. Cazala’s target bonus was increased from 90% to 100% of her base salary effective as of February 21, 2011 in connection with her transition to a long-term assignment in the United States.

(4)	Mr. Hooper’s target bonus was prorated to reflect his service through October 25, 2011.

As set forth in the table above, each Named Executive Officer’s target bonus was earned at 128.29% based on strong financial results. Then, an individual performance payout factor was applied to each of the adjusted target bonuses. In determining the individual annual incentives paid to our Named Executive Officers, the Committee considered the 2011 performance of each executive as described under “Individual Performance” on page 34. The Committee approved individual performance factors ranging between 130% and 145% for each Named Executive Officer, other than Mr. Hooper, based on the strong individual performance results described above.

Long-Term Incentive Program

Long-term incentives are designed to tie executive interests to the interests of our stockholders. The ultimate value of long-term awards is driven by stock price and dividends, which provide a direct link to the creation of stockholder value. In addition, our long-term incentive program is designed to reward individual performance. In 2011, we offered two long-term award vehicles, each of which served a different purpose:

•	Performance Share Unit Awards to reward the achievement of internal financial goals; and

•	Market Share Unit Awards to reward the creation of incremental stockholder value and help us retain key talent.

We believe our long-term incentive program serves the best interests of our stockholders by focusing the efforts of our executives on key financial drivers of long-term success and on total shareholder return while enabling us to reduce expenses. In 2010, we redesigned our long-term incentive program to achieve the following objectives that support our biopharmaceutical business strategy:

•	The entire long-term incentive program for executives is performance-based.

•	The design applies uniformly to all levels of executives, thus promoting organizational alignment with our biopharmaceutical strategy.

•	With vesting and payout spread over several years, including the payouts relating to dividend equivalents, the new program promotes greater retention of our executives.

•	The program offers the opportunity to earn dividend equivalents on performance share units and market share units only when the underlying award is earned.

Annual Equity Award Grants

Annual equity award grants are typically made during the first week of March to coincide with meetings of the Committee and the full Board of Directors. We believe that consistent timing of equity award grants is a good corporate governance practice that reduces the risk of selecting a grant date with a preferential stock price.

Under our long-term incentive program, the Committee establishes target awards, expressed in dollars, at each grade level. The value of these target awards, taken in conjunction with the other components of our pay program, enables us to achieve our overall target level of competitive compensation.

Based upon individual performance, an executive may receive a long-term incentive award ranging from 0% to 150% of the target award. Typically, once the grant value is established for each executive, 60% of the value is converted into performance share units and 40% into market share units.

In determining the size of the individual long-term incentive awards granted to our Named Executive Officers in March 2011, the Committee considered the prior-year performance of each executive as well as ways to incentivize our Named Executive Officers to focus on the company’s long-term performance over the next three years and beyond. The Committee approved individual awards ranging from 130% to 135% of the target value for all of the Named Executive Officers other than the CEO based on strong individual performance during 2010. The value of the CEO’s individual award is determined annually by the Committee based on competitive benchmarks and individual performance and contributions. His award took into account his strong performance during 2010. The Committee also enhanced the value of our 2011-2013 performance share unit award by 50%. All of the enhanced value was built into the 2013 portion of the award. This enhancement represented a one-time increase in total long-term incentive value of 30% (when taking both the value of performance share units and market share units into consideration). The purpose of the special nature of this award was to: (a) provide extra incentive for our executives to realize key strategic opportunities over the three year performance cycle, particularly in light of patent expirations on our largest products; and (b) help retain and reward the talent we need to become a premier growth company in the biopharmaceutical industry in 2014 and beyond. As a result of this one-time increase in the value of our 2011 total long-term incentive award, the long-term incentive mix in 2011 was 69% performance share units and 31% market share units.

Performance Results Under Our Outstanding Performance Share Unit Awards

The payout of performance share unit awards is based on three-year performance cycles. The Committee approves annual performance targets at the beginning of each year of the three-year performance cycle, and awards are payable in the year following the end of the three-year cycle. This design provides for a better link between performance and payout because it eliminates the need to project performance beyond one year. This closer line of sight will help to avoid situations where unforeseen events lead to performance targets that are either overstated or understated and do not appropriately support our pay-for-performance philosophy. Given that these awards are denominated and paid in shares, there is a strong link to stockholder return.

The Committee established a 2011 non-GAAP pretax earnings goal of $3,774 million for the purpose of preserving tax deductibility of 2011 payouts under this award pursuant to Section 162(m) of the Internal Revenue Code. The company’s actual non-GAAP pretax earnings for 2011 of $5,082 million exceeded the established goal, thus enabling the 2011 portion of the 2009-2011, 2010-2012 and 2011-2013 performance share unit awards to be earned.

2009-2011 Award: The 2011 portion of the 2009-2011 award is based 50% on non-GAAP diluted earnings per share, 25% on non-GAAP net sales, net of foreign exchange, and 25% on working capital and capital expenditures as a percent of net sales. In 2009 and 2011, net sales were measured in dollar terms; in 2010, a percent growth metric was used. Under the 2011 earnings per share metric, achievement of target yields a payout of 100% of target for that portion of the award; achievement below 79.4% of target will yield no payout; and achievement levels of 115.9% or higher of target yields a maximum payout of 167.5% for that portion of the award. Under the 2011 net sales metric, achievement of target yields a payout of 100% of target for that portion of the award; achievement below 92.3% of target will yield no payout; and achievement levels of 105.3% or higher of target will yield a maximum payout of 167.5% for that portion of the award. Under the 2011 working capital and capital expenditures as a percent of net sales metric, achievement of target yields a payout of 100% of target for that portion of the award; achievement below 77.2% of target will yield no payout; and achievement levels of 117.7% or higher of target yields a maximum payout of 167.5% for that portion of the award

The 2009-2011 award is payable at 130.92% of target award. The following table summarizes the performance and payout results relating to this award:

Year	Measure	Target	Actual		% of Target		% Payout
2009	EPS	$1.70	$1.89		111.2%		146.00%
	Sales ($=MM)	$19,199	$19,537		101.8%		101.80%
	Work Cap + CapEx (%)	18.1%	15.9%		112.2%		151.00%
	Annual Total						136.20%
	Adjusted Annual Total						133.18	%(1)
2010	EPS	$2.17	$2.22	(2)	102.3%		109.92%
	Sales Growth (%)	6.1%	4.1	%(2)	67.2%		90.80%
	Work Cap + CapEx (%)	12.5%	9.6	%(2)	123.2%		167.50%
	Annual Total						119.54%
2011	EPS	$2.14	$2.28		106.5%		127.79%
	Sales ($=MM)	$20,004	$20,583	(3)	102.9%		137.06%
	Work Cap + CapEx (%)	11.0%	8.5%		122.7	%(4)	167.50%
	Annual Total						140.04%
	Three-Year Total						130.92%

(1)	Reflects the Committee’s use of negative discretion. Our long-term performance award program provides that discontinued operations be excluded from financial results for payout purposes. Therefore, the financial measures excluded the performance of the Mead Johnson business unit, which was split-off from BMS on December 23, 2009. The Committee, however, determined it was appropriate to exercise its negative discretion and reduce the long-term performance award to levels that reflect the inclusion of the financial performance of the Mead Johnson business unit.

(2)	Actuals exclude the impact of the acquisition of ZymoGenetics, Inc. and the portion of the impact of health care reform that could not be quantified at the time targets were approved by the Committee. The impact of health care reform was a decrease in net sales of $155 million and a decrease in non-GAAP diluted earnings per share of $0.055. The impact of ZymoGenetics was an increase in net sales of $15 million and a decrease in non-GAAP diluted earnings per share of $0.01.

(3)	Reflects the Committee’s use of negative discretion to adjust this financial measure downward because the AVALIDE* supply interruption did not adversely impact performance to the extent originally projected when the target was set in January 2011.

(4)	Percent of target exceeded maximum performance threshold of 117.1% set forth on the payout curve for our performance share unit awards, resulting in maximum payout percentage.

2010-2012 Award: The 2011 portion of the 2010-2012 award has the same performance metrics and weights, and the same performance goals and payout schedules as the 2009-2011 award: non-GAAP diluted earnings per share (weighted 50%), non-GAAP net sales, net of foreign exchange (weighted 25%) and working capital plus capital expenditures as a percent of net sales (weighted

25%). In 2011, net sales were measured in dollar terms; in 2010, a percent growth metric was used. Below are the performance and banked payout results for the first two years of the 2010-2012 award:

Year	Measure	Target	Actual		% of Target		% Payout
2010	EPS	$2.17	$2.22	(1)	102.3%		109.92%
	Sales Growth (%)	6.1%	4.1	%(1)	67.2%		90.80%
	Work Cap + CapEx (%)	12.5%	9.6	%(1)	123.2%		167.50%
	Annual Total						119.54%
2011	EPS	$2.14	$2.28		106.5%		127.79%
	Sales ($=MM)	$20,004	$20,583	(2)	102.9%		137.06%
	Work Cap + CapEx (%)	11.0%	8.5%		122.7	%(3)	167.50%
	Annual Total						140.04%

(1)	Actuals exclude the impact of the acquisition of ZymoGenetics and the portion of the impact of health care reform that could not be quantified at the time targets were approved by the Committee. The impact of health care reform was a decrease in net sales of $155 million and a decrease in non-GAAP diluted earnings per share of $0.055. The impact of ZymoGenetics is an increase in net sales of $15 million and a decrease in non-GAAP diluted earnings per share of $0.01.

(2)	Reflects the Committee’s use of negative discretion to adjust this financial measure downward because the AVALIDE* supply interruption did not adversely impact performance to the extent originally projected when the target was set in January 2011.

(3)	Percent of target exceeded maximum performance threshold of 117.1% set forth on the payout curve for our performance share unit awards, resulting in maximum payout percentage.

2011-2013 Award: The 2011 portion of the 2011-2013 award has the same performance metrics and weights, and the same performance goals and payout schedules as the 2009-2011 award: non-GAAP diluted earnings per share (weighted 50%), non-GAAP net sales, net of foreign exchange (weighted 25%) and working capital plus capital expenditures as a percent of net sales (weighted 25%). As described above, upon grant, the value of our 2011-2013 award was enhanced by 50%. All of the enhanced value has been built into the 2013 portion of the award. Below are the performance and banked payout results for the first year of the 2011-2013 award:

Year	Measure	Target	Actual		% of Target		% Payout
2011	EPS	$2.14	$2.28		106.5%		127.79%
	Sales ($=MM)	$20,004	$20,583	(1)	102.9%		137.06%
	Work Cap + CapEx (%)	11.0%	8.5%		122.7	%(2)	167.50%

	Annual Total						140.04%

(1)	Reflects the Committee’s use of negative discretion to adjust this financial measure downward because the AVALIDE* supply interruption did not adversely impact performance to the extent originally projected when the target was set in January 2011.

(2)	Percent of target exceeded maximum performance threshold of 117.1% set forth on the payout curve for our performance share unit awards, resulting in maximum payout percentage.

Market Share Units

Market share units will vest 25% per year over a four-year period. On each vesting date, a payout factor is derived as a ratio of the average closing price (i.e., an average of the closing price on the vesting date plus the nine prior trading days) divided by the average stock price on the grant date (also a 10-day average). The payout factor is applied to the target number of units vesting on a given date, inclusive of accrued dividend equivalents, to determine the total number of units and dividend equivalents payable. No payout may exceed 200% of the target units and accrued dividend equivalents payable. If the vesting date stock price (a 10-day average closing price) falls below 60% of the grant price (also a 10-day average), the target units, inclusive of the accrued dividend equivalents, are forfeited.

We first granted market share units to our Named Executive Officers on March 2, 2010. Mr. Andreotti was granted an additional market share unit award on May 4, 2010 in connection with his promotion to the position of Chief Executive Officer. The payout factor for the market share unit awards that vested on March 2, 2011 and May 4, 2011 (the first anniversaries of the respective grant dates) was 103.66% and 113.53%, respectively.

Stock Options and Restricted Stock Units

In 2011, we did not grant any stock options, nor did we grant any service-based restricted stock units to executives as part of our annual long-term incentive program. Restricted stock units were only granted selectively to executives for purposes of attracting, retaining and providing special recognition. Among our Named Executive Officers, the Committee granted two special restricted stock unit awards in 2011. Ms. Cazala received an award on March 1, 2011 valued at $500,000 in connection with her long-term assignment in the United States and to recognize her value and criticality to the company. Mr. Bancroft received an award on November 1, 2011 valued at $300,000 to recognize a significant increase in responsibility. Mr. Bancroft was appointed Executive Vice President of the company and assumed operational responsibility for the pharmaceutical business in Latin America, Middle East, Africa, Canada, Japan and several other countries in the Pacific Rim. Each of Ms. Cazala’s and Mr. Bancroft’s awards will vest one-third per year on the third, fourth and fifth anniversaries of the grant date.

OTHER ELEMENTS OF 2011 COMPENSATION

In addition to the components set forth above, our senior executives, including all of our Named Executive Officers, were entitled to receive benefits in 2011 under the following plans or arrangements:

•	Post-Employment Benefits

•	Qualified and Non-Qualified Pension Plans

•	Qualified and Non-Qualified Savings Plans

•	Annual Incentive Deferral Plan

•	Severance Plan

•	Change-in-Control Arrangements

•	Other Compensation

Post-Employment Benefits

We offer certain plans which provide compensation and benefits to employees who have terminated their employment. These plans are periodically reviewed by the Committee to ensure that they are consistent with competitive practice. The plans offered are common within our primary peer group and enhance our ability to attract and retain key talent.

Defined Benefit Pension Plans

Our defined benefit plans provide income for employees following retirement. The Retirement Income Plan is a tax-qualified plan, as defined under IRS regulations, and the Benefit Equalization Plan–Retirement Plan is a non-qualified plan that provides pension benefits above those allowed under the contribution limits for tax-qualified plans. The Summary Compensation Table reflects the annual increase in the actuarial value of these benefits. Current accrued benefits for each of the Named Executive Officers are provided in the Pension Benefit Table. As of December 31, 2009, we discontinued service accruals under our qualified and non-qualified pension plans in the U.S. and Puerto Rico for active plan participants, including all of our Named Executive Officers, and we stopped adding new participants to our plans. For active plan participants at year-end 2009, we are allowing five additional years of pay growth in our pension plans. These actions were taken to align our retirement program with our new biopharmaceutical business strategy and culture, to respond to the competitiveness of a changing industry, and to meet the mobility and career expectations of an evolving workforce.

Savings Plans

Our savings plans allow employees to defer a portion of their total cash compensation and to receive matching contributions from BMS to supplement their income in retirement. The Savings and Investment Program is a tax-qualified 401(k) plan, as defined under IRS regulations, and the Benefit Equalization Plan–Savings Plan is a non-qualified deferred compensation plan that allows employees to defer a portion of their total cash compensation and to receive matching contributions from BMS in excess of the contributions allowed under the Savings and Investment Program. The savings plans are designed to allow employees to accumulate savings for retirement on a tax-advantaged basis. The company matching contribution under our savings plans equals 100% of the employee’s contribution on the first 6% of eligible compensation that an employee elects to contribute. Employees are eligible for an additional automatic company contribution that is based on a point system of one’s age plus service as follows: below 40 points, the automatic contribution is an additional 3% of total cash; between 40 and 60 points, the contribution is 4.5%; and at 60 points and above, the contribution is 6%. For those employees with 60 or more points who had 10 or more years of service at year-end 2009, an additional automatic contribution of 2% is provided for a five-year period. Each Named Executive Officer has earned over 60 points and has more than 10 years of service. All U.S. employees are eligible to participate in both savings plans. The Summary Compensation Table reflects company contributions to these plans during 2011 in the All Other Compensation column. The Non-Qualified Deferred Compensation Table provides more detail on the Benefit Equalization Plan–Savings Plan.

Annual Incentive Deferral Plan

We maintain a non-qualified deferred compensation plan for our executives, including the Named Executive Officers. Until we discontinued new deferrals under the plan, effective January 1, 2010, the plan permitted executives to defer up to 100% of their annual cash incentive awards into a choice of two funds: a Bristol-Myers Squibb common stock unit fund and a U.S. Treasury Bill fund. Although we no longer permit new deferrals under the plan, we maintain the plan for executives who made deferrals prior to 2010. We do not pay above-market interest rates on these investments. Upon retirement or termination, plan participants are eligible to receive their deferred amounts based on a previously-selected payout schedule. The Committee may approve accelerated distributions in the event of an unforeseeable emergency. The Non-Qualified Deferred Compensation Table provides more detail on this plan for those Named Executive Officers who participated in previous years. The rationale for discontinuing new deferrals under the plan is that (i) very few employees elected to defer their bonuses in prior years; and (ii) partial bonus deferrals are now possible under our enhanced qualified and non-qualified savings plans.

Severance Plan

The Bristol-Myers Squibb Senior Executive Severance Plan provides a competitive level of severance protection for certain senior executives (including the Named Executive Officers) to help us attract and retain key talent necessary to run our company. The value of this benefit for our Named Executive Officers is shown in the “Post-Termination Benefits” section on page 57.

Change-in-Control Arrangements

We have entered into change-in-control agreements with certain executives including the CEO and other Named Executive Officers. These agreements enable management to evaluate and support potential transactions that might be beneficial to stockholders even though the result would be a change in control of BMS. Additionally, the agreements provide for continuity of management in the event of a change in control. Our agreements require a “double-trigger” before any payments are made to an executive. This means that payments are only made in the event of a change in control and subsequent involuntary termination or termination for good reason of the employee within 36 months after a change in control for executives who became eligible for change-in-control benefits prior to September 1, 2010, or within 24 months after a change in control for executives who became eligible for change-in-control benefits after September 1, 2010. With respect to our Named Executive Officers, if payments made to a covered officer are subject to excise tax as excess parachute payments by the Internal Revenue Code, then the covered officer is eligible to have the compensation grossed up to fully offset the excise taxes. However, if the payment does not exceed the excise tax threshold by more than 10%, we will reduce the payment so that no portion of the payment is subject to excise tax and no gross-up would be made. As of September 1, 2010, we no longer gross up compensation on excess parachute payments for newly eligible executives. If a change in control occurs during the term of the agreement, the agreement will continue in effect for either 36 months or 24 months beyond the month in which such change in control occurred depending on whether the executive became eligible for change-in-control benefits before or after September 1, 2010. The value of this benefit for our Named Executive Officers is provided in the “Post-Termination Benefits” section.

Other Compensation

Except as set forth below, we did not provide perquisites and other personal benefits to our Named Executive Officers that were not otherwise available to all salaried employees.

On February 21, 2011, Ms. Cazala, our Executive Vice President, Commercial Operations, began a long-term assignment in the United States. Prior to that time, she had been working in the United States on a short-term assignment as a French expatriate. During 2011, the company provided Ms. Cazala with a reimbursement for a portion of the legal fees she incurred in connection with her transition to the long-term assignment. The reimbursement was grossed up for taxes. The company also made payments to continue certain of Ms. Cazala’s social insurance and company-sponsored health and welfare benefits in France. Between January 1 and February 21, 2011, Ms. Cazala received a number of other benefits that are generally available to any of our salaried employees working under an expatriate arrangement, including a car allowance, a cost of living allowance, the reimbursement of relocation costs, a tax gross up on the payment of relocation costs, and the reimbursement of tax preparation fees. As a French expatriate, Ms. Cazala was also entitled to company contributions to the French profit sharing and gain sharing plans. The amounts relating to these benefits are disclosed in the All Other Compensation column in the Summary Compensation Table. We ceased providing these expatriate benefits to Ms. Cazala on February 21, 2011 when she began her long-term U.S. assignment.

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION PROGRAM

Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to certain Named Executive Officers. A significant portion of the compensation we pay to our Named Executive Officers qualifies as “performance-based compensation” for purposes of Section 162(m) and is, therefore, eligible to be fully deducted by BMS for federal income tax purposes. We view preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. In specific instances, we may authorize compensation arrangements that are not fully tax deductible, but which promote other important objectives. To the extent that compensation paid in 2011 to certain Named Executive Officers, such as salary and distributions pursuant to the vesting of restricted stock units awarded without performance-based vesting conditions, does not qualify for an exception under Section 162(m) and exceeds $1 million in the aggregate, we will not be able to deduct such excess for federal income tax purposes.

Under the 2008 portion of the 2008-2010 special performance share unit award, the cash flow metric did not qualify for deductibility. Under the 2009 portion of the 2008-2010 performance share unit award and the 2008-2010 special performance share unit award, certain expenses related to the acquisition of Medarex, Inc. and the extension of our agreement with Otsuka Pharmaceutical Co., Ltd. to market ABILIFY* in the U.S. were excluded from the calculation of payouts after targets had been set by the Committee. Additionally, the market share units that vested on March 2, 2011 and May 4, 2011 did not qualify for deductibility under Section 162(m). As a result of these items, we lost deductibility on payments totaling $4.1 million in 2011.

PROGRAM CHANGES FOR 2012

Our 2011 annual and long-term incentive programs used the cash flow metric working capital plus capital expenditures as a percentage of net sales, net of foreign exchange. Given that we have achieved an optimal level of this metric and further improvement could detract from our ability to achieve quality sales and earnings, we are using a new cash flow metric of adjusted net cash flow from operating activities for our 2012 annual and long-term incentive programs.

CORPORATE POLICIES COVERING EXECUTIVE COMPENSATION

Share Ownership and Retention Policy

In order to preserve the link between the interests of the Named Executive Officers and those of stockholders, executives are expected to use the shares acquired upon the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish and maintain a significant level of direct ownership. This same expectation applies to shares acquired upon the vesting of (i) restricted stock units, (ii) market share units and (iii) performance share unit awards granted in 2011 and beyond. We continue to maintain longstanding share-ownership expectations for our senior executives. Our current Named Executive Officers must comply with the following ownership and retention requirements:

	Stock Ownership Guideline as a Multiple of Salary	Share Retention Policy - applied to all shares acquired, net of taxes		2011 Compliance with Share Ownership and Retention Policy
Executive		Prior to Achieving Guideline	After Achieving Guideline

L. Andreotti	6 x	100%	75% for 1 year	Yes
C. Bancroft	3 x	100%	75% for 1 year	Yes
E. Sigal	3 x	100%	75% for 1 year	Yes
B. Cazala	3 x	100%	75% for 1 year	Yes
S. Leung	2 x	100%	75% for 1 year	Yes

Recoupment of Compensation

We maintain clawback provisions relating to stock options, restricted stock units, performance share units and market share units. Under these clawback provisions, executives that violate non-competition or non-solicitation agreements, or otherwise act in a manner detrimental to our interests, forfeit any outstanding awards, and any accrued and unpaid dividend equivalents underlying these awards, as of the date such violation is discovered and have to return any gains realized in the twelve months prior to the violation. These provisions serve to protect our intellectual property and human capital, and help ensure that executives act in the best interest of BMS and our stockholders.

In 2005, the Board adopted a policy wherein the Board will seek reimbursement of annual incentives paid to an executive if such executive engaged in misconduct that caused or partially caused a restatement of financial results. In such an event, we will seek to claw back the executive’s entire annual incentive for the relevant period, plus a reasonable rate of interest. This policy may be viewed on our website at www.bms.com.

We are awaiting final rules from the SEC to implement Dodd-Frank legislation on clawback provisions, and will revise our policy, as appropriate, based on such rules.

Equity Grant Policy

In 2006, the Committee approved a policy covering equity grants to all employees. For the Named Executive Officers, the policy is as follows.

Approval of Awards

•	Awards granted to the CEO must be approved by the Committee and recommended by the Committee to and approved by at least 75% of the independent directors of the Board.

•	The Committee must approve awards to all Named Executive Officers.

Grant Effective Date

Annual Awards

•	For regularly-scheduled annual awards, the grant effective date is the date in March on which the Compensation and Management Development Committee and full Board meet.

All Other Awards

•

For awards granted to current employees at any other time during the year, the grant effective date is the first business day of the month following the approval date, except that if the approval date falls on the first business day of a given month, the grant effective date is the approval date.

•

For awards granted to new hires, the grant effective date is the first business day of the month following the employee’s hire date, except that if the employee’s hire date falls on the first business day of a given month, the grant effective date is the employee’s hire date.

In no case whatsoever will the grant effective date precede the approval date of a given award.

Grant Price

•	The grant price of awards granted prior to March 2, 2010 was the closing price on the date of grant (i.e., the Fair Market Value as defined in our 2007 Stock Award and Incentive Plan).

•

The grant price of awards granted on or after March 2, 2010, with the exception of stock options, is a 10-day average closing price (i.e., an average of the closing price on the grant date plus the nine prior trading days). For stock options that may be granted under special circumstances, the grant price will be the closing price on the date of grant.

Policy Against the Repricing of Stock Options

We have always maintained a consistent policy against the repricing of stock options. We believe this is a critical element in maintaining the integrity of the equity compensation program and ensuring alignment of senior executives’ interests with the interests of stockholders. The Board of Directors has adopted a formal policy prohibiting the repricing of stock options without stockholder approval. This policy may be viewed on our website at www.bms.com.

Policy Regarding Stockholder Approval of Severance

The Board has approved a policy that requires stockholder approval of any future agreements that provide for cash severance payments in excess of 2.99 times the sum of an executive’s base salary plus annual incentive. “Cash severance payments” exclude accrued incentive payments, the value of equity acceleration, benefits continuation or the increase in retirement benefits triggered by severance provisions or tax gross-up payments. This policy may be viewed on our website at www.bms.com.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee (Committee) of Bristol-Myers Squibb Company has reviewed and discussed with management the Compensation Discussion and Analysis on pages 28 to 45 of this Proxy Statement as required under Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Management Development Committee

Lewis B. Campbell, Chair

Michael Grobstein

Vicki L. Sato, Ph.D.

Gerald L. Storch

Togo D. West, Jr.

Summary Compensation Table

The following tables and notes present the compensation provided to Lamberto Andreotti, Chief Executive Officer, Charles A. Bancroft, Executive Vice President and Chief Financial Officer, the three other most highly compensated Executive Officers and Anthony C. Hooper, our former Senior Vice President Commercial Operations & President U.S., Japan and Intercontinental who retired from the company effective October 25, 2011.

Summary Compensation Table

For Fiscal Years Ended December 31, 2011, 2010 and 2009

Name and Principal Position	Year (1)	Salary (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compen- sation (5)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (6)	All Other Compen- sation (7)	Total
Lamberto Andreotti	2011	$1,510,192	$7,351,673	$0	$4,220,340	$1,179,899	$649,843	$14,911,947
Chief Executive Officer	2010	$1,347,868	$5,808,704	$0	$3,131,544	$863,366	$619,398	$11,770,880
	2009	$1,244,730	$1,636,206	$1,684,655	$3,076,402	$1,307,315	$56,013	$9,005,321

Charles A. Bancroft	2011	$809,712	$2,151,058	$0	$1,407,181	$2,754,087	$250,363	$7,372,400
EVP and Chief Financial Officer	2010	$678,830	$1,000,385	$0	$978,595	$1,418,419	$142,409	$4,218,638
Elliott Sigal, M.D., Ph.D.	2011	$1,034,986	$2,908,753	$0	$2,151,663	$2,518,327	$418,268	$9,031,998
EVP and Chief	2010	$1,020,000	$2,918,790	$0	$1,952,642	$1,941,559	$449,383	$8,282,374
Scientific Officer	2009	$1,014,846	$3,436,891	$1,350,155	$2,189,879	$1,966,999	$45,668	$10,004,439

Beatrice Cazala	2011	$895,100	$2,602,126	$0	$1,353,436	$957,938	$132,567	$5,941,167
EVP Commercial Operations

Sandra Leung	2011	$724,587	$1,827,335	$0	$968,140	$1,758,498	$213,113	$5,491,673
General Counsel	2010	$675,000	$1,824,035	$0	$797,648	$1,110,255	$222,965	$4,629,903
& Secretary

Anthony C. Hooper	2011	$711,323	$2,307,474	$0	$867,206	$1,729,920	$273,425	$5,889,348
Former SVP	2010	$800,000	$2,649,962	$0	$1,276,236	$1,154,442	$267,872	$6,148,512
Commercial Operations & President US, Japan and Intercontinental	2009	$782,308	$1,005,715	$1,022,217	$1,113,373	$1,068,498	$35,204	$5,027,315

(1)	For Mr. Bancroft and Ms. Leung, compensation is not shown for fiscal year 2009 because they were not Named Executive Officers in that fiscal year. For Ms. Cazala, compensation is not shown for fiscal years 2009 and 2010 because she was not a Named Executive Officer in those fiscal years.

(2)	Reflects actual salary earned. For 2011, Mr. Hooper’s salary was paid through his retirement date effective October 25, 2011 and includes the payout of accrued vacation. For Ms. Cazala, her salary includes payout of her accrued vacation with our French subsidiary as required by French law as a result of her transition from a short-term expatriate assignment in the U.S. to a long-term assignment in the U.S. A portion of Ms. Cazala’s salary and her accrued vacation were paid in Euros and converted into U.S. dollars at the exchange rate of 1.2108.

(3)	Represents aggregate grant date fair value under FASB ASC Topic 718 of restricted stock unit and market share unit awards granted during a specified year. Market share unit awards were granted for the first time in 2010. It also represents aggregate grant date fair value under FASB ASC Topic 718 of performance share unit awards granted during a specified year. See Note 20, “Employee Stock Benefit Plans,” in the Company’s Consolidated Financial Statements, as set forth in the Company’s Form 10-K for the year ended December 31, 2011, for the assumptions made in determining these values. Further information regarding these awards is disclosed in the Grants of Plan-Based Awards Table in the Proxy Statements for the specified years. For performance share unit and market share unit awards, the following represents the aggregate value based on the maximum number of shares that can be earned for the awards granted in the specified years.

	Performance Share Units			Market Share Units
Name	2009	2010	2011	2010	2011
Lamberto Andreotti	$1,936,847	$4,659,199	$6,511,186	$6,049,061	$6,928,794
Charles A. Bancroft (1)	n.a.	$739,907	$1,428,360	$1,116,564	$2,014,120
Elliott Sigal, M.D., Ph.D.	$1,785,818	$2,890,966	$2,844,839	$2,380,556	$2,420,684
Beatrice Cazala (1)	n.a.	n.a.	$1,895,405	n.a.	$1,939,523
Sandra Leung (1)	n.a.	$1,836,770	$1,777,063	$1,451,533	$1,532,804
Anthony C. Hooper	$1,185,985	$2,114,703	$2,240,668	$1,760,649	$1,939,523

(4)	Represents aggregate grant date fair value under FASB ASC Topic 718 of all stock option awards granted during a specified year. There were no stock option awards granted in 2010 and 2011. See Note 20, “Employee Stock Benefit Plans,” in the Company’s Consolidated Financial Statements, as set forth in the Company’s Form 10-K for the year ended December 31, 2011, for the assumptions made in determining these values.

(5)	Represents bonus earned under our annual bonus plan. For 2011, the payment was made on March 15, 2012. For 2010 and 2009, the payments were made on March 15, 2011 and March 15, 2010, respectively.

(6)	Includes increase in estimated value of accrued pension benefits during the year. The company does not pay above-market interest rates on deferred compensation. Ms. Cazala was a participant in the U.S. pension plan during her U.S. assignment from June 1, 1987 through April 30, 1991. Additionally, Ms. Cazala is a participant in our Supplementary Pension Plan payable in Euros. The change in the present value of pension benefit under that plan was converted into U.S. dollars using the average exchange rate of 1.3928 for 2011.

(7)	The amounts indicated for 2011 include the following:

(a)	Company contributions to the qualified and non-qualified savings plans as detailed in the table below. Ms. Cazala is currently not eligible to participate in the savings plans.

Name	Company Contributions to Savings Plans
Lamberto Andreotti	$649,843
Charles A. Bancroft	$250,363
Elliott Sigal, M.D., Ph.D.	$418,268
Beatrice Cazala	$0
Sandra Leung	$213,113
Anthony C. Hooper	$273,425

(b)	Ms. Cazala received the following perquisites in connection with her transition from a short-term expatriate assignment in the U.S. to a long-term assignment in the U.S., which began on February 21, 2011: reimbursement of legal fees ($28,490.00) and tax gross ups related to reimbursement of legal fees ($13,070.90). Ms. Cazala also received the following perquisites during 2011: company contributions to the French social security retirement ($42,556.50), healthcare, disability, and unemployment programs. These contribution amounts were converted from Euros into U.S. dollars at the average 2011 exchange rate of 1.3928. Between January 1 and February 21, 2011, Ms. Cazala received a number of other benefits that are generally available to any of our salaried employees working under an expatriate arrangement, including reimbursement of relocation costs; reimbursement of tax preparation services; a car allowance; a cost of living allowance; and a tax gross up on the payment of relocation costs ($5,362.13). As a French expatriate, Ms. Cazala was also entitled to company contributions to the French profit sharing and gain sharing plans. We ceased providing these expatriate benefits to Ms. Cazala on February 21, 2011 when she began her long-term U.S. assignment. Perquisites are valued based on the aggregate incremental cost. We did not provide perquisites and other personal benefits to any other Named Executive Officer that were not otherwise available to all salaried employees.

Employment Letter Agreement

On February 11, 2011, we entered into an employment letter agreement with Ms. Cazala in connection with the commencement of her long-term assignment in the United States, which took effect on February 21, 2011. At the same time, Ms. Cazala’s employment contract with our subsidiary, Bristol-Myers Squibb SARL, was suspended. Prior to February 21, 2011, Ms. Cazala had been working in the United States on a short-term assignment as a French expatriate. Under the employment letter agreement, Ms. Cazala is entitled to an initial base salary of $800,000, as well as a target bonus equal to 100% of her base salary. As described above in the CD&A, Ms. Cazala’s base salary was increased in October 2011 in connection with her appointment as Executive Vice President of the company and to recognize an increase in her responsibilities. On March 1, 2011, Ms. Cazala received a special RSU award valued at $500,000 under the terms of her employment letter agreement, with one-third of the award vesting on each of the third, fourth and fifth anniversaries of the grant date.

Ms. Cazala is eligible to participate in the company’s U.S. benefit plans. The company has also agreed to continue certain of Ms. Cazala’s social insurance and company-sponsored health and welfare benefits in France under the same cost-sharing arrangements that applied before Ms. Cazala’s long-term assignment in the United States. During the term of her U.S. assignment, Ms. Cazala’s participation in our Supplementary Pension Plan has been suspended, although she will be eligible to receive credit under the plan for her service in the United States in the event her U.S. assignment is terminated and her former employment contract is reinstated. As a result, Ms. Cazala is not eligible to participate in the Savings and Investment Program.

The employment letter agreement does not provide Ms. Cazala with any right to continued employment with the company or any subsidiary; however, her former contract will be automatically reinstated if she is terminated from her assignment in the United States. In the event Ms. Cazala’s assignment in the United States is involuntarily terminated not for cause, then we will be responsible for the cost of a one-way economy class airline ticket and the reasonable costs associated with the shipment of household goods if Ms. Cazala elects to return to France.

We do not have employment agreements with any of our other Named Executive Officers.

Grants of Plan-Based Awards

2011 Fiscal Year

Name	Grant Date(1)	Approval Date (1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)				All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards (4)

				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lamberto Andreotti				$210,994	$2,268,750	$5,696,389
	03/01/11						2,136	26,271	44,004	(5)(8)			$638,385
	03/01/11						4,933	60,676	101,632	(6)(8)			$1,552,092
	03/01/11						5,393	66,333	111,108	(7)(8)			$1,696,798
	03/01/11						80,474	134,123	268,246	(9)			$3,464,397
Charles A. Bancroft				$75,563	$812,500	$2,040,029
	03/01/11						234	2,884	4,831	(5)(8)			$70,081
	03/01/11						920	11,315	18,953	(6)(8)			$289,438
	03/01/11						1,568	19,282	32,297	(7)(8)			$493,234
	03/01/11						23,393	38,988	77,976	(9)			$1,007,060
	11/01/11	10/14/11									9,302	(10)	$291,246
Elliott Sigal, M.D., Ph.D.				$115,539	$1,242,360	$3,119,324
	03/01/11						1,634	20,103	33,673	(5)(8)			$488,503
	03/01/11						1,961	24,124	40,408	(6)(8)			$617,092
	03/01/11						1,884	23,175	38,818	(7)(8)			$592,817
	03/01/11						28,115	46,858	93,716	(9)			$1,210,342
Beatrice Cazala				$75,472	$811,524	$2,037,579
	03/01/11						1,035	12,728	21,319	(5)(8)			$309,290
	03/01/11						1,104	13,578	22,743	(6)(8)			$347,325
	03/01/11						1,510	18,568	31,101	(7)(8)			$474,969
	03/01/11						22,526	37,544	75,088	(9)			$969,762
	03/01/11	01/24/11	(2)								19,577	(10)	$500,780
Sandra Leung				$53,987	$580,500	$1,457,522
	03/01/11						1,035	12,728	21,319	(5)(8)			$309,290
	03/01/11						1,196	14,710	24,639	(6)(8)			$376,282
	03/01/11						1,193	14,674	24,579	(7)(8)			$375,361
	03/01/11						17,803	29,671	59,342	(9)			$766,402
Anthony Hooper (11)				$75,516	$812,000	$2,038,774
	03/01/11						1,359	16,722	28,009	(5)(8)			$406,345
	03/01/11						1,451	17,842	29,885	(6)(8)			$456,398
	03/01/11						1,510	18,568	31,101	(7)(8)			$474,969
	03/01/11						22,526	37,544	75,088	(9)			$969,762

(1)	The grant date for annual market share unit awards is the date the Compensation and Management Development Committee approved the awards. The grant date for annual tranches of performance share unit awards is the date the Compensation and Management Development Committee approved the awards for accounting purposes (i.e., the day the performance targets are approved). The grant date for off-cycle equity awards is the first business day of the month following approval of the awards (unless such award is approved on the same day that annual awards are approved).
(2)	The Committee approved Ms. Cazala’s award on January 24, 2011, which was subject to Ms. Cazala signing her employment letter agreement. Ms. Cazala signed her employment letter agreement on February 11, 2011.
(3)

Target payouts under our 2011 annual incentive program are based on a targeted percentage of base salary earned during the year. The Committee reviews financial and individual objectives in determining the actual bonus as reported in the Summary Compensation Table. Maximum represents the maximum individual bonus allowable under our 2011 annual incentive program. Threshold represents the minimum level of performance for which payouts are authorized under our 2011 annual incentive program. The performance targets were the same for all employees participating in the program. For Named Executive Officers, the Committee may use its negative discretion to award less than the threshold award even if financial targets are met.

(4)	Fair value of performance share unit awards is calculated based on the grant-date closing price of $25.58 on March 1, 2011 and a probable outcome of a 100% payout. Fair value of the 2009-2011 performance share unit award is additionally discounted because no dividends are accrued under this award. Fair value of market share units is calculated based on a Monte-Carlo simulation. Fair value of restricted stock units is based on the grant-date closing price of $25.58 on March 1, 2011 and $31.31 on November 1, 2011. These values are consistent with the grant-date estimate of compensation costs to be recognized over the service period, excluding the effect of forfeitures.
(5)	Reflects the third tranche of the 2009-2011 performance share unit award.
(6)	Reflects the second tranche of the 2010-2012 performance share unit award.
(7)	Reflects the first tranche of the 2011-2013 performance share unit award.
(8)	Performance targets under these performance share unit awards are set on an annual basis over a three-year period during the first quarter of each performance year and, for the 2011 tranche, are based 50% on non-GAAP diluted earnings per share, 25% on non-GAAP net sales, and 25% on working capital plus capital expenditures as a percent of net sales. After the end of each year, performance is assessed versus the targets to determine how many shares are earned. Actual payouts will be made after the end of the three-year period. For the 2011 tranche, threshold performance for all three measures will result in a payout of 32.50% of target. The threshold column above reflects the lowest possible payout of 8.13% of target. The maximum performance will result in a payout of 167.50% of target; performance above the maximum level will result in the maximum payout. The 2010-2012 and 2011-2013 performance share unit awards accrue dividend equivalents which are payable in stock when the awards are paid out, but only to the extent that the financial measures are achieved.
(9)	Reflects market share unit awards which vest in equal annual installments on the first, second, third, and fourth anniversaries of the grant date. Each year when the target annual units are due to vest, the vesting-date stock price (a 10-day average closing price) is divided by the grant price (a 10-day average closing price) to derive a payout factor. Then the payout factor is applied to the target annual units vesting on a given date to derive the payout. These market share units accrue dividend equivalents payable in cash. The same payout factor is applied to derive the dividend payout, if any. The minimum payout factor that must be achieved to earn a payout is 60% and the maximum payout factor is 200%.
(10)	Reflects restricted stock unit awards which vest in three equal installments on the third, fourth, and fifth anniversaries of the grant date.
(11)	Mr. Hooper retired from the company on October 25, 2011. Following his retirement, his 2011 target bonus was pro-rated through his retirement date. The 2011 tranches of his 2009-2011 and 2010-2012 performance share unit awards were also pro-rated through his retirement date. The 2011 tranche of his 2011-2013 performance share unit award and his 2011 market share unit award were forfeited.

Outstanding Equity Awards at Fiscal Year-End

2011 Fiscal Year

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)					Number of Shares or Units of Stock That Have Not Vested (#) (3)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($) (5)
Name	Grant Date/ Performance Award Period	Exer- cisable(2)	Unexer- cisable(1)(2)		Option Exercise Price	Option Expiration Date
Lamberto Andreotti	3/5/2002	40,000	0		$48.08	3/4/2012
	3/4/2003	135,000	0		$23.14	3/4/2013
	3/2/2004	108,000	0		$28.11	3/1/2014
	3/1/2005	112,500	0	(8)	$25.45	2/28/2015
	3/7/2006	115,000	0	(8)	$22.73	3/6/2016
	12/1/2006	300,000	0	(8)	$24.74	11/30/2016
	3/6/2007	234,720	0	(8)	$27.01	3/5/2017	6,600		$232,584
	3/4/2008	305,909	0	(8)	$22.14	3/3/2018	14,906		$525,287
	3/3/2009	368,706	0	(8)	$17.51	3/2/2019	31,032		$1,093,568
	1/1/2009-12/31/2011						103,180	(9)	$3,636,063
	1/1/2010-12/31/2012						157,503	(10)	$5,550,406
	1/1/2011-12/31/2013						92,893	(11)	$3,273,549
	3/2/2010									98,092	(6)	$3,456,762
	5/4/2010									83,938	(6)	$2,957,975
	3/1/2011									80,474	(7)	$2,835,897
Charles A. Bancroft	3/5/2002	18,000	0		$48.08	3/4/2012
	3/4/2003	26,875	0		$23.14	3/4/2013
	3/2/2004	20,250	0		$28.11	3/1/2014
	3/1/2005	16,931	0		$25.45	2/28/2015
	3/7/2006	19,320	0		$22.73	3/6/2016
	3/6/2007	22,598	0		$27.01	3/5/2017
	3/4/2008	28,095	9,365		$22.14	3/3/2018	2,052		$72,312
	3/3/2009	26,442	26,442		$17.51	3/2/2019	4,974		$175,284
	11/1/2011						9,302		$327,802
	1/1/2009-12/31/2011						11,325	(9)	$399,093
	1/1/2010-12/31/2012						29,372	(10)	$1,035,069
	1/1/2011-12/31/2013						27,003	(11)	$951,586
	3/2/2010									33,946	(6)	$1,196,257
	3/1/2011									23,393	(7)	$824,362
Elliott Sigal, M.D., Ph.D.	3/5/2002	65,000	0		$48.08	3/4/2012
	3/2/2004	48,333	0		$28.11	3/1/2014
	3/1/2005	103,500	0	(8)	$25.45	2/28/2015
	3/7/2006	95,795	0	(8)	$22.73	3/6/2016
	12/1/2006	300,000	0	(8)	$24.74	11/30/2016
	3/6/2007	244,500	0	(8)	$27.01	3/5/2017	6,875		$242,275
	3/4/2008	0	76,478	(8)	$22.14	3/3/2018	14,906		$525,287
	3/3/2009	0	147,749	(8)	$17.51	3/2/2019	24,877		$876,665
	3/3/2009						114,220		$4,025,113
	1/1/2009-12/31/2011						78,955	(9)	$2,782,374
	1/1/2010-12/31/2012						62,620	(10)	$2,206,729
	1/1/2011-12/31/2013						32,454	(11)	$1,143,679
	3/2/2010									72,372	(6)	$2,550,389
	3/1/2011									28,115	(7)	$990,766
Beatrice Cazala	3/5/2002	22,500	0		$48.08	3/4/2012
	3/12/2003	32,250	0		$21.27	3/11/2013
	3/2/2004	40,600	0		$28.11	3/1/2014
	3/1/2005	46,667	0		$25.45	2/28/2015
	4/5/2006	37,145	0		$24.55	10/4/2015
	12/1/2006	100,000	0	(8)	$24.74	11/30/2016
	3/12/2007	42,911	0		$27.36	9/11/2016
	3/7/2008	55,125	18,376		$21.88	9/6/2017	4,027		$141,911
	3/6/2009	84,946	84,947		$18.35	9/2/2018	7,189		$253,340
	3/1/2011						19,577		$689,893
	1/1/2009-12/31/2011						49,989	(9)	$1,761,612
	1/1/2010-12/31/2012						35,246	(10)	$1,242,069
	1/1/2011-12/31/2013						26,003	(11)	$916,346
	3/2/2010									40,734	(6)	$1,435,466
	3/1/2011									22,526	(7)	$793,830
Sandra Leung	3/5/2002	14,000	0		$48.08	3/4/2012
	3/4/2003	19,310	0		$23.14	3/4/2013
	3/2/2004	15,000	0		$28.11	3/1/2014
	3/1/2005	15,000	0		$25.45	2/28/2015
	3/7/2006	14,560	0		$22.73	3/6/2016
	12/1/2006	100,000	0	(8)	$24.74	11/30/2016
	3/6/2007	116,100	0	(8)	$27.01	3/5/2017	3,400		$119,816
	3/4/2008	117,436	39,146	(8)	$22.14	3/3/2018	7,960		$280,510
	3/3/2009	84,946	84,947	(8)	$17.51	3/2/2019	14,378		$506,681
	1/1/2009-12/31/2011						49,989	(9)	$1,761,612
	1/1/2010-12/31/2012						38,183	(10)	$1,345,569
	1/1/2011-12/31/2013						20,549	(11)	$724,147
	3/2/2010									44,130	(6)	$1,555,141
	3/1/2011									17,803	(7)	$627,364
Anthony C. Hooper	3/5/2002	40,000	0		$48.08	3/4/2012
	3/2/2004	63,333	0		$28.11	3/1/2014
	3/1/2005	55,833	0	(8)	$25.45	2/28/2015
	12/1/2006	200,000	0	(8)	$24.74	11/30/2016
	3/6/2007	104,616	0	(8)	$27.01	3/5/2017
	3/4/2008	46,495	0	(8)	$22.14	3/3/2018
	3/3/2009	113,724	0	(8)	$17.51	3/2/2019
	1/1/2009-12/31/2011						61,774	(9)	$2,176,916
	1/1/2010-12/31/2012						42,149	(10)	$1,485,331

(1)	Option awards granted between 2002 and 2004 did not have exercise thresholds. Option awards granted between 2005 and 2009 are subject to an exercise threshold. Stock option awards granted in 2005 and 2006 become exercisable in the 9th year of the award even if the threshold is not met. All stock option awards held one year become exercisable at age 60 even if employee remains actively employed as in the case of Mr. Andreotti.

(2)	These stock option awards vest in four equal installments of 25% on each of the first four anniversaries of the grant date, except the stock option awards granted on December 1, 2006 which vest in three equal installments on the third, fourth, and fifth anniversaries of the grant date.

(3)	Represents restricted stock units and annual tranches of the performance share unit awards earned as of December 31, 2011.

(4)	These restricted stock unit awards vest as shown in the following table:

Grant Date	Vesting
3/6/2007	Three equal installments on each of the third, fourth, and fifth anniversaries of the grant date
3/4/2008	Three equal installments on each of the third, fourth, and fifth anniversaries of the grant date except for Mr. Bancroft’s award
3/4/2008	Four equal installments of 25% on each of the first four anniversaries of the grant date for Mr. Bancroft’s award only
3/7/2008	Four equal installments of 25% on each of the first four anniversaries of the grant date
3/3/2009	Three equal installments on each of the third, fourth, and fifth anniversaries of the grant date except for Mr. Bancroft’s award
3/3/2009	Four equal installments of 25% on each of the first four anniversaries of the grant date for Mr. Bancroft’s award only
3/6/2009	Four equal installments of 25% on each of the first four anniversaries of the grant date
3/1/2011	Three equal installments on each of the third, fourth, and fifth anniversaries of the grant date
11/1/2011	Three equal installments on each of the third, fourth, and fifth anniversaries of the grant date

(5)	Values based on closing stock price on December 30, 2011 of $35.24.

(6)	Represents market share unit awards at maximum payout. These market share unit awards vest in four equal installments of 25% on each of the first four anniversaries of the grant date.

(7)	Represents market share unit awards at threshold payout. These market share unit awards vest in four equal installments of 25% on each of the first four anniversaries of the grant date.

(8)	These stock option awards are not exercisable until the closing share price of common stock achieves a price of at least 15% above the option grant price and remains at that price for at least seven consecutive trading days. The thresholds have been attained for all of these awards.

(9)	Represents all three tranches of the 2009-2011 performance share unit awards at actual performance. The awards vest and are payable in early 2012.

(10)	Represents the first and second tranches of the 2010-2012 performance share unit awards at actual performance. The awards vest and are payable in early 2013.

(11)	Represents the first tranche of the 2011-2013 performance share unit awards at actual performance. The awards vest and are payable in early 2014.

Option Exercises and Stock Vesting

2011 Fiscal Year

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting
Name	(#)	(1) ($)	(#)	(1) ($)
Lamberto Andreotti	0	$0	23,252	$613,446	(2)
			32,828	$886,231	(3)
			116,000	$2,967,280	(4)
Charles A. Bancroft	0	$0	5,951	$156,564	(2)
			5,864	$148,887	(3)
			16,636	$425,549	(4)
Elliott Sigal, M.D., Ph.D.	445,179	$3,588,935	21,993	$580,355	(2)
			12,503	$317,451	(3)
			116,000	$2,967,280	(4)
Beatrice Cazala	0	$0	10,304	$271,798	(2)
			7,037	$178,669	(3)
			33,665	$861,151	(4)
Sandra Leung	0	$0	7,380	$195,053	(2)
			7,623	$193,548	(3)
			76,455	$1,955,719	(4)
Anthony C. Hooper	381,750	2,937,025	36,880	$1,059,402	(2)
			17,068	$479,651	(3)
			76,455	1,955,719	(4)

(1)	The value realized for each option award was determined by multiplying the number of options that were exercised by the difference between the closing share price of our common stock on the exercise date and the exercise price of the stock option award. The value realized for each stock award was determined by multiplying the number of shares/units that vested by the closing share price of our common stock on the respective vesting date.

(2)	Reflects restricted shares/restricted stock units that vested during 2011.

(3)	Reflects market share units that vested during 2011.

(4)	Reflects payouts of the 2008-2010 regular and 2008-2010 special performance share unit awards based on the closing share price of $25.58 on March 1, 2011, the vesting date.

Retirement Plan

As of December 31, 2009, we discontinued service accruals under the Retirement Income Plan and Benefit Equalization Plan—Retirement Plan in the U.S. and Puerto Rico for active plan participants and we stopped adding new participants to those plans. For active plan participants at year-end 2009, we are allowing five additional years of pay growth in the pension plans.

The Retirement Income Plan is a defined benefit pension plan that provides income for employees after retirement. The Retirement Income Plan is a tax-qualified plan, as defined under Section 401(a) of the Internal Revenue Code. The benefit is calculated based on the employee’s final average compensation and years of service. All U.S. employees hired before January 1, 2010 who are not participants in a pension plan through a collective bargaining agreement are eligible for the Retirement Income Plan if they work at least 1,000 hours per year. Employees whose pay or benefits exceed the IRS qualified plan limits are eligible for the Benefit Equalization Plan—Retirement Plan.

The key plan provisions of the Retirement Income Plan are as follows:

•	The retirement benefit equals:

•	2% x Final Average Compensation x Years of Service through December 31, 2009, up to 40, minus

•	1/70th of the Primary Social Security Benefit x Years of Service through December 31, 2009, up to 40.

•

Final Average Compensation equals the average of the five consecutive years out of the last ten years, ending December 31, 2014, in which the employee’s compensation was the highest. Compensation equals the base salary rate, plus bonuses paid during the year. Compensation is subject to the limits defined under Section 401(a)(17) of the Internal Revenue Code.

•	Normal retirement age is 65. Employees are eligible for early retirement at age 55 with 10 or more years of service.

•	Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is reduced by 4% for each year that the retirement age precedes age 60.

•	Employees are 100% vested after attaining five years of service.

•	The pension is payable as a monthly life annuity, with or without survivor benefits, or a lump sum.

The Benefit Equalization Plan—Retirement Plan is a non-qualified deferred compensation plan that provides income for employees after retirement in excess of the benefits payable under the qualified Retirement Income Plan. The benefit is calculated using the same formula as the Retirement Income Plan, but without the limits on compensation and benefits imposed under Section 401(a)(17) and Section 415(b) of the Internal Revenue Code. Employees whose pay or benefits exceed the IRS qualified plan limits are eligible for the Benefit Equalization Plan—Retirement Plan.

The provisions are the same as those above for the Retirement Income Plan, except for the following:

•	Compensation is not subject to the limits under Section 401(a)(17) of the Internal Revenue Code.

•	Compensation includes the higher of bonus earned or paid during the year.

•

The pension is paid as a cash lump sum or, if an election is made at least 12 months prior to retirement, the lump sum may be credited to the Benefit Equalization Plan—Savings Plan. A distribution for an executive classified as a “Specified Employee” of the company, as defined under Section 409A(a)(2)(B)(i) of the Internal Revenue Code, is subject to Section 409A regulations and is therefore subject to a six-month deferral following the executive’s separation from service.

Supplementary Pension Plan

We maintain a defined benefit pension plan which was closed to new participants in January 2010. Participation in the plan was limited to certain eligible employees. The key plan provisions of the Supplementary Pension Plan are as follows:

•	The plan provides a benefit based on the higher of two formulas. The majority of the plan’s participants, including Ms. Cazala, are eligible for the following benefit formula:

•

Service x 2% of earnings between approximately 140,000 Euros and 280,000 Euros plus 0.75% of earnings above approximately 280,000 Euros for Years of Service until December 31, 2011 plus 0.25% of the 3-year average of base salary plus actual bonus plus other income x Years of Service from January 1, 2012 to retirement date.

•	Earnings thresholds are indexed each year.

•	The pension becomes payable to employees once they have retired and have begun collecting social security.

•	The pension is paid as a life annuity (no lump sum available). Survivor option is available.

•	Normal retirement age is 65.

•

There are no “vested” rights under this plan. If an employee leaves the company prior to age 55, no benefit is payable. Employees who leave after age 55 but before age 60 with 10 years of service can receive a retirement benefit at age 60 as long as they are not employed between ages 55 and 60.

•	There is a 3% per year early retirement reduction between the ages of 60 to 65 for those who are eligible for a benefit.

Present Value of Accumulated Pension Benefits

2011 Fiscal Year

Name	Plan Name	# of Years of Credited Service (6)	Present Value of Accumulated Benefits(1)
Lamberto Andreotti (2) (3)	Retirement Income Plan	4.3	$260,234
	Benefit Equalization Plan	4.3	$4,883,547
Charles A. Bancroft	Retirement Income Plan	25.6	$1,138,644
	Benefit Equalization Plan	25.6	$5,193,271
Elliott Sigal, M.D., Ph.D. (3)	Retirement Income Plan	12.4	$780,886
	Benefit Equalization Plan	12.4	$9,975,677
Beatrice Cazala (2) (3) (4)	Retirement Income Plan	4.4	$200,673
	Benefit Equalization Plan	4.4	$1,388,157
	Supplementary Pension Plan	29.9	$5,502,953
Sandra Leung	Retirement Income Plan	17.8	$811,307
	Benefit Equalization Plan	17.8	$4,518,552
Anthony C. Hooper (3) (5)	Retirement Income Plan	14.0	$781,664
	Benefit Equalization Plan	14.0	$5,813,081

(1)	The present value of accumulated benefits was calculated based on the following assumptions which were used in the December 31, 2011 disclosure for the Retirement Income Plan and the Benefit Equalization Plan:

•	65% lump-sum utilization for the Retirement Income Plan and 100% lump-sum utilization for the Benefit Equalization Plan

•	4.25% discount rate for annuities and 4.25% discount rate for lump sums

•	the RP-2000 mortality table projected to 2019 for annuities

•	the 2012 lump-sum mortality table under IRC Section 417(e)(3) (combined annuitant and non-annuitant RP-2000 mortality table with projections blended 50% male/50% female) for lump sums.

These assumptions are the same as those disclosed in conformity with generally accepted accounting principles. For active executives, payments are assumed to begin at age 60, the earliest age that employees are eligible for an unreduced pension. The actual benefit received will vary based on a number of factors including final pay, years of service and interest rates at the time of retirement. No pension payments were made to any Named Executive Officer under these plans in 2011.

(2)	For Mr. Andreotti and Ms. Cazala, does not include the value of participation in the Italian and French government pension systems, respectively. Ms. Cazala was a participant in the U.S. pension plan during her assignment in the U.S. from June 1, 1987 through April 30, 1991. Mr. Andreotti commenced his participation in the U.S. pension plan effective September 20, 2005.

(3)	Mr. Andreotti, Dr. Sigal, Ms. Cazala, and Mr. Hooper have met the requirements for early retirement under the Retirement Income Plan and the Benefit Equalization Plan.

(4)	Ms. Cazala is a participant in our Supplementary Pension Plan payable in Euros. During her long-term U.S. assignment, Ms. Cazala’s participation in the plan will be suspended; however, she will be eligible to receive credit under the plan for her service in the United States in the event her U.S. assignment is terminated and her former employment contract is reinstated. The present value of accumulated benefit under that plan listed in the table above was converted from Euros to U.S. dollars using the 2011 average exchange rate of 1.3928. The present value of accumulated benefits was calculated based on the following assumptions which were used in the December 31, 2011 disclosure for the Supplementary Pension Plan: 5.5% discount rate and the TGH05/TGF05 mortality tables. Payments are assumed to begin at age 65.

(5)	Mr. Hooper retired from the company effective October 25, 2011 and did not receive any pension benefits under the Retirement Income Plan during 2011. With respect to the Benefit Equalization Plan, Mr. Hooper made an irrevocable election to credit his Benefit Equalization Plan lump sum to the BEP-Savings Plan. That amount, listed in the above table, reflects his lump sum effective November 1, 2011, the first day of the month following his separation from service. Since Mr. Hooper was a “Specified Employee” of the company as defined under Section 409A(a)(2)(B)(i) of the Internal Revenue Code, crediting of his Benefit Equalization Plan lump sum will be delayed six months. Consequently, effective May 1, 2012, his Benefit Equalization Plan lump sum of $5,813,080.53 will be credited to the BEP-Savings Plan. Additionally, estimated interest of $57,258.84 earned during the six-month period would be included in the lump sum amount credited to the BEP-Savings Plan.

(6)	Reflects the years of credited service through December 31, 2009 at which time we discontinued service accruals under the Retirement Income and Benefit Equalization Plans.

Non-Qualified Deferred Compensation Plan

The Benefit Equalization Plan—Savings Plan is a non-qualified deferred compensation plan that allows employees to defer a portion of their total cash compensation and to receive company matching contributions in excess of contributions allowed under the Savings and Investment Program. The Savings and Investment Program is a tax-qualified plan, as defined under Section 401(a) and Section 401(k) of the Internal Revenue Code. Employees who are eligible to participate in the Bristol-Myers Squibb Savings and Investment Program, and whose pay or benefits exceed the IRS qualified plan limits, are eligible for the Benefit Equalization Plan—Savings Plan. The key provisions of the BEP-Savings Plan are as follows:

•

Employee deferrals to the BEP-Savings Plan begin once the employee’s total eligible compensation paid for the year exceeds the limit under Section 401(a)(17) of the Internal Revenue Code, or total contributions to the Savings and Investment Program exceed the limits under Section 415(c) of the Internal Revenue Code.

•	Employees may defer up to 20% of their eligible compensation.

•	The company matching contribution equals 100% of the employee’s contribution on the first 6% of eligible compensation that an employee elects to contribute.

•

An additional automatic company contribution, which is based on a point system of one’s age plus service, equals: below 40 points—3% of total cash; between 40 and 60 points—4.5%; and at 60 points and above—6%. For those employees with 60 or more points who had 10 or more years of service at year-end 2009, an additional automatic contribution of 2% is provided for a five-year period.

•	The plan is not funded. Benefits are paid from general assets of the company.

•

Employees may allocate their contributions among 13 different investment options that provide different combinations of risk and return potential and employees can generally elect to change their investment elections each business day.

•

The employee’s full balance under the BEP-Savings Plan is paid following termination of employment, or, if eligible, an election can be made at least 12 months prior to separation from service to defer payments until a later date, no sooner than five years following the date of separation from service. A distribution for an executive classified as a “Specified Employee” of the company, as defined under Section 409A(a)(2)(B)(i) of the Internal Revenue Code, is subject to Section 409A regulations and is therefore subject to a six-month deferral following the executive’s separation from service.

Non-Qualified Deferred Compensation

2011 Fiscal Year

Name	Executive Contributions in 2011	Registrant Contributions in 2011 (1)	Aggregate Earnings in 2011 (2)		Aggregate Withdrawals/ Distributions in 2011	Aggregate Balance at December 31, 2011 (1) (3)
Lamberto Andreotti (4)	$263,804	$615,543	-$	37,972	$0	$2,113,542
Charles A. Bancroft (4)	$92,598	$220,963	-$	800	$0	$575,917
Elliott Sigal M.D., Ph.D. (4)	$164,558	$386,418		$62,461	$0	$2,296,187
Elliott Sigal M.D., Ph.D. (5)	$0	$0		$236,426	$0	$1,718,364
Beatrice Cazala (4) (6)	$0	$0		$0	$0	$0
Sandra Leung (4)	$203,244	$203,076	-$	56,935	$0	$1,057,131
Anthony C. Hooper (4) (7)	$257,955	$259,425		$54,006	$0	$2,006,268

(1)	Includes the additional annual registrant contributions earned in 2011 but allocated in February 2012.

(2)	The company does not pay above-market interest rates on non-qualified deferred compensation.

(3)	Portions of the amounts shown in this column have been included in 2011 compensation reflected in the Salary and All Other Compensation columns of the Summary Compensation Table, as follows:

	2011
Name	Salary	All Other Compensation	Total
Lamberto Andreotti	$263,804	$615,543	$879,347
Charles A. Bancroft	$92,598	$220,963	$313,561
Elliott Sigal M.D., Ph.D.	$164,558	$386,418	$550,976
Beatrice Cazala	$0	$0	$0
Sandra Leung	$203,244	$203,076	$406,320
Anthony C. Hooper	$257,955	$259,425	$517,380

In addition, portions of the aggregate balances in this column reflect amounts reported in the Summary Compensation Table in prior years as follows: L. Andreotti, $835,854 for 2010 and $104,972 for 2009; C. Bancroft, $159,342 for 2010; E. Sigal, $773,319 for 2010 and $127,024 for 2009; S. Leung, $410,406 for 2010, and A. Hooper, $505,878 for 2010 and $104,775 for 2009.

(4)	Reflects non-qualified savings and investment program. Executive contributions are included in the Salary column and registrant contributions are included in the All Other Compensation column of the Summary Compensation Table.

(5)	Reflects earnings and aggregate balance related to prior voluntary deferral of annual bonus under the Annual Incentive Deferral Plan.

(6)	Ms. Cazala was eligible to participate in the company’s savings plans during her assignment in the U.S. for the period of June 1, 1987 through April 30, 1991. Although Ms. Cazala participated in the Savings and Investment Program during her eligibility period, she did not contribute to the non-qualified BEP-Savings Plan. Ms. Cazala is currently not eligible to participate in the savings plans.

(7)	Mr. Hooper retired from the company on October 25, 2011. He has elected to receive a lump sum distribution of his BEP-Savings Plan account balance five years following separation from service. Consequently, the payment will be made during the month of November 2016.

Post-Termination Benefits

The following illustrates the potential payments and benefits under the company’s plans and programs to the Named Executive Officers upon a termination of employment assuming an effective date of December 31, 2011. To the extent payments and benefits are generally available to salaried employees on a non-discriminatory basis, they are excluded from the table.

Termination of Employment Obligations (Excluding Vested Benefits)

2011 Fiscal Year

Name	Cash Severance (1)	In the Money Value of Options (2)	Restricted Stock Units (3)	Market Share Units (4)	Perfor- mance Share Units (5)	Retirement (6)	Health (7)	Retiree Medical (8)	Other (9)	Total	Gross-Up on Excise Taxes (10)
Voluntary Termination for Good Reason
Lamberto Andreotti(11)	$3,100,000	$0	$0	$0	$0	$0	$16,252	$0	$0	$3,116,252	$0
Charles A. Bancroft	$1,700,000	$0	$0	$0	$0	$2,568,617	$21,844	$126,234	$0	$4,416,695	$0
Elliott Sigal, M.D., Ph.D.(11)	$2,080,800	$0	$0	$0	$0	$0	$25,332	$0	$0	$2,106,132	$0
Beatrice Cazala(11)	$1,700,000	$0	$0	$0	$0	$0	$12,299	$0	$0	$1,712,299	$0
Sandra Leung	$1,485,000	$0	$0	$0	$0	$2,154,157	$22,189	$101,904	$0	$3,763,250	$0
Involuntary Termination Not for Cause
Lamberto Andreotti(11)	$3,100,000	$0	$0	$0	$0	$0	$16,252	$0	$0	$3,116,252	$0
Charles A. Bancroft	$1,700,000	$591,498	$131,833	$234,557	$2,385,748	$2,568,617	$21,844	$126,234	$0	$7,760,332	$0
Elliott Sigal, M.D., Ph.D.(11)	$2,080,800	$0	$0	$0	$0	$0	$25,332	$0	$0	$2,106,132	$0
Beatrice Cazala(11)	$3,424,897	$0	$0	$0	$0	$0	$12,299	$0	$16,023	$3,453,219	$0
Sandra Leung	$1,485,000	$2,018,923	$372,381	$304,967	$3,831,328	$2,154,157	$22,189	$101,904	$0	$10,290,849	$0
Qualifying Termination Within 3 Years Following a Change in Control
Lamberto Andreotti(12)	$11,586,250	$0	$1,101,955	$9,878,653	$0	$4,001,001	$49,432	$0	$0	$26,617,291	$9,577,447
Charles A. Bancroft	$5,083,000	$591,498	$575,399	$2,731,558	$2,385,748	$9,377,298	$68,082	$116,564	$0	$20,929,147	$8,169,091
Elliott Sigal, M.D., Ph.D.(12)	$6,843,751	$0	$3,716,446	$3,573,336	$0	$2,656,793	$78,479	$0	$0	$16,868,805	$4,422,395
Beatrice Cazala(12)	$5,083,000	$0	$865,988	$2,550,354	$0	$2,012,710	$38,118	$0	$0	$10,550,170	$3,531,448
Sandra Leung	$3,996,135	$2,018,923	$907,007	$2,536,822	$3,831,328	$4,916,613	$69,201	$103,740	$0	$18,379,769	$4,919,728

(1)	For voluntary termination for good reason and involuntary termination, severance is equal to 2 times base salary, except that the amount under involuntary termination for Ms. Cazala reflects the French legal severance indemnity (payable in Euros) as per her employment letter agreement. This amount was converted from Euros to U.S. dollars using the 2011 average exchange rate of 1.3928. For change in control, severance is equal to 2.99 times base salary plus target bonus.

(2)	Intrinsic values as of December 31, 2011 based on the closing stock price of $35.24 on December 30, 2011. For involuntary termination, represents unvested awards held at least one year. For change in control, represents all unvested awards.

(3)	Values as of December 31, 2011 based on the closing stock price of $35.24 on December 30, 2011. For involuntary termination, represents pro-rata portion of awards held at least one year. For change in control, represents all unvested units.

(4)	Values as of December 31, 2011 based on the closing stock price of $35.24 on December 30, 2011. For involuntary termination, represents pro-rata portion of awards held at least one year. For change in control, represents all unvested units. The payout factor is equal to the 10-day average closing price on December 30, 2011 divided by the 10-day average closing price on the grant date.

(5)	Values as of December 31, 2011 based on the closing stock price of $35.24 on December 30, 2011. For both involuntary termination and change in control, represents actual payout of the three tranches of the 2009-2011 award, actual payout of the first and second tranches of the 2010-2012 award, and actual payout of the first tranche of the 2011-2013 award.

(6)	Reflects Retirement Income Plan and Benefit Equalization Plan. Change-in-control values include special early retirement subsidy and additional years of credited service and age.

(7)	For voluntary termination for good reason and involuntary termination, reflects health care continuation through the severance period. For change in control, represents continuation of health benefits for 3 years.

(8)	Reflects cost to the company for providing retiree medical benefits. For change in control, includes additional years of credited service and age.

(9)	Amount for Ms. Cazala reflects the cost of return economy class airfare and the reasonable costs associated with the shipment of household goods to France as per her employment letter agreement,

(10)	Reflects the gross-up our Named Executive Officers are eligible for under the change-in-control agreements. The excise tax amount on the excess parachute payment (i.e., the amount subject to the excise tax) is grossed up to account for the effect of federal and state income taxes, and the excise tax. Includes Federal income tax of 35%, excise tax of 20% and relevant state taxes. Does not reflect employment taxes or amounts attributable to the loss of itemized deductions.

(11)	These Named Executive Officers are retirement-eligible under our stock plans and therefore are entitled to:

•	a pro-rata portion of restricted stock units held for one year from the grant date

•	a pro-rata portion of market share units held for one year from the grant date, subject to performance provisions

•	accelerated vesting of options held for one year from the grant date

•

a pro-rata performance share unit award payment (earned performance share units for the years prior to the retirement and pro-rata performance share units for the year of retirement based on months worked for the 2009-2011 and 2010-2012 awards and days worked for the 2011-2013 award) for awards held for one year from the grant date.

(12)	These Named Executive Officers are retirement-eligible under our stock plans and therefore the number of units used to calculate the change-in-control value reflects:

•

Restricted Stock Units—The difference between a pro-rata portion of restricted stock units held for one year from the grant date and all unvested restricted stock units including units held less than one year.

•

Market Share Units—The difference between a pro-rata portion of market share units held for one year from the grant date and all unvested market share units including units held less than one year from the grant date, subject to performance provisions.

Following is a description of payments and benefits available under different termination scenarios:

Voluntary Termination

The company does not offer any payments or benefits to salaried employees, including the Named Executive Officers, upon a voluntary termination other than those that are vested at the time of termination.

Voluntary Termination for Good Reason

Under the Bristol-Myers Squibb Senior Executive Severance Plan, certain senior executives (including the Named Executive Officers) are eligible to receive severance payments and benefits if they voluntarily terminate their employment for “good reason,” where “good reason” is defined as:

•	The executive’s monthly base salary is reduced;

•	The executive’s grade level is reduced resulting in a material diminution of the executive’s authority, duties, or responsibilities; or

•

The location of the executive’s job or office is changed, so that it will be based at a location which is more than 50 miles further (determined in accordance with the company’s relocation policy) from their primary residence than their work location immediately prior to the proposed change in their job or office.

A terminated executive who signs a general release will be eligible for the following:

•	Severance payments in the amount of 2 times base salary for our senior-most executives, including the Named Executive Officers, and 1.5 times base salary for other senior executives;

•	Continuation of medical, dental and life insurance benefits; and

•	Outplacement services.

Retirement and Death

The following benefits are generally available to all salaried employees including the Named Executive Officers:

Annual Incentive—Employees are eligible for a pro-rata award based on the number of months worked in the performance period.

Stock Options—Employees are eligible for accelerated vesting of stock options held at least one year from the grant date and have the full term to exercise vested stock options. Upon retirement, exercise thresholds, as described in the Outstanding Equity Awards Table, remain in effect, where applicable. Upon death, exercise thresholds lapse.

Restricted Stock Units—Employees are eligible to vest in a pro-rata portion of restricted stock unit awards held at least one year from the grant date.

Market Share Units—Employees are eligible to vest in a pro-rata portion of market share unit awards held at least one year from the grant date, subject to performance provisions.

Performance Share Units—If at least one year from the beginning of the three-year performance cycle of a performance share unit award has passed, employees are eligible to vest (1) in any performance share units for which the performance year has been completed before the employee’s retirement or death and (2) in a proportionate amount of the performance share units for the performance year during which the employee retires or dies, subject to performance provisions.

Defined Benefit Pension Plans—Employees are eligible for benefits accrued under the Retirement Income Plan and the Benefit Equalization Plan—Retirement Plan.

Savings Plans—Employees are eligible for benefits accumulated under the Savings and Investment Program and the Benefit Equalization Plan—Savings Plan.

Post-Retirement Medical and Life Insurance—Employees age 55 or older with ten years of service are eligible for post-retirement medical and life insurance benefits.

Involuntary Termination Not for Cause

The following benefits are generally available to all salaried employees including the Named Executive Officers:

Annual Incentive—Employees are eligible for a pro-rata award based on the number of months worked in the performance period if the termination occurs on or after September 30th of the plan year. If an employee is eligible to retire, or the employee’s age plus years of service equal or exceed 70, and the employee has at least 10 years of service, the employee is eligible for a pro-rata award based on the number of months worked in the performance period.

Stock Options—Upon signing a general release, an employee is eligible for accelerated vesting of stock options held at least one year from the grant date and has three months to exercise. If an employee is eligible to retire, or the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee will have the full term to exercise. Exercise thresholds, as described in the Outstanding Equity Awards Table, remain in effect, where applicable.

Restricted Stock Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of restricted stock unit awards held at least one year from the grant date.

Market Share Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of unvested market share unit awards held at least one year from the grant date, subject to performance provisions.

Performance Share Units—If at least one year from the beginning of the three-year performance cycle of a performance share unit award has passed and upon signing a general release, employees are eligible to vest (1) in any performance share units for which the performance year has been completed before the employee’s involuntary termination not for cause and (2) in a proportionate amount of the performance share units for the performance year during which the employee is involuntarily terminated not for cause, subject to performance provisions.

Defined Benefit Pension Plans—Employees are eligible for benefits accrued under the Retirement Income Plan and the Benefit Equalization Plan—Retirement Plan. If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the retirement benefits are payable following termination of employment based upon enhanced adjustment factors similar to those applied to employees eligible for early retirement.

Savings Plans—Employees are eligible for benefits accumulated under the Savings and Investment Program and the Benefit Equalization Plan—Savings Plan.

Post-Retirement Medical Insurance—If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the employee is eligible for continued medical coverage beyond the severance and COBRA period, as long as no other group medical coverage is available, without company subsidy until age 55, At age 55, they become eligible for company-subsidized, post-retirement medical benefits starting at age 55.

Under the Bristol-Myers Squibb Senior Executive Severance Plan, certain senior executives (including the Named Executive Officers) are eligible to receive severance payments and benefits if they are involuntarily terminated not for “cause,” where “cause” is defined as:

•	failure or refusal by the executive to substantially perform his or her duties (except where the failure results from incapacity due to disability); or

•

severe misconduct or engaging in an activity, which may include a failure to take action, deemed detrimental to the interests of the company including, but not limited to, acts involving dishonesty, violation of company policies, violation of safety rules, disorderly conduct, discriminatory harassment, unauthorized disclosure of confidential information, or the entry of a plea of nolo contendere to, or the conviction of, a crime.

A terminated executive who signs a general release will be eligible for the following:

•	Severance payments in the amount of 2 times base salary for our senior-most executives, including the Named Executive Officers, and 1.5 times base salary for other senior executives;

•	Continuation of medical, dental and life insurance benefits; and

•	Outplacement services.

Change in Control

As disclosed in the CD&A, the company has entered into change-in-control agreements with certain senior executives, including all of the Named Executive Officers. The current agreements will expire on December 31, 2012, and may be extended with revisions, as appropriate, beginning on January 1, 2013, in one-year increments unless either the company or the executive gives prior notice of termination of the agreement or a change in control shall have occurred prior to January 1 of such year.

To trigger benefits, there must be both a change in control of the company and either (i) a subsequent involuntary termination without cause by the company or (ii) a good reason termination by the employee. Good reason includes a reduction in job responsibilities or changes in pay and benefits as well as relocation beyond 50 miles. The executive has 120 days to assert a claim for payments under this provision. This protection extends for 36 months following a change in control for executives who became eligible for change-in-control benefits prior to September 1, 2010 (including all of the Named Executive Officers), or 24 months following a change in control for executives who became eligible for change-in-control benefits after September 1, 2010

“Change in Control” means the earliest to occur of any one of the following dates:

(i)	The date any Person (as defined in Section 13(d)(3) of the Securities Exchange Act) shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of the then outstanding common shares of the company;

(ii)

The date of consummation of a merger or consolidation of the company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent at least fifty one percent (51%) of the combined voting power of the voting securities of the company or the surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the company in which no Person acquires more than fifty percent (50%) of the combined voting power of the company’s then outstanding securities;

(iii)	The date the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all the company’s assets; or

(iv)	The date there shall have been a change in the composition of the Board of Directors of the company within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved.

Each of our Named Executive Officer is eligible to receive the following benefits if he or she is terminated in connection with a change in control:

•

A cash payment equal to 2.99 years of base salary plus target bonus. (If time between termination date and normal retirement is less than 2.99 years, then payment multiple is equal to this lesser amount of time.)

•

Payout of any outstanding performance share units for which the performance year has been completed before the change in control and a payout of a proportionate amount of the target performance share units for the performance year during which the change in control occurs.

•	Payout of annual bonus on a pro-rata basis at target.

•	Vesting of unvested market share units, subject to performance provisions, including units held less than one year.

•	Vesting of unvested stock options, including options held less than one year. Waiver of exercise thresholds placed on awards, where applicable.

•	Vesting of restricted stock units, including units held less than one year.

•

Three additional years of service and age for pension purposes and eligibility for the plan’s early retirement subsidy if the executive’s age and service fall below the normal eligibility threshold (i.e., 55 years old with at least 10 years of service). As of September 1, 2010, we no longer provide any pension subsidy or enhancement for newly eligible executives. In lieu of such subsidy or enhancement, we provide under the non-qualified savings plan a continuation of company matching contributions and automatic year-end contributions equal to the length of the severance period.

•	Eligibility for retiree medical benefits based on three years additional age and service.

•	Continuation of benefits for three years.

•	Vesting of unvested match in the company’s savings plans.

•

Gross-up of excise tax on payments deemed to be excess parachute payments that exceed 10% of the total payment which could be made without triggering the golden parachute excise taxes under Sections 280G and 4999 of the Internal Revenue Code. As of September 1, 2010, we no longer gross up compensation on excess parachute payments for newly eligible executives.

•	Payment of any legal fees incurred to enforce the agreement.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2012. As a matter of good corporate governance, we are asking stockholders to ratify such appointment. In the event our stockholders fail to ratify the appointment, the Board of Directors and the Audit Committee will reconsider such appointment. It is understood that even if the appointment is ratified, the Audit Committee at its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of our company and our stockholders.

Representatives from Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make any statements as they may desire.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Bristol-Myers Squibb’s independent registered public accounting firm for 2012.

Audit and Non-Audit Fees

The following table presents aggregate fees for professional audit services rendered by Deloitte & Touche LLP (D&T) for the years ended December 31, 2011 and 2010 for the audits of our annual financial statements and internal control over financial reporting, and fees billed for other services rendered by D&T during those periods. The 2010 tax fees include approximately $1 million related to certain tax services provided by BMS under a Transition Services Agreement (TSA) with Mead Johnson Nutrition Company (MJN), a public subsidiary of the company that was divested through a split-off transaction in December 2009, for which D&T was engaged to perform in 2010.

	2010	2011
	(in millions)
Audit	$13.03	$11.53
Audit Related	1.72	0.99
Tax	7.68	6.06
All Other	0.01	0.02

Total	$22.44	$18.60

Audit fees for 2010 and 2011 were for professional services rendered for the audits of our consolidated financial statements, including accounting consultation, and of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act (Section 404), statutory and subsidiary audits, timely reviews of quarterly financial statements, consents, and assistance with review of documents filed with the SEC.

Audit Related fees for 2010 and 2011 were primarily for assurance services, employee benefit plan audits (for 2010 only), due diligence related to acquisitions, and other audit-related services that are not required by statute or regulation.

Tax fees for 2010 and 2011 were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning (excluding planning related to transactions or proposals for which the sole purpose may be tax avoidance or for which tax treatment may not be supported by the Internal Revenue Code) and tax advice, including assistance with tax audits and appeals, advice related to acquisitions, preparation of individual income tax returns (excluding those of executive officers) and consultations relating to our international compensation matters, and requests for rulings or technical advice from tax authorities. For 2010, tax fees also included preparation of tax returns and certain planning activities for which D&T was engaged to perform under the TSA for tax services.

All Other fees for 2010 and 2011 related to subscription fees to an accounting and reporting research library and a pharmaceutical alliance database, as well as surveys, benchmarking and training programs.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is generally prohibited from performing any management consulting projects. Our independent registered public accounting firm is also prohibited from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the Internal Revenue Code. Prior to the engagement of our independent registered public accounting firm for the next year’s audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from management and our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

Prior to the split-off in December 2009, engagements of D&T by MJN were reviewed and approved by the audit committee of MJN pursuant to pre-approval policies adopted by MJN’s audit committee. For 2010, the MJN audit committee also approved the engagement of D&T to perform certain tax services required by the TSA.

Audit Committee Report

As the Audit Committee of the Board of Directors, we are composed of independent directors as required by and in compliance with the listing standards of the New York Stock Exchange. We operate pursuant to a written charter adopted by the Board of Directors that is published on the company’s website.

Management has primary responsibility for the company’s financial reporting process, principles and internal controls as well as preparation of its consolidated financial statements. The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that Bristol-Myers Squibb’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. We are responsible for overseeing and monitoring D&T’s auditing process on behalf of the Board of Directors.

As part of the oversight of the company’s financial statements, we review and discuss with both management and D&T all annual and quarterly financial statements prior to their issuance. Management advised us that each set of financial statements reviewed was prepared in accordance with accounting principles generally accepted in the United States. We have reviewed with management significant accounting and disclosure issues and reviewed with D&T matters required to be discussed pursuant to auditing standards adopted by the PCAOB.

In addition, we have received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and have discussed with D&T their independence from Bristol-Myers Squibb and its management. We have determined that D&T’s provision of non-audit services in 2011 was compatible with, and did not impair, its independence. We have also received written materials addressing D&T’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards.

We have discussed with our internal auditors and D&T the overall scope and plans for their respective audits. We have met with the internal auditors and D&T, with and without management present, to discuss their evaluations of the company’s internal control over financial reporting, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board has approved that, the audited consolidated financial statements for the year ended December 31, 2011 be included in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

In addition, we have confirmed there have been no new circumstances or developments since our respective appointments to the Committee that would impair any of our member’s ability to act independently.

The Audit Committee

Michael Grobstein, Chair

Lewis B. Campbell

Louis J. Freeh

Laurie H. Glimcher, M.D.

Alan J. Lacy

Gerald L. Storch

ITEM 3—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders the opportunity to advise the Compensation and Management Development Committee and the Board of Directors regarding the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis (CD&A) section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, beginning on page 28. Accordingly, we are requesting your nonbinding vote on the following resolution:

“RESOLVED, that the stockholders of Bristol-Myers Squibb Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Company’s 2012 Proxy Statement.”

Our executive compensation programs are designed to enable us to attract and retain talented employees capable of leading our business in the highly complex and competitive business environment in which we operate. We seek to accomplish this goal in a way that rewards performance and is aligned with our stockholders’ long-term interests. A significant part of each executive’s pay depends on his or her individual performance against financial and operational objectives as well as key behavioral standards. In addition, a substantial portion of an executive’s compensation is in the form of equity awards that tie the executive’s compensation directly to creating stockholder value and achieving financial and operational results.

At our annual meeting of stockholders held in May 2011, a substantial majority (93.8%) of the votes cast on the proposal at that meeting voted in favor of the proposal. The Committee believes this affirms stockholders’ support of the company’s approach to executive compensation.

We strongly urge you to read the CD&A, which describes our compensation program in greater detail. Highlights include:

•	our pay-for-performance philosophy;

•	3-year and 5-year total shareholder return that exceeded our peer group average and the S&P 500 Index;

•	our strong performance on profits, revenues and working capital efficiency;

•	annual and long-term incentives that are 100% performance-based;

•	requiring a significant portion of an executives’ compensation to be at risk and tied to the creation of shareholder value;

•	having robust share ownership and share retention guidelines and prohibiting speculative and hedging transactions;

•	appropriately mitigating risks through the use of various measures described in more detail on page 11;

•	clawback provisions for our incentive awards;

•	generally not providing perquisites; and

•	no tax gross-ups in our change-in-control agreements for executives who became eligible for change-in-control benefits after September 1, 2010.

We value input from our stockholders and have a strong record of engagement with our stockholders on compensation matters. As an advisory vote, this proposal is not binding on the company. The Compensation and Management Development Committee, however, will consider the outcome of the vote when making future executive compensation decisions.

Accordingly, the Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.

ITEM 4—PROPOSAL ON THE APPROVAL OF THE

2012 STOCK AWARD AND INCENTIVE PLAN

At our Annual Meeting, we will ask stockholders to approve the 2012 Stock Award and Incentive Plan (the “2012 Plan”). The 2012 Plan will replace the 2007 Stock Award and Incentive Plan (the “2007 Plan”) which was approved by stockholders at our 2007 Annual Meeting. Similar to the 2007 Plan, the 2012 Plan provides for the granting of stock options and a variety of other types of equity and cash-based incentive awards.

The Board approved the 2012 Plan to help us:

•	Attract, retain and motivate officers, employees, directors, and other service providers to Bristol-Myers Squibb and its subsidiaries and affiliates.

•	Provide equitable and competitive benefit opportunities.

•	Reward achievement of our goals.

•	Promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

The Board and the Compensation and Management Development Committee (the “Committee”) believe that awards linked to common stock and awards with terms tied to our performance can provide incentives for the achievement of important performance objectives and promote the long-term success of Bristol-Myers Squibb. Therefore, they view the 2012 Plan as an integral part of our overall compensation program.

The 2012 Plan is similar to the 2007 Plan in most respects. No increase is proposed for the aggregate number of shares reserved for grant under the 2012 Plan. The changes relate to updating the 2012 Plan to assure compliance with current changes in accounting rules, tax laws and other regulations, as well as other changes to conform the 2012 Plan to emerging governance standards.

Shares Committed for Equity Compensation

Information on the total number of shares available under our existing equity compensation plans and unissued shares deliverable under outstanding options, warrants and rights as of the end of the last fiscal year is presented on page 75 under the caption “Equity Compensation Plan Information.”

Based on our equity award plans in effect and outstanding awards at February 29, 2012, if stockholders approve the 2012 Plan the total number of shares subject to outstanding awards and available for future awards under the 2012 Plan and other continuing equity compensation plans would be as follows:

in millions
Shares subject to outstanding awards	76
Shares to be available for future equity awards, including under the proposed 2012 Plan	109

Total shares	185

Percentage of outstanding shares*	11.0%

*	Outstanding shares (the denominator in this calculation) includes all common stock outstanding at February 29, 2012 and does not include issuance of unissued shares reserved for outstanding or future awards under any existing plans and the proposed 2012 Plan.

As stated above, the 2012 Plan would replace the current 2007 Plan, and therefore approximately 109 million shares that remain available under the 2007 Plan (as of February 29, 2012) would be made available under the 2012 Plan. No new awards would be granted under the 2007 Plan, although the

Committee retains full authority regarding outstanding awards under that plan. Shares subject to outstanding awards under the 2007 Plan may become available under the 2012 Plan if such shares are not delivered to the participant, in accordance with the share counting rules explained below under the caption “Shares Available Under the 2012 Plan.”

Overview of 2012 Plan Awards

The 2012 Plan authorizes a broad range of awards, including:

•	stock options

•	stock appreciation rights (“SARs”)

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

•	restricted stock units or stock units, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture

•	other awards based on common stock

•	dividend equivalents

•	performance shares or other stock-based performance awards

•	cash-based performance awards tied to achievement of specific performance objectives

•	shares issuable in lieu of rights to cash compensation

The Board seeks approval of the 2012 Plan by stockholders in order to meet requirements of the New York Stock Exchange and to satisfy requirements of tax law to help preserve our ability to claim tax deductions for compensation to executive officers. In addition, the Board regards stockholder approval of the 2012 Plan as desirable and consistent with corporate governance best practices.

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the 2012 Plan will be deemed to include approval of the general business criteria upon which performance objectives for awards are based, described below under the caption “Performance Awards.” Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code for a period of ten years. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing and Loans

Consistent with the company’s long-standing policy, the 2012 Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options or SARs previously granted under the 2012 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option or SAR at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, other equity, cash or other property, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

The 2012 Plan does not authorize loans to participants.

Description of the 2012 Plan

The following is a brief description of the material features of the 2012 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2012 Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Shares Available under the 2012 Plan. If the 2012 Plan is approved by our stockholders, 109 million shares remaining available for new grants under the 2007 Plan and shares recaptured from outstanding awards under the 2007 Plan will be available for delivery to participants. No increase is proposed for the aggregate number of shares reserved for grant under the 2012 Plan. Shares that remained available under the 2002 Stock Incentive Plan in 2007 and shares that are recaptured from outstanding awards under that plan currently are part of the shares available under the 2007 Plan, and likewise will be available under the 2012 Plan. The 2012 Plan specifies that not more than 42 million shares would be available for tax-favored incentive stock options. Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2012 Plan. The shares reserved may be used for any type of award under the 2012 Plan. The number of shares reserved under the 2012 Plan is subject to adjustment in the event of stock splits, stock dividends and other extraordinary items.

Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2012 Plan. Thus, shares will remain available for new awards if an award expires or is forfeited, canceled or settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited. These same rules will apply to awards under the 2007 Plan, so that shares may become available under the 2012 Plan to the extent that shares are not in fact both delivered and vested in connection with those awards. Under the 2012 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2012 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2012 Plan. Shares delivered under the 2012 Plan may be either newly issued or treasury shares.

On February 29, 2012, the last reported sale price of Bristol-Myers Squibb’s common stock in composite transactions for New York Stock Exchange-listed securities was $32.17 per share.

Per-Person Award Limitations. The 2012 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2012 Plan relating to more than his or her “Annual Limit”. The Annual Limit equals three million shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2012 Plan limits performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $6 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2012 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2012 Plan.

Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the common stock. We are also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

Eligibility. Executive officers and other employees of Bristol-Myers Squibb and its subsidiaries, and non-employee directors and others who provide substantial services to us, are eligible to be granted awards under the 2012 Plan. In addition, any person who has been offered employment by us may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. Currently, we have approximately 27,000 employees and other service providers who would be potentially eligible for awards under the 2012 Plan. Under the current program, approximately 5,600 employees are eligible on an annual basis to receive awards and in 2011, we granted equity awards of the type to be authorized in the 2012 Plan to approximately 5,400 persons.

Administration. The Committee will administer the 2012 Plan, except that the Board may itself act to administer the 2012 Plan. References to the “Committee” here mean the Committee or the full Board exercising authority with respect to a given award. The 2012 Plan provides that the composition and governance of the Committee shall be established in the Committee’s charter adopted by the Board. Subject to the terms and conditions of the 2012 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2012 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2012 Plan. Nothing in the 2012 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2012 Plan.

The Board or another committee of the Board may perform the functions of the Committee for purposes of granting awards under the 2012 Plan to non-employee directors, as the Board may at any time direct. The 2012 Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the Committee. The 2012 Plan provides that members of the Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2012 Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value (i.e. closing price) of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price. These exercise methods may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. We may impose limits on any of these methods of exercise and settlement and implement other methods, for both options and SARs. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Section 409A of the Code (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.

Restricted Stock and Stock Units. The Committee is authorized to grant restricted stock and stock units. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of Bristol-Myers Squibb, including the right to vote the shares and to receive dividends, which dividends could be either forfeitable or non-forfeitable. Any of these rights may be limited by the Committee.

Stock units give a participant the right to receive shares at the end of a specified deferral period. Stock units subject to a risk of forfeiture upon termination of employment may be denominated as an award of “restricted stock units.” The Committee will establish any vesting requirements for restricted stock units. Restricted stock units offer an advantage, as compared to restricted stock, in that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, stock units carry no voting or dividend rights or other rights associated with stock ownership, but the Committee may choose to authorize payment of dividend equivalents, which may be forfeitable or non-forfeitable, in connection with these awards.

Other Stock-Based Awards, Bonus Stock Awards, and Awards in Lieu of Other Obligations. The 2012 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards (for example, performance shares). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. Therefore, for example, annual incentive awards may be granted under the 2012 Plan, payable in cash or in shares. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance at or above a specified level of the price of the shares or any other publicly-traded securities of the company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

economic value-created models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions and control of interest expense; stockholder equity; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures, market penetration, total market capitalization, business retention, new product generation, geographic business expansion goals, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. Performance goals may be based on our overall performance or the performance of a subsidiary, division, business segment, product line or business unit or function, or based on such performance as compared to the performance of other companies or an index or industry measure of performance. The Committee may also exclude charges or items from the measurement of performance, including those relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to our operations or not within the reasonable control of our management, or (c) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Committee may specify that a performance goal will incorporate additional business criteria (including business criteria not specified above) as a condition to the earning of all or a portion of a performance award, so long as the performance goal incorporates at least one of the business criteria specified above and the failure to achieve a specified level of performance with respect to that business criteria will result in forfeiture of the performance award.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option or SAR subject to compliance with Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2012 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency, as defined in Section 409A. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2012 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory withholding of a portion of the shares or other property to be distributed in order to satisfy tax withholding obligations, or may permit a participant to elect to satisfy these tax obligations by having us withhold shares. Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes and may not involve transfers to other third parties for value.

The 2012 Plan authorizes the Committee to provide for a forfeiture of awards and award gains realized by exercise or settlement of an award in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of our business. The 2012 Plan also provides that awards may be subject to a “clawback” to the extent necessary to comply with applicable law or as otherwise determined by the Committee. Awards under the 2012 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the requirement that any repricing transaction be approved by stockholders, the Committee may grant awards in substitution for, exchange for or as a buyout of other awards or rights to payment from us, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by stockholders.

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable, provided that all dividend equivalents relating to a performance award are forfeitable to the same extent as the underlying award is forfeitable due to failure to achieve the specified performance condition.

Vesting, Forfeitures, and Related Award Terms. The Committee will determine, in its discretion, the vesting schedule of awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and SARs, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

The 2012 Plan provides that, in the event of a “change in control” (as defined in the 2012 Plan) of Bristol-Myers Squibb followed within two years (or such other period specified by the Committee) by a termination of the participant’s employment by us not for cause or by the participant for “good reason” (as defined in the 2012 Plan) then, upon such termination, outstanding awards will immediately vest and be fully exercisable, any restrictions and forfeiture conditions of such awards will lapse, and goals relating to awards that remain subject to performance conditions will be deemed met at the specified target level. The Committee can provide for different treatment of an award upon a change in control, by so specifying at the date of grant. The Committee may also terminate outstanding awards in the event of a merger or other acquisition of Bristol-Myers Squibb, which would entitle the participant to the per-share consideration to be received by stockholders. The distribution of cash or shares in settlement of awards upon termination following a change in control may be limited by applicable restrictions under Section 409A.

Amendment and Termination of the 2012 Plan. The Board may amend, suspend, discontinue, or terminate the 2012 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Listed Company Manual of the New York Stock Exchange. New York Stock Exchange rules require stockholder approval of any material amendment to plans such as the 2012 Plan. Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2012 Plan or broaden eligibility. Unless earlier terminated, the authority of the Committee to make grants under the 2012 Plan will terminate ten years after the latest stockholder approval of the 2012 Plan, and the 2012 Plan will terminate when we have no further rights or obligations with respect to any outstanding award or otherwise under the 2012 Plan.

Federal Income Tax Implications of the 2012 Plan

We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2012 Plan.

Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: the grant of an option or an SAR will create no federal income tax consequences for the participant or Bristol-Myers Squibb. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply.

Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of any option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2012 Plan to meet applicable requirements under Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we will become entitled to claim a tax deduction at that time.

On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In the usual case, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

Some options and SARs may be subject to Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company paying it. Under the 2012 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2012 Plan will be fully deductible under all circumstances. In addition, other awards under the 2012 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by us as a result of Section 162(m). Compensation to certain employees resulting from the earning or vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2012 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2012 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2012 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2012 Plan

Because future awards under the 2012 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table” and these related tables: “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” and “Options Exercises and Stock Vesting,” elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended December 31, 2011, in the Annual Report which accompanies this Proxy Statement.

If stockholders decline to approve the 2012 Plan, no awards will be granted under the 2012 Plan, but awards may continue to be granted under the 2007 Plan until its expiration.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2012 Stock Award and Incentive Plan.

Equity Compensation Plan Information

The following table summarizes information concerning the company’s equity compensation plans and outstanding and exercisable options as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions)		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	79	(3)	$26.87	(3)	108
Equity compensation plans not approved by security holders(2)	4		$29.95		27

	83		$27.04		135

(1)	If stockholders approve the 2012 Plan, no additional awards will be granted under the 2007 Plan.

(2)	No awards have been granted under this plan since 2006 and no future awards will be made under this plan.

(3)	The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of outstanding restricted stock units, market share units or performance share units which have no exercise price. At December 31, 2011, there were a total of approximately 8.4 million shares subject to restricted stock units, approximately 2.0 million shares subject to market share units and approximately 2.6 million shares subject to performance share units, all of which were granted under the 2007 Plan.

STOCKHOLDER PROPOSALS

We expect the following stockholder proposals (Items 5 through 7) to be presented at the 2012 Annual Meeting. The Board of Directors has recommended a vote against these proposals for the policy reasons as set forth following the proposal. The stock holdings of a proponent will be provided upon request to the Secretary of Bristol-Myers Squibb.

ITEM 5—STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

The proponent of this resolution is Evelyn Y. Davis of 2600 Virginia Avenue N.W., Suite 215, Washington, DC 20037.

RESOLVED: “That the stockholders of Bristol-Myers Squibb, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“If you AGREE, please mark your proxy FOR this resolution.”

Board of Directors’ Position

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board of Directors believes that our present method for electing directors of one vote for each nominee for director is working well and should not be changed. Cumulative voting creates the possibility of allowing narrow constituencies of stockholders to elect “special interest” directors and otherwise have a voice in the elections of directors that is disproportionate to their economic investment in the corporation. In addition, directors elected by such a “special interest” constituency may have difficulty fulfilling their fiduciary duty of loyalty to the corporation and its stockholders due to inherent conflicts between the corporation and its stockholders on the one hand and the director’s constituency on the other. The Board believes that these potential conflicts create factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all stockholders. The present system of voting used by us and by most leading corporations prevents the stacking of votes behind special interest or potentially partisan directors. The present system thus promotes the election of a more effective Board in which each director represents and is accountable to stockholders as a whole.

The Board, in fact, has taken a number of steps in recent years to achieve greater accountability to stockholders, and it does not believe that cumulative voting enhances that accountability. The company’s directors are elected annually by a majority of the votes cast in uncontested elections. A director is required to tender his or her resignation to the Board if such director does not receive a majority of the votes cast. The Board’s Committee on Directors and Corporate Governance, which consists solely of non-management directors who qualify as independent under the New York Stock Exchange rules, will recommend to the full Board whether to accept the resignation or take other action. The Committee on Directors and Corporate Governance also recommends to the Board nominees for election as directors. This process helps ensure that the Board will continue to act independently and in the best interests of stockholders. The Committee on Directors and Corporate Governance will consider director candidates suggested by stockholders. The process by which stockholders may recommend director candidates is described on page 12 of this Proxy Statement.

For the foregoing reasons, the Board believes that directors should be elected by and accountable to all stockholders, not special interests holding a small percentage of the company’s stock who elect directors by cumulating their votes, and that the company’s current election process protects the best interests of all stockholders.

Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal.

ITEM 6—STOCKHOLDER PROPOSAL ON TRANSPARENCY IN ANIMAL RESEARCH

The proponent of this resolution is People for the Ethical Treatment of Animals of 1536 16th St. NW, Washington, DC 20036.

RESOLVED, to promote transparency and minimize the use of animals, the Board should issue an annual report to shareholders disclosing procedures to ensure proper animal care, as well as specific plans to promote alternatives to animal use.

Supporting Statement

Our Company posts a number of public policies on its website. Specific data regarding air emissions,1 water use,2 waste,3 energy,4 and transportation5 are reported, as are fines for safety violations, spills, and remediation investigations.6

In contrast, our Company’s animal testing policy is included in a random “product stewardship” list7 and provides no specific information, despite touting the virtues of reducing animal use. Other international companies provide detailed information such as animal use numbers and specific efforts to incorporate replacement methods.8

In the last three years, our Company used more than 20,000 animals in-house. This number includes more than 2,600 dogs and 3,400 primates. Nearly 12,500 of these animals were used in painful experiments—a staggering 62%.9

These figures do not include animals used in Bristol-Myers Squibb experiments in contract laboratories nor the vast numbers of animals who are most commonly used in experiments and, though not legally required to be counted, suffer as well.

Animals used in laboratory experiments experience pain, fear, and stress. They spend their lives in unnatural settings—caged and deprived of companionship—and are subjected to painful experiments. Undercover investigations have exposed atrocities at accredited institutions and footage shows animals being beaten, tormented, abused, and left to suffer from illness and injury without veterinary care.

Our Company’s animal testing policy states that “we evaluate each contractor animal care and use program….for conformance to published regulations and standards for the humane care, treatment and use of all animals.”

Yet in one contract laboratory used by our Company, Covance, Inc., an undercover investigator videotaped workers striking primates and throwing them against cages. Primates circled frantically in their cages, pulled out their hair, and chewed at their own flesh.10

In other instances, a primate became trapped in his cage bars, unable to reach food or water for days, while others suffered frostbite from inadequate weather protection. The government has cited and fined Covance for improper care and failure to provide pain relief to suffering animals.

Given that 92% of drugs deemed safe and effective when tested on animals fail in human clinical trials,11 our Company has an ethical and fiscal obligation to ensure that a minimum number of animals and the best science possible are used.

[1]	http://www.bms.com/sustainability/environmental_performance/Pages/greenhouse_gas_emisssions.aspx
[2]	http://www.bms.com/sustainability/environmental_performance/Pages/water_use.aspx
[3]	http://www.bms.com/sustainability/environmental_performance/Pages/waste.aspx
[4]	http://www.bms.com/sustainability/environmental_performance/Pages/energy_conservation.aspx
[5]	http://www.bms.com/sustainability/environmental_performance/Pages/transportation.aspx
[6]	http://www.bms.com/sustainability/environmental_performance/Pages/compliance_and_remediation.aspx
[7]	http://www.bms.com/sustainability/environmental_performance/Pages/product_stewardship.aspx
[8]	http://www.novonordisk.com/science/bioethics/animal_ethics.asp
[9]	http://www.aphis.usda.gov/animal_welfare/efoia/7023.shtml
[10]	www.covancecruelty.com
[11]	FDA Commissioner: http://www.fda.gov/oc/speeches/2006/fdateleconference0112.html

Our Company must incorporate recommendations from the National Academy of Sciences to use recent scientific advances to “transform toxicity testing from a system based on whole-animal testing to one founded primarily on in vitro [non-animal] methods.”12 These approaches will improve efficiency and reduce costs, and increase speed and predictivity to humans.

We urge shareholders FOR this socially and ethically important proposal.

Board of Directors’ Position

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board of Directors believes that the preparation of an additional report to stockholders as requested by the proponent would not be a good use of company resources. We are highly supportive of the principles of protecting the care and welfare of animals and fully recognize the fundamental ethical obligation to treat animals used in research responsibly. Furthermore, we are committed to reducing and replacing animals, where feasible.

At Bristol-Myers Squibb our mission is to discover, develop and deliver innovative medicines to patients with serious diseases such as cancer, diabetes, hepatitis and cardiovascular disease. We have both a legal and an ethical obligation to ensure the safety and efficacy of investigational new medicines prior to their use in humans. Regulatory agencies around the world, including the U.S. Food and Drug Administration, require investigational medicines be thoroughly evaluated before approving them for use in human clinical trials. At times, to ensure fulfillment of these obligations, research or testing methods that include the use of animals is required. As a result, testing with animals will continue to be a component of our research and development efforts.

Our sustainability report, available on our website at www.bms.com/sustainability, details our long-standing, highly regarded animal testing program that is committed to reducing reliance on animal testing methods, promoting the development, validation and use of non-animal tests, and providing the highest level of care when use of animals is required.

As stated in our sustainability report, it is our policy that our scientists always consider replacing the use of animals by other methods where possible, reducing the number of animals used and refining procedures to minimize impact to animals (also known as the 3Rs—replace, reduce and refine). To further promote that policy, the company confers an annual Animal Welfare Award to scientists who have implemented new scientific procedures that reduce, refine or replace animals used in our studies. We are committed to developing non-animal tests, and using them whenever possible. Over the past two decades we have moved from primarily animal based testing to a system that combines in silico, in vitro and in vivo approaches. We have supported development of alternatives to animal research both internally, as part of the discovery and development process, and externally with over one million dollars of funding to other institutions.

Employees involved in any aspect of our animal research program attend regular training to ensure that they are competent in the care of the animals and in the procedures required to complete the proposed work, that they are aware of the ethical issues involved in the use of animals, and that they demonstrate humane care, use and respect for all research animals. Disciplinary actions, up to and including termination, can be taken against employees that do not comply with our standards and procedures.

In addition, all of our procedures that involve the use and care of animals must comply with applicable governmental regulations and our internal corporate animal care and use directives. The company’s Animal Care and Use Committees are charged with reviewing and monitoring our procedures and each internal, external or contracted animal study protocol generated by any of our employees to ensure that animals are cared for in a way that meets our high standards. The

[12]	Toxicity Testing in the 21st Century: A Vision and a Strategy (NRC 2007)

committees also perform semi-annual facility inspections and program reviews to ensure that the animals are healthy and cared for appropriately. All of our facilities and programs involved with the care and use of animals are periodically subjected to rigorous inspection by company auditors and, to the extent applicable, government inspectors to ensure compliance with appropriate standards.

Our animal testing program integrates our firm commitment to reduce use of animals, to develop, where feasible, alternatives to animal use and to pursue humane care of the animals we use. The Board believes that the disclosures already contained in our sustainability report provide our stockholders with sufficient information to assess our animal testing program. Therefore, the Board believes that publishing an additional report to stockholders beyond what is already published in our sustainability report is unnecessary and would not be in the best interests of our stockholders.

Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” the proposal.

ITEM 7—STOCKHOLDER PROPOSAL ON SHAREHOLDER ACTION BY WRITTEN CONSENT

The proponent of this resolution is Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, New York 11021.

RESOLVED, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law). This includes written consent regarding issues that our board is not in favor of.

This proposal topic won majority shareholder support at 13 major companies in 2010. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

For some reason our company pushed the notion in 2011 that contacting all shareholders regarding written consent is somehow important for “shareholder democracy.” But it’s insanely expensive. Requiring all shareholder to be contacted basically deters all but the most aggressive and well-heeled – and the default Delaware process already contains a procedure for giving notice of an action to shareholders who did not give written consent to the action. In other words, Delaware’s own corporate law contemplates that not all shareholders will be contacted in a written consent solicitation.

Please encourage our board to respond positively to this proposal to support improved corporate governance and financial performance: Shareholder Action by Written Consent – Yes on 7.

Board of Directors’ Position

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that this proposal is not in the best interests of the stockholders because, unlike meetings of stockholders, action by written consent would disenfranchise certain stockholders by denying them the ability to vote or otherwise have a say on proposed stockholder actions. Action by written consent would enable the holders of just a majority of our outstanding shares to take action on a proposal without the benefit of hearing the views, questions and arguments of other stockholders or the company. In addition, action by written consent eliminates the need for advance notice to be given to stockholders about a proposed action, and therefore, certain stockholders may not be informed about the proposed action until after the action has already been taken. This would deny these stockholders the ability to determine whether to exercise their rights. The Board, therefore, believes that this proposal could adversely affect the conduct of stockholder business by resulting in our taking of an action that we otherwise would not have taken if all of our stockholders were afforded the opportunity to discuss, debate and vote on the matter.

The Board also believes that adoption of this proposal is unnecessary because the company is committed to high standards of corporate governance and has already taken a number of steps to achieve greater transparency and accountability to stockholders. These corporate governance practices and policies cover a wide range of matters and are described beginning on page 5 of this Proxy Statement under the heading “Corporate Governance and Board Matters.” Our Board continually reassesses our corporate governance practices to identify additional steps to further benefit our stockholders. In recent years, our Board recommended, and our stockholders approved, amendments to our Amended and Restated Certificate of Incorporation to eliminate all supermajority provisions applicable to common stockholders and to permit stockholders holding a minimum of 25% of our outstanding shares of common stock to call a special meeting of stockholders. Furthermore, the

Board’s Committee on Directors and Corporate Governance has created a process for stockholders to communicate directly with our non-management directors outside the annual meeting cycle, which is described on page 19 of this Proxy Statement under the heading “Communications with our Board of Directors.”

Permitting stockholder action by written consent has the potential to create substantial confusion and disruption, and the Board does not believe it is part of an appropriate corporate governance model for a widely-held public company. Multiple groups of stockholders would be able to solicit written consents at any time and as frequently as they choose on a range of special or self-interested issues. There also is the possibility that consent solicitations may conflict with one another, be duplicative, or not be in the best interests of the company or the stockholders as a whole. The written consent process that this proposal seeks to authorize can be cumbersome, time consuming, and may lead to a chaotic state of corporate affairs. The Board believes that holding meetings whereby all stockholders may discuss the proposed actions and vote their shares is the best way for stockholders to take action and helps to ensure the accuracy and completeness of information presented to stockholders to obtain their approval. The Board, therefore, believes that action by written consent is not in the best interests of the stockholders.

Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” the proposal.

OTHER MATTERS

Advance Notice Procedures

As set forth in our Bylaws, if you wish to propose any action, including the nomination of directors, at next year’s annual meeting, you must deliver notice to BMS containing certain information set forth in our Bylaws, not less than 90 but not more than 120 days before the anniversary of the prior year’s annual meeting. For our 2013 Annual Meeting, we must receive this notice between January 1, 2013 and January 31, 2013. These requirements are separate and distinct from the SEC requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement. For further information on how a stockholder may nominate a candidate to serve as a director, please see page 12.

Our Bylaws are available on our website at www.bms.com/ourcompany/governance. In addition, a copy of the Bylaw provisions discussed above may be obtained by writing to us at our principal executive offices, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, attention: Secretary.

2013 Stockholder Proposals

Stockholder proposals relating to our 2013 Annual Meeting of Stockholders must be received by us at our principal executive offices, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, attention: Secretary, no later than November 21, 2012. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored proxy materials. Stockholders are encouraged to contact the Office of the Corporate Secretary prior to submitting a stockholder proposal or any time they have a concern. At the direction of the Board of Directors, the Office of the Corporate Secretary acts as corporate governance liaison to stockholders.

*	Indicates, in this Proxy Statement, brand names of products, which are registered trademarks not owned by BMS or its subsidiaries. AVALIDE (known in the EU as APROVEL/KARVEA) is a trademark of Sanofi; and ABILIFY is a trademark of Otsuka Pharmaceutical Co., Ltd.

EXHIBIT A

Categorical Standards of Independence

The Board has adopted the following categorical standards for determining which relationships will be considered immaterial:

a)	an immediate family member of the director is or has been employed by the Company, provided that such family member is not, and has not been for at least a period of three years, an executive officer of the Company;

b)	more than three years has elapsed since: i) the director was employed by the Company; ii) an immediate family member of the director was employed by the Company as an executive officer; or iii) an executive officer of the Company was on the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer;

c)	the director, or an immediate family member of the director, received $120,000 or less in any year in direct compensation from the Company (other than director’s fees or compensation that was deferred for prior service with the Company);

d)	more than three years has elapsed since i) the director has been a partner with or employed by the Company’s independent auditor or ii) an immediate family member personally worked on the Company’s audit as a partner or employee of the Company’s independent auditor;

e)	the director has an immediate family member who i) is an employee of, but not a partner of, the independent auditor and ii) does not personally work on the Company’s audit;

f)	the director of the Company, or an immediate family member of a director, is a director, an executive officer or an employee of another company that makes payment to, or receives payment from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues;

g)	the director of the Company and/or an immediate family member of the director directly or indirectly owns, in the aggregate, 10% equity interest or less in another company that makes payment to, or receives payment from, the Company for property or services; and

h)	the director of the Company is a director or an executive officer of a charitable organization or non-profit organization, and the Company’s, or the Bristol-Myers Squibb Foundation’s discretionary charitable contributions to the organization, in aggregate, in any single fiscal year within the preceding three years, do not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues.

A-1

EXHIBIT B

BRISTOL-MYERS SQUIBB COMPANY

2012 STOCK AWARD AND INCENTIVE PLAN

1. Purpose. The purpose of this 2012 Stock Award and Incentive Plan (the “Plan”) is to aid Bristol-Myers Squibb Company, a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining and motivating employees, non-employee directors, and other service providers of the Company or its subsidiaries or affiliates, to provide for equitable and competitive benefit opportunities, to reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Acquisition Events” shall have the meaning specified in Section 9(d).

(b) “Annual Limit” shall have the meaning specified in Section 5(b).

(c) “Award” means any Option, SAR, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(d) “Beneficiary” means the person, persons, trust or trusts designated as being entitled to receive the benefits under a Participant’s Award upon and following a Participant’s death. Unless otherwise determined by the Committee, a Participant may designate a person, persons, trust or trusts as his or her Beneficiary, and in the absence of a designated Beneficiary the Participant’s Beneficiary shall be as specified in Section 11(b)(ii). Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” and related terms have the meanings specified in Section 9.

(g) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(h) “Committee” means the Compensation and Management Development Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (subject to applicable requirements of New York Stock Exchange rules and Code Section 162(m)), in which case the term “Committee” shall refer to the Board.

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(j) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(q).

(l) “Eligible Person” shall have the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall mean the last sale price of a share of stock before the 4 p.m. Eastern Time closing time (or equivalent earlier time for partial trading days) on that day or, if there was not trading on that day, on the last preceding day on which the Stock was traded, as reported on the composite tape for securities listed on the New York Stock Exchange. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise shall conform to applicable requirements under Code Section 409A.

(o) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A granted to or held by a person who is subject to United States federal income tax . “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options and SARs on terms that will qualify those Awards as 409A Awards, Options, and SARs are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(p) “Full-Value Award” means an Award relating to Stock other than (i) Options and SARs and (ii) Awards for which the Participant pays (at any time) a stated price specified in the Award for each share of Stock issued upon exercise of the Award at least equal to 100% of the Fair Market Value of the underlying Stock valued at the grant date, either directly or by forgoing a right to receive a cash payment from the Company.

(q) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(r) “Option” means a right to purchase Stock granted under Section 6(b).

(s) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(t) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.

(v) “Protected Period” shall have the meaning specified in Section 9(a).

(w) “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(x) “Retirement” means a Participant’s termination of employment with the Company or a subsidiary or affiliate in the following circumstances:

(i)	At or after the Participant’s 65th birthday; or

(ii)	At or after the later of the Participant’s 55th birthday or the date the Participant has completed ten years of service with the Company and/or its subsidiaries and affiliates; or

(iii)

Such termination is by the Company or a subsidiary or affiliate not for cause and is not voluntary on the part of the Participant, and, in addition, each of the following criteria is met: (A) Participant’s age plus years of service (rounded up to the next higher whole number) equals at least 70, (B) the Participant has completed at least ten years of service with the Company and/or its subsidiaries and affiliates, and (C) if the Participant is employed in the United States or Puerto Rico, the Participant has executed a general release and has agreed to be subject to covenants relating to noncompetition, nonsolicitation and other commitments for the protection of the Company’s business as then may be required by the Committee, and if the Participant is employed outside of the United States or Puerto Rico, the Participant has agreed to be subject to covenants relating to noncompetition, nonsolicitation and other commitments for the protection of the Company’s business as then may be required by the Committee and not otherwise prohibited by law.

(y) “Section 409A” shall have the meaning specified in Section 11(k)(i).

(z) “Stock” means the Company’s Common Stock, par value $0.10 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(aa) “Stock Units” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified period. Stock Units subject to a risk of forfeiture may be designated as “Restricted Stock Units” as provided in Section 6(e)(ii).

(bb) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

(cc) “2007 Plan” shall have the meaning specified in Section 4(a).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board or another committee of the Board may perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, as the Board may at any time direct.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to one or more officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) will not result in a related-

person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (iv) is permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, by the Company’s certificate of incorporation or by the Company’s bylaws, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided under Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the 2007 Stock Award and Incentive Plan (the “2007 Plan”), plus (ii) the number of shares subject to awards under the 2007 Plan that become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed 42 million shares; and provided further, that shares issuable in connection with awards of acquired businesses that are assumed or substituted for by Awards shall not count against the shares of Stock reserved under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the 2007 Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan or the 2007 Plan and will be available for Awards under the Plan; and (ii) shares that are withheld from such Award or award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such Award or award shall be deemed to constitute shares not delivered and will be available for Awards under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for substitute Awards granted in assumption of or in substitution for such outstanding awards in connection with such acquisition or combination transaction.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under the Plan intended to qualify as “performance-based compensation” under Code Section 162(m) up to his or her Annual Limit. A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal three million shares plus the amount of the Participant’s unused Annual Limit as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation § 1.162-27(e)(4)), an Eligible Person may not be granted Awards under the Plan authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit. For this purpose, a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal $6 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year which are subject to the annual share limitation described in this Section 5(b), and the Annual Limits are subject to Section 11(h)). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of a Full-Value Award.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the terms of the Award agreement. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)

Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock adjusted to give credit for any intrinsic (i.e., in-the-money) value of the predecessor award in accordance with applicable rules under FASB ASC Topic 718. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)	Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with a grant price per share of Stock adjusted to give credit for any intrinsic (i.e., in-the-money) value of the predecessor award in accordance with applicable rules under FASB ASC Topic 718. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company or violation of Code Section 409A.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon; provided, however, that the Committee may require mandatory reinvestment of dividends in additional Restricted Stock, may provide that no dividends will be paid on Restricted Stock or retained by the Participant, or may impose other restrictions on the rights attached to Restricted Stock.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. Unless otherwise determined by the Committee (except as limited below), Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. In addition, as a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms (including the risk of forfeiture) as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Stock Units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect in accordance with Code Section 409A to the extent applicable. The foregoing notwithstanding, all dividends relating to an Award of Restricted Stock subject to performance conditions shall remain forfeitable to the same extent as the underlying Award is forfeitable due to failure to achieve the specified performance condition.

(e) Stock Units. The Committee is authorized to grant Stock Units to Participants, subject to the following terms and conditions:

(i)	Award and Restrictions. Issuance of Stock will occur upon expiration of the holding period specified for the Stock Units by the Committee (or, if permitted by the Committee and compliant with Code Section 409A to the extent applicable, at the end of any additional deferral period elected by the Participant). In addition, Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the holding period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Stock Units may be settled by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable holding or deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Stock Units), all Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units will lapse in whole or in part, including in the event of terminations resulting from specified causes. Stock Units subject to a risk of forfeiture shall be designated as “Restricted Stock Units” unless otherwise determined by the Committee.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee and subject to Section 6(g), Dividend Equivalents on the specified number of shares of Stock underlying Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Stock Units, either as a cash deferral or as a number of additional Stock Units with a value equal to the value of the Dividend Equivalents or with such value otherwise deemed reinvested in additional Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect; provided, however, that the Committee may provide that no Dividend Equivalents will be paid on a given Award of Stock Units.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee, provided that no Stock or other Award shall be granted in lieu of any obligation of the Company, subsidiary or affiliate where such obligation is or relates to a 409A Award or otherwise constitutes deferred compensation subject to Code Section 409A.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. All dividend equivalents relating to a Performance Award or other Award subject to performance conditions shall remain forfeitable to the same extent as the underlying Award is forfeitable due to failure to achieve the specified performance condition.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards.

(a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)

Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: Net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance at or above a specified level of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-created models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions and control of interest expense; stockholder equity; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures, market penetration, total market capitalization, business retention, new product generation, geographic business expansion goals, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the relevant performance of one or more comparable companies or indicators of performance relevant to other companies, or an index covering multiple companies. The Committee may also exclude charges or items from the measurement of performance in respect of these business criteria, including those relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Performance Goals may be particular to a Participant, the Company as a whole or a division, subsidiary, product line or other business segment, business unit or function of the Company or a division or subsidiary of the Company. The Committee may specify that a performance goal will incorporate additional business criteria (including business criteria not specified herein) as a condition to the earning of all or a portion of a Performance Award, so long as the performance goal incorporates at least one of the business criteria specified above and the failure to achieve a specified level of performance with respect to that business criteria will result in forfeiture of the Performance Award.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time twenty-five percent (25%) of such performance period has elapsed.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized based on the level of achievement of the performance goal specified under this Section 7(b) and may not otherwise waive the requirement that the performance goal be achieved (except in the event of death or disability or other special circumstances that will not result in loss of tax deductibility with respect to the Award). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m) and do not cause a Non-409A Award to become subject to Code Section 409A or, as to a 409A Award, cause it to violate Code Section 409A. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award, and a substitution or exchange relating to any Award must comply with requirements under Code Section 409A; and provided further, that a substitution or exchange will be subject to the restrictions relating to a “repricing” under Section 11(e). Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award. Any transaction otherwise authorized under this Section 8(a) remains subject to the restriction on repricing under Section 11(e).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash,

Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Section 11(k). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Code Section 409A(a)(2)(B)(ii).

9. Change in Control.

(a) Effect of “Change in Control.” In the event that there occurs a Change in Control of the Company, if the Participant’s employment with the Company and its subsidiaries and affiliates terminates in an event constituting a “Qualifying Termination” (as defined in Section 9(c)) during the Protected Period the following provisions shall apply to the Participant’s Awards upon such Qualifying Termination, unless otherwise provided by the Committee in the Award document (in language specifically negating the effect of this Section 9(a) if the effect of such language is to restrict the Participant’s rights hereunder):

(i)	In the case of an Award other than a Performance Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of the Participant’s Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the time of the Participant’s Qualifying Termination, and all deferral of settlement and similar restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of such Qualifying Termination without regard to deferral conditions, subject to Section 11(k) (including any applicable six-month delay or other delay in distribution) and subject to applicable restrictions set forth in Section 11(a).

(ii)	In the case of a Performance Award, an amount equal to the pro rata portion of the Performance Award (or award opportunity relating thereto) for any performance period that was in effect at the time of the Participant’s Qualifying Termination, shall be deemed earned as of the date of the Qualifying Termination, calculated as to each such Performance Award assuming that any performance goal or measurement will have been achieved (for the entire performance period) at the target level, except that any portion of the Performance Award based on performance measured over a period that has been completed at or before the date of the Qualifying Termination shall be deemed earned based on actual performance for such period; provided, however, any additional forfeiture conditions in the nature of a “clawback” applicable to the Performance Award shall continue to apply to any payment under this Section 9(a)(ii), and shall be deemed the Participant’s covenants to be performed following the Qualifying Termination. For purposes of this Section 9(a)(ii), the pro rata portion shall be determined based on the proportion of the performance period elapsed from the beginning of such period until the date of the Qualifying Termination, and any service, vesting or other non-performance requirement relating to such Award, including a service period that would have extended after the performance period, will be deemed met. The Performance Award will then be settled in accordance with the terms of the Award, subject to Section 11(k). Any portion of a Performance Award in excess of the pro rata portion shall be cancelled, unless otherwise determined by the Committee. Any distribution hereunder shall be subject to Section 11(k) (including any applicable six-month delay in distribution) and subject to applicable restrictions set forth in Section 11(a).

(iii)	Awards subject to accelerated vesting and/or settlement under this Section 9(a) may be settled in cash, if and to the extent authorized by the Committee.

The Company and any successor that has assumed an Award in connection with a Change in Control must acknowledge and agree to be bound by the provisions hereof during the Protected Period following the Change in Control in a legally binding agreement with the Participant. For purposes of this Section 9(a), the “Protected Period” means the two-year period following the Change in Control, or such other period specified by the Committee in a Participant’s Change-in-Control Agreement or Change-in-Control Plan, as applicable, or such other specific period (not less than one year) specified by the Committee at the time of grant of a Participant’s Award in the resolutions authorizing the grant of such Award.

(b) Definition of “Change in Control.” “Change in Control” means the occurrence of any one of the following events after the Effective Date:

(i)	Any “Person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportions as their ownership of stock of the Company) shall have become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the then outstanding common shares of the Company;

(ii)	The consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty one percent (51%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, (unless any Person shall have become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of voting securities representing thirty percent (30%) or more of such combined voting power), or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(iii)	Following the approval by the stockholders of the Company of a plan of complete liquidation of the Company, the date upon which a substantial step in implementation of the plan is initiated;

(iv)	Upon the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; and

(v)	The date there shall have been a change in the composition of the Board of Directors of the Company within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved.

(c) Qualifying Termination. For purposes of this Section 9, a “Qualifying Termination” shall be deemed to have occurred under the following circumstances:

(i)

A Company-initiated termination for reasons other than willful misconduct, activity deemed detrimental to the interests of the Company, or disability, provided that (A) if the Participant is located in the United States or Puerto Rico, the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company, and (B) if the Participant is employed outside of the United States or Puerto Rico, the Participant executes, where applicable and not otherwise prohibited by law, a non-solicitation and/or non-compete agreement with the Company.

(ii)	The Participant resigns with good reason, for which purpose “good reason” means (A) a substantial adverse alteration in the nature or status of the Participant’s responsibilities, (B) a material reduction in the Participant’s base salary and/or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or, (C) the Company requiring the Participant to relocate to a work location more than 50 miles from his/her work location prior to the Change in Control.

(iii)	For purposes of Section 9(c)(ii), the following additional provisions apply:

(A)	The term “substantial” relating to the adverse alteration in the nature or status of Participant’s responsibilities under (ii)(A) above means “material” within the meaning of Treasury Regulation § 1.409A-1(n); and

(B)	An event that would otherwise constitute good reason hereunder shall not constitute good reason (1) if the Participant fails to provide notice to the Company of the circumstances constituting good reason within 90 days after Participant first became aware of such event and at least 30 days before Participant’s termination for good reason, (2) if the Participant fails to provide a notice of termination to the Company, with such notice specifying a termination date not more than 90 days after the notice is provided to the Company and a termination date not more than 120 days following the date the Participant first became aware (or reasonably should have become aware) of the occurrence of circumstances constituting good reason, or (3) if the Company has fully corrected the circumstance that constitutes good reason within 30 days of receipt of notice under clause (i) above.

A Participant’s death or voluntary resignation without good reason will not constitute a Qualifying Termination.

(d) Termination of Awards Upon Acquisition Events. In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding common shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets to such a person, entity or group of persons and/or entities (together, “Acquisition Events”), then the Company may, by action of the Committee, terminate any outstanding Award, effective as of the date of the Acquisition Event. In such case, the Company shall deliver notice of termination of each Award to each affected Participant at least 30 days before the date of the Acquisition Event, and at the consummation of the Acquisition Event each then outstanding Award shall be automatically exercised and/or settled by payment of the per-share consideration to be received by stockholders less any applicable exercise price or similar payment obligation or deduction under the terms of the Award for each share subject to the Award, provided that (i) if the net amount payable is zero or less the Award will be terminated without payment; and (ii) the affected Awards shall be deemed to be fully vested, except that Awards subject to performance conditions will be deemed earned on a pro rata basis as provided under Section 9(a)(ii), treating the Participant as though he or she had a Qualifying Termination at the date of the Acquisition Event.

10. Additional Award Forfeiture Provisions; Clawbacks.

(a) The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award or to retain cash, Stock, other Awards, or other property acquired in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company and its subsidiaries and affiliates from harmful actions of the Participant, including but not limited to conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company. Accordingly, an Award may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.

(b) Notwithstanding any provisions in this Plan or any Award agreement to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of Stock relating to Awards), whether in the form of cash or otherwise, shall be subject to a “clawback” to the extent necessary to comply with the requirements of any applicable law, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002, or any regulations promulgated thereunder.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal, state or foreign law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries.

(i)

No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that, during a Participant’s lifetime, Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more of the following: (A) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren parents, grandparents or siblings, (B) a trust for the benefit of one or more of the Participant or the persons referred to in clause (A), (C) a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clause (A) are the only partners, members or shareholders, or (D) for charitable donations; and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent (x) such transfers are permitted by the Committee, (y) the Committee has determined that there will be no transfer of the Award to a third party for value, and (z) such transfers otherwise comply with such other terms and conditions as the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933, as amended, specified by the Securities and Exchange Commission).

(ii)	If a Participant has died and then or thereafter a payment or benefit becomes distributable under an Award, such payment or benefit will be distributed to the Participant’s Beneficiary; provided, however, that a person or trust will be deemed a Beneficiary only if it is surviving on the date of death of the Participant and if the Participant has designated such person or trust as a Beneficiary in his or her most recent written and duly filed Beneficiary designation (i.e., any new Beneficiary designation under the Plan cancels a previously filed Beneficiary designation). If no Beneficiary is living (or in existence) at the time of Participant’s death, any subsequent payment or benefit will be distributable to the person or persons in the first of the following classes of successive preference:

(A) Surviving spouse, if any,

(B) Surviving children, equally

(C) Surviving parents, equally

(D) Surviving brothers and sisters, equally

(E) Executors or administrators;

and the term “Beneficiary” as used in the Plan shall include such person or persons. This provision applies to payments and benefits distributable upon vesting or after expiration of any mandatory or elective deferral period, and also to the right to exercise any option or SAR during any period in which the Award is outstanding and exercisable. Notwithstanding the foregoing, in the absence of a Beneficiary validly designated under the Plan and applicable law who is living (or in existence) at the time of death of a Participant, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(iii)	A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option, and (v) performance goals based on per-share measures of performance (in all cases subject to Sections

11(k) and 11(l)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authorization (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (iii) would cause a Non-409Award to become subject to Code Section 409A or, as to a 409A Award, would cause it to violate Code Section 409A. In furtherance of the foregoing, in the event of an “equity restructuring” as defined in FASB ASC Topic 718 which affects the Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award which shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement.

(d) Tax Provisions.

(i)	Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(iv)	No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including without limitation Section 11(k), and the Company will have no liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities and may engage in such activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend the Plan if and to the extent that its actions are within the scope of the Committee’s authority, and subject to all other requirements that would apply if the amendment were adopted by the Board. The Committee is authorized to amend outstanding awards, except as limited by the Plan. Except as provided in Section 11(a) above, the Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•

Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c). With regard to other terms of Awards, the authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f). The foregoing notwithstanding, no setoff is permitted against a 409A Award except at the time of distribution pursuant to such 409A Award and, if so required by Code Section 409A, may not apply to any obligation of the Participant that arose more than 30 days before the date of distribution.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for Federal income tax purposes (except in the case of Restricted Stock). With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall not adversely affect the status of the Plan and any Award as unfunded for Federal income tax purposes unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined and expressly provided by the Committee. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A Notwithstanding any provision of the Plan or an Award to the contrary:

(i)	409A Awards and Deferrals. The terms of any 409A Award, including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Code Section 409A, including final regulations and administrative guidance issued thereunder (“Section 409A”), and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Section 409A and the regulations and guidance issued thereunder. The following rules will apply to 409A Awards:

(A)	Elections. If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A and Exhibit A hereto;

(B)	RESERVED;

(C)	Exercise and Distribution. Except as provided in Section 11(k)(i)(D) hereof, no 409A Award shall be exercisable (if the exercise would result in a distribution) or otherwise distributable to a Participant (or his or her beneficiary) except upon the occurrence of one of the following (or a date related to the occurrence of one of the following), which must be specified in a written document governing such 409A Award and otherwise meet the requirements of Treasury Regulation § 1.409A-3:

(1)	Specified Time. Occurrence of a specified time or a fixed schedule;

(2)	Separation from Service. The Participant’s separation from service as defined in Code Section 409A; provided, however, that if the Participant is a “specified employee” as defined in Code Section 409A, settlement under this Section 11(k)(i)(C) shall instead occur at the expiration of the six-month period required under Code Section 409A(a)(2)(B)(i). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period. With respect to any 409A Award, a reference in any agreement or other governing document to a “termination of employment” which triggers a distribution shall be deemed to mean a “separation from service” within the meaning of Code Section 409A;

(3)

Death. Upon the death of a Participant, payment shall occur in the calendar year in which falls the 30th day after death unless a specific time otherwise is stated for payment of a 409A Award upon death;

(4)	Disability. The date the Participant has experienced a 409A Disability (as defined below); and

(5)	409A Ownership/Control Change. The occurrence of a 409A Ownership/Control Change (as defined below).

(D)	No Acceleration. The exercise or distribution of a 409A Award may not be accelerated prior to the time specified in accordance with Section 11(k)(i)(C) hereof, except in the case of one of the following events:

(1)

Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency, as defined below, but only if the net amount payable upon such settlement does not exceed the amounts necessary to relieve such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the settlement, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Upon a finding that an Unforeseeable Emergency has occurred with respect to a Participant, any election of the Participant to defer compensation that will be earned in whole or part by services in the year in which the emergency occurred or is found to continue will be immediately cancelled.

(2)	Conflicts of Interest. If and as necessary to comply with an ethics agreement with the Federal government or to comply with a Federal, state, local or foreign ethics law or conflict of interest law in compliance with Treasury Regulation § 1.409A-3(j)(4)(iii).

(3)	409A Ownership/Control Change. Upon a 409A Ownership/Control Change, termination of the Plan upon or within 12 months after a 409A Ownership/Control Change, or otherwise to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(ix), or in any other circumstance permitted under Treasury Regulation § 1.409A-3(j)(4).

(E)	Definitions. For purposes of this Section 11(k), the following terms shall be defined as set forth below:

(1)	“409A Ownership/Control Change” shall be deemed to have occurred if, in connection with any event otherwise defined as a change in control under any applicable Company document, there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation § 1.409A-3(i)(5).

(2)	“409A Disability” means an event which results in the Participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii), by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries.

(3)	“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and otherwise meeting the definition set forth in Treasury Regulation § 1.409A-3(i)(3).

(F)	Time of Distribution. In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made within 60 days after the date at which the settlement of the Award is specified to occur, subject to the following special rules:

(1)	The Participant shall have no influence (other than permitted deferral elections) on any determination as to the tax year in which the distribution will be made during any period in which a distribution may be made;

(2)

In the event of a Qualifying Termination more than two years after a Change in Control, in the case of a 409A Award if, upon a termination, the applicable terms of the Award would have provided for a distribution at a different time(s) than the time(s) of distribution specified for the Qualifying Termination, the applicable terms of the Award shall take precedence so that the distribution shall occur at the time(s) specified for a pre-Change in Control separation from service (but any acceleration of the lapse of risk of forfeiture resulting from the Qualifying Termination shall still apply);

(3)	In the event that (i) a Participant incurs a Disability (ii) the terms of an Award provide that termination of employment triggering a distribution will not occur until the end of a specified Disability period, and (iii) the Participant’s circumstances constitute a “separation from service” under Treasury Regulation § 1.409A-1(h), then the Participant will be deemed to have had a “separation from service” at the relevant time rather than at the end of the Disability period, but the Participant’s rights and benefits will be determined in a manner that does not impair the value of such rights and benefits if the separation from service were deemed to occur at the end of the specified Disability period.

(G)	Determination of “Specified Employee.” Status of a Participant as a “specified employee” shall be determined annually under the Company’s administrative procedure for such determination for purposes of all plans subject to Code Section 409A.

(H)	Non-Transferability. The provisions of Section 11(b) notwithstanding, no 409A Award or right relating thereto shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s Beneficiary.

(I)	409A Rules Do Not Constitute Waiver of Other Restrictions. The rules applicable to 409A Awards under this Section 11(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan.

(ii)	Rules Applicable to Certain Participants Transferred to Affiliates. For purposes of determining eligibility for grants of Non-409A Options/SARs or a separation from service by any Participant (where the use of the following modified definition is based upon legitimate business criteria), in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

(iii)	Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed, and if a determination is to be made promptly following the end of a performance year (as in the case of performance shares) then the determination of the level of achievement of performance and the distribution shall be made between January 1 and March 15 of the year following such performance year. In all cases, the Participant shall have no influence (aside from any permitted deferral election) on any determination as to the tax year in which the distribution will be made.

(iv)	Limitation on Adjustments. Any adjustment under Section 11(c) shall be implemented in a way that complies with applicable requirements under Code Section 409A so that Non- 409A Option/SARs do not, due to the adjustment, become 409A Awards, and otherwise so that no adverse consequences under Code Section 409A result to Participants.

(v)	Release or Other Termination Agreement. If the Company requires a Participant to execute a release, non-competition, or other agreement as a condition to receipt of a payment upon or following a separation from service, the Company will supply to the Participant a form of such release or other agreement not later than the date of the Participant’s separation from service, which must be returned within the time period required by law (or ten business days if no legally mandated period applies) and must not be revoked by the Participant within the applicable time period (if any) in order for Participant to satisfy any such condition. If any amount payable during a fixed period following separation from service is subject to such a requirement and the fixed period could begin in one year and end in the next, payment shall be made or commenced to be made in the next year regardless of when the Participant returns the release or other agreement.

(vi)	Special Disability Provision. In case of a Disability of a Participant, (A) for any Award or portion thereof that constitutes a short-term deferral for purposes of Code Section 409A, the Company shall determine whether the Participant’s circumstances are such that the Participant will not return to service, in which case such Disability will be treated as a termination of employment for purposes of determining the time of payment of such award or portion thereof then subject only to service-based vesting, and (B) for any Award or portion thereof that constitutes a 409A Award, the Company shall determine whether there has occurred a “separation from service” as defined under Treasury Regulation § 1.409A-1(h) based on Participant’s circumstances, in which case such Disability will be treated as a separation from service for purposes of determining the time of payment of such award or portion thereof then subject only to service-based vesting. In each case, the Participant shall be accorded the benefit of vesting that would result in the case of Disability in the absence of this provision, so that the operation of this provision, intended to comply with Code Section 409A, will not disadvantage the Participant. The Company’s determination hereunder will be made initially within 30 days after the Disability and each March and December thereafter.

(vii)	Scope and Application of this Provision. For purposes of this Section 11(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

(l) Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for Awards that constitute “share-based payment arrangements” under FASB ASC Topic 718, the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the inception of the arrangement, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under FASB ASC Topic 718, in an Award inadvertently being classified as a “liability” or a measurement date other than the date of inception of the arrangement, if the Committee was not specifically aware of such accounting consequence at the time such Award was approved, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 11(e) of the Plan. This provision shall cease to be effective if and at such time as the Company is no longer accounting for equity compensation under FASB ASC Topic 718.

(m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States. Other provisions of the Plan to the contrary notwithstanding, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws and customary business practices in other countries in which the Company and its subsidiaries and affiliates operate or have employees, the Committee shall have the power and authority to (i) determine which Participants employed outside the United States or subject to non-United States tax, securities or other laws are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to or held by such Participants, (iii) establish subplans, modify exercise procedures and other terms and procedures relating to Awards granted or held by such Participants to the extent such actions may be necessary or advisable, and (iv) take such other actions as the Committee may deem necessary or appropriate to accommodate the specific requirements of local laws, procedures, and practices and ensure that the value and other benefits of an Award to such a Participant, as affected by foreign tax laws and other applicable restrictions, shall be comparable to the value of such an Award to a Participant who is resident or employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or SAR is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

(p) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(q) Plan Effective Date and Termination. The Plan will become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders, provided that the total vote cast on the proposal represents over fifty percent (50%) in interest of all securities entitled to vote on the proposal. The date of such stockholder approval will be the Effective Date. Upon such approval of the Plan by the stockholders of the Company, no further awards will be granted under the 2007 Plan, but any outstanding awards under that plan will continue in accordance with their terms. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan (except that, for Awards under Section 7(b), such authority will terminate earlier at the date five years after the latest stockholder approval of the business criteria for such Awards under Section 7(b)(ii)), and the Plan will remain in effect until such time as the Company has no further rights or obligations with respect to outstanding Awards or otherwise under the Plan.

Exhibit A

Deferral Election Rules

If a participant in a plan, program or other compensatory arrangement (a “plan”) of Bristol-Myers Squibb Company (the “Company”) is permitted to make an election resulting in the deferral of compensation as defined by Section 409A of the Internal Revenue Code (the “Code”), which with regulations and administrative guidance, is referred to as “Section 409A,” any such election must be received by the Company prior to the date specified by or at the direction of the administrator of such plan (the “Administrator”). For purposes of compliance with Code Section 409A, and notwithstanding any provision of such plan to the contrary, any such election to defer shall be subject to the rules set forth below, subject to any additional restrictions as may be specified by the Administrator. Under no circumstances may a participant elect to defer compensation to which he or she has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

(1)	Initial Deferral Elections. Any initial election to defer compensation (including the election as to the type and amount of compensation to be deferred and the time and manner of settlement of the right to payment) must be made (and shall be irrevocable) no later than December 31 of the year before the participant’s services are performed which services will result in the earning of the compensation, except as follows:

•	Initial deferral elections with respect to compensation that, absent the election, constitutes a short-term deferral may be made in accordance with Treasury Regulation § 1.409A-2(a)(4) and (b);

•

Initial deferral elections with respect to compensation that remains subject to a requirement that the participant provide services for at least 12 months (a “forfeitable right” under Treasury Regulation § 1.409A-2(a)(5)) may be made on or before the 30th day after the participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months before the earliest date at which the forfeiture condition could lapse and otherwise in compliance with Treasury Regulation § 1.409A-2(a)(5);

•

Initial deferral elections by a participant in his or her first year of eligibility may be made within 30 days after the date the participant becomes eligible to participate in the applicable plan, with respect to compensation paid for services to be performed after the election and in compliance with Treasury Regulation § 1.409A-2(a)((7);

•

Initial deferral elections by a participant with respect to performance-based compensation (as defined under Treasury Regulation § 1.409A-1(e)) may be made on or before the date that is six months before the end of the performance period, provided that (i) the participant was employed continuously from either the beginning of the performance period or the later date on which the performance goal was established, (ii) the election to defer is made before such compensation has become readily ascertainable (i.e., substantially certain to be paid), (iii) the performance period is at least 12 months in length and the performance goal was established no later than 90 days after the commencement of the service period to which the performance goal relates, (iv) the performance-based compensation is not payable in the absence of performance except due to death, disability, a 409A Ownership/Control Change (as defined in Section 11(k) of the 2012 Stock Award and Incentive Plan) or as otherwise permitted under Treasury Regulation § 1.409A-1(e), and (v) this initial deferral election must in any event comply with Treasury Regulation § 1.409A-2(a)(8);

•	Initial deferral elections resulting in Company matching contributions may be made in compliance with Treasury Regulation § 1.409A-2(a)(9);

•	Initial deferral elections may be made to the fullest permitted under other applicable provisions of Treasury Regulation § 1.409A-2(a); and

(2)	Further Deferral Elections. The foregoing notwithstanding, for any election to further defer an amount that is deemed to be a deferral of compensation subject to Code Section 409A (to the extent permitted under Company plans, programs and arrangements), any further deferral election made under the plan shall be subject to the following:

•	The further deferral election will not take effect until at least 12 months after the date on which the election is made;

•

If the election relates to a distribution event other than a Disability (as defined in Treasury Regulation § 1.409A-3(i)(4)), death, or Unforeseeable Emergency (as defined in Treasury Regulation § 1.409A- 3(i)(3)), the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid), to the extent required under Treasury Regulation § 1.409A-2(b);

•

The requirement that the further deferral election be made at least 12 months before the original deferral amount would be first payable may not be waived by the Administrator, and shall apply to a payment at a specified time or pursuant to a fixed schedule (and in the case of a life annuity or installment payments treated as a single payment, 12 months before the date that the first amount was scheduled to be paid);

•	The further deferral election shall be irrevocable when filed with the Company; and

•	The further deferral election otherwise shall comply with the applicable requirements of Treasury Regulation § 1.409A-2(b).

DIRECTIONS TO OUR PLAINSBORO OFFICE AT

777 SCUDDERS MILL ROAD

PLAINSBORO, NJ 08536

By Car:

From New York:

Take the Lincoln Tunnel.

Take the New Jersey Turnpike South/Newark Exit.

Exit Left onto I-95 South.

Merge onto NJ-18 North Via Exit 9 toward US-1/New Brunswick/Princeton.

Merge onto US-1 South toward Trenton.

Take ramp onto Scudders Mill Rd.

Our offices are approximately 1 1/2 mile on the left side of the road.

From Philadelphia:

Take I-95 North.

Merge onto US-1 North via Exit 67A toward New Brunswick.

Turn Slight Right onto Scudders Mill Road.

Our offices are approximately 1 1/2 mile on the left side of the road.

By Train:

New Jersey Transit and Amtrak train service is available to Princeton Junction, New Jersey. Our Plainsboro office is approximately a 10 minute car drive from the station.

Parking:

Free parking for stockholders attending the 2012 Annual Meeting is available. Please go directly to the parking area reserved for stockholders.

Y O U R        V O T E        I S        I M P O R T A N T

P L E A S E        V O T E        Y O U R        P R O XY

P.O. BOX 4000 PRINCETON, NJ 08540

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, either on (i) Thursday, April 26, 2012 for shares in employee benefit plans or (ii) Monday, April 30, 2012 for all other shares. Have your proxy card in hand when you access the website and follow the instructions to vote the shares.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Bristol-Myers Squibb Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, either on (i) Thursday, April 26, 2012 for shares in employee benefit plans or (ii) Monday, April 30, 2012 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bristol-Myers Squibb Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We recommend you mail your proxy by April 23, 2012 to ensure timely receipt of your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42122-P20658-Z57165	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BRISTOL-MYERS SQUIBB COMPANY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH DIRECTOR UNDER ITEM 1.			For	Against	Abstain
1.	Election of Directors
Nominees:
	1A)	L. Andreotti	☐	☐	☐

	1B)	L. B. Campbell	☐	☐	☐

	1C)	J. M. Cornelius	☐	☐	☐

	1D)	L. J. Freeh	☐	☐	☐

	1E)	L. H. Glimcher, M.D.	☐	☐	☐

	1F)	M. Grobstein	☐	☐	☐

	1G)	A. J. Lacy	☐	☐	☐

	1H)	V. L. Sato, Ph.D.	☐	☐	☐

	1I)	E. Sigal, M.D., Ph.D.	☐	☐	☐

	1J)	G.L. Storch	☐	☐	☐

	1K)	T. D. West, Jr.	☐	☐	☐

	1L)	R. S. Williams, M.D.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

		For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 2, 3 AND 4.
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers	☐	☐	☐

4.	Proposal on the Approval of the 2012 Stock Award and Incentive Plan	☐	☐	☐

		For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5, 6 AND 7.
5.	Cumulative Voting	☐	☐	☐

6.	Transparency in Animal Research	☐	☐	☐

7.	Shareholder Action by Written Consent	☐	☐	☐

Note: Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ADMISSION TICKET

2012 Annual Meeting of Stockholders

Tuesday, May 1, 2012

10:00 A.M.

Bristol-Myers Squibb Company

777 Scudders Mill Road

Plainsboro, New Jersey

PHOTO IDENTIFICATION WILL BE REQUIRED

This is your admission ticket to the meeting.

This ticket admits only the stockholder(s) listed on the reverse side of this card and is not transferable.

Bristol-Myers Squibb Company is located at 777 Scudders Mill Road, Plainsboro, New Jersey.

Directions to the facility can be found on the inside back cover of the Proxy Statement or you can call the company at 609-897-2000.

Free parking for stockholders attending the 2012 Annual Meeting is available at Bristol-Myers Squibb.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting:

The Notice of 2012 Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2012.

The undersigned hereby appoints Lamberto Andreotti, Charles A. Bancroft, and Sandra Leung, and each of them proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the company to be held at Bristol-Myers Squibb Company, 777 Scudders Mill Road, Plainsboro, New Jersey, on May 1, 2012 at 10:00 A.M., and at any adjournments or postponements thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy also provides voting instructions for shares held by the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan, and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program, and directs such Trustee to vote at the Annual Meeting all of the shares of common stock of Bristol-Myers Squibb Company which are allocated to the undersigned’s employee plan account in the manner directed on the reverse side of this card. If no direction is given or if direction is received after April 26, 2012, the Trustee will vote the shares in the same proportion as to which it has received instructions.

When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Items 1, 2, 3 and 4, and AGAINST Items 5, 6 and 7. The full text of the items and the position of the Board of Directors on each appear in the Proxy Statement and should be reviewed prior to voting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)